As filed with the Securities and Exchange Commission on February 12, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FRANKLIN FINANCIAL NETWORK, INC.

(Exact name of registrant as specified in its charter)

Tennessee	6022	20-8839445
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

722 Columbia Avenue

Franklin, Tennessee 37064

(615) 236-2265

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard E. Herrington

Chief Executive Officer

Franklin Financial Network, Inc.

722 Columbia Avenue

Franklin, Tennessee 37064

(615) 236-2265

(Name, address, including zip code, and telephone number, including area code of agent for service)

Copies to:

Steven J. Eisen, Esq. Mark L. Miller, Esq. Lori B. Metrock, Esq. Baker, Donelson, Bearman, Caldwell & Berkowitz, PC 211 Commerce Street, Suite 800 Nashville, Tennessee 37201 (615) 726-5600	Adam G. Smith, Esq. Butler Snow LLP 150 3rd Avenue South, Suite 1600 Nashville, Tennessee 37201 (615) 651-6700

Approximate date of commencement of the proposed sale of the securities to the public:

As soon as practicable after the effectiveness of this registration statement and the satisfaction or waiver of all other conditions to the merger described in the proxy statement/prospectus.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated file, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “non-accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee(1)(2)
Common Stock, no par value per share	(1)(2)	(1)(2)	$20,717,656.68	$2,086.27

(1)	This Registration Statement relates to the common stock of the Registrant issuable to holders of common stock of Civic Bank & Trust (“Civic”) in connection with the proposed merger of Civic into the Registrant. Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(f)(2) of the Securities Act of 1933 (the “Securities Act”) by multiplying $7.89, the book value per share of Civic common stock as of December 31, 2015, by 2,625,812 shares, the maximum number of shares of Civic common stock to be acquired by the Registrant in the merger described herein. Pursuant to Rule 416, this Registration Statement also covers an indeterminate number of shares as may become issuable as a result of stock splits, stock dividends, or similar transactions.
(2)	Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $100.70 per $1,000,000 of the proposed maximum aggregate offering price.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

PROPOSED MERGER OF

FRANKLIN FINANCIAL NETWORK, INC. AND FRANKLIN SYNERGY BANK

AND

CIVIC BANK & TRUST

On behalf of the boards of directors of Franklin Financial Network, Inc. (“FFN” or the “Corporation”), Franklin Synergy Bank (“FSB” or the “Bank”) and Civic Bank & Trust (“Civic”), we are pleased to deliver our proxy statement/prospectus for a merger involving FSB and Civic, with FSB as the surviving Tennessee banking corporation (the “merger”).

The boards of directors of FFN, FSB and Civic have each approved the merger of Civic with and into FSB. If the merger is completed, (1) all outstanding shares of common stock of Civic will be exchanged for that number of shares of common stock of FFN with an aggregate value of $28,625,000, calculated by dividing this aggregate value by the FFN Market Price (defined below) (such number of shares obtained by this calculation, the “FFN Share Number”); and (2) each option to purchase a share of common stock of Civic will be converted into an option to purchase a share of common stock of FFN multiplied by the Exchange Ratio (defined below), and the exercise price of the resulting option will become the exercise price of such option to purchase a share of Civic common stock divided by the Exchange Ratio. The “Exchange Ratio” will be the quotient obtained by dividing the FFN Share Number by the number of shares of Civic’s common stock outstanding on the effective date of the merger. The “FFN Market Price” will be equal to the volume weighted average closing price of FFN’s common stock for the 20 consecutive trading days ending on and including the 10th trading day preceding the effective date of the merger; however, the above notwithstanding, the market value per share of FFN’s common stock used to determine the FFN Share Number will be no more than $29.50 per share, and no less than $26.50 per share. In lieu of the issuance of any fractional shares of FFN common stock, FFN will pay to each former Civic shareholder who would otherwise be entitled to receive such fractional share an amount in cash determined by multiplying (i) the FFN Market Price by (ii) the fraction of a share (rounded to the nearest thousandth when expressed in decimal form) of FFN common stock to which such holder would otherwise be entitled to receive. The exact number of shares of common stock FFN will issue in the merger will not be determined until the closing of the merger but will be no fewer than 970,338 shares and no more than 1,080,188 shares. If the merger had closed on December 31, 2015, FFN would have issued 970,338 shares of common stock. Following completion of the merger, Civic shareholders will own approximately 9% of the combined company.

The following table illustrates the calculation of the FFN Share Number, Exchange Ratio and pro forma ownership of common stock of the combined company by Civic shareholders following the merger using the maximum FFN Market Price of $29.50 and the minimum FFN Market Price of $26.50. Civic shareholders will receive an aggregate number of shares of FFN common stock between the minimum of 970,338 shares and the maximum of 1,080,188 shares, as set forth below.

	$29.50 FFN Market Price	$26.50 FFN Market Price
Aggregate Value	$28,625,000	$28,625,000
FFN Share Number (Aggregate Value divided by FFN Market Price)	970,338	1,080,188
Exchange Ratio (FFN Share Number divided by Outstanding Shares of Civic Common Stock(1))	0.3695	0.4114
Pro Forma Ownership of Common Stock of the Combined Company by Civic Shareholders (FFN Share Number divided by Outstanding Shares of Common Stock of the Combined Company(2))	8.4%	9.3%

(1)	Based on 2,625,812 shares of Civic common stock outstanding on December 31, 2015.
(2)	Based on 10,571,377 shares of FFN common stock outstanding on December 31, 2015.

FFN’s common stock is quoted and traded on the New York Stock Exchange (“NYSE”) under the ticker symbol “FSB.” On February 10, 2016, the last reported sale price of FFN’s common stock on the NYSE was $26.99. Civic’s common stock is not listed or traded on any securities exchange or quotation system.

We cannot complete the merger unless we obtain the necessary governmental approvals and unless the shareholders of Civic approve the merger agreement. Civic is asking its shareholders to consider and vote on this merger proposal at Civic’s special meeting of shareholders. The board of directors of Civic unanimously supports the merger and recommends that you vote in favor of the merger agreement.

Your vote is very important. Whether or not you plan to attend the Civic special meeting, please take the time to vote as soon as possible.

You should read this entire proxy statement/prospectus carefully because it contains important information about the merger. In particular, you should read carefully the information under the section entitled “RISK FACTORS RELATED TO THE MERGER” beginning on page 12.

FFN is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this proxy statement/prospectus or determined if this proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense. The shares of FFN common stock to be issued in the merger are not savings or deposit accounts or other obligations of any bank or non-bank subsidiary of either of our companies, and they are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund, or any other governmental agency.

This proxy statement/prospectus is dated     , 2016 and is first

being mailed to shareholders of Civic on or about          , 2016.

Sources of Information

FFN has supplied all information contained in this proxy statement/prospectus relating to FFN and FSB, and Civic has supplied all information contained in this proxy statement/prospectus relating to Civic.

You should rely only on the information which is contained or incorporated by reference in this proxy statement/prospectus or to which we have referred in this proxy statement/prospectus. We have not authorized anyone to provide you with information that is different. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than the date of this proxy statement/prospectus.

CIVIC BANK & TRUST

3325 West End Avenue

Nashville, Tennessee 37203

(615) 515-8000

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON                      , 2016

To the shareholders of Civic Bank & Trust:

You are cordially invited to attend a special meeting of the shareholders of Civic Bank & Trust, Nashville, Tennessee (“Civic”), to be held on                      , 2016, at          local time, at the main office of Civic, 3325 West End Avenue, Nashville, Tennessee 37203.

At the special meeting, Civic’s shareholders will be asked to vote on the following proposals:

Proposal 1: Agreement and Plan of Reorganization and Bank Merger. The approval of the Agreement and Plan of Reorganization and Bank Merger dated December 14, 2015, by and among Civic, Franklin Financial Network, Inc., and Franklin Synergy Bank (the “merger agreement”). A copy of the merger agreement is attached to the accompanying proxy statement/prospectus as Appendix A.

Proposal 2: Adjournment. To adjourn the special meeting to allow time for further solicitation of proxies in the event there are insufficient votes present at the special meeting, in person or by proxy, to approve the merger agreement.

Only holders of record of Civic common stock at the close of business on                      , 2016, will be entitled to notice of the special meeting and to vote at the special meeting and any adjournment or postponement of the special meeting.

Civic has concluded that holders of record of Civic common stock have the right to dissent from the merger agreement under Chapter 23 of the Tennessee Business Corporation Act and obtain payment of the “fair value” of their shares of Civic common stock, in lieu of the merger consideration that holders of Civic common stock would otherwise receive pursuant to the merger agreement. This right to dissent is summarized in the accompanying proxy statement/prospectus on page 51, and a copy of the pertinent state law is reprinted in full as Appendix B to the accompanying proxy statement/prospectus.

CIVIC’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT HOLDERS OF CIVIC COMMON STOCK VOTE “FOR” THE PROPOSALS SET FORTH ABOVE.

Your vote is very important. Please complete, date, and sign the enclosed proxy card and promptly return it in the envelope provided, whether or not you plan to attend the special meeting. If you attend the special meeting, you may vote in person if you wish, even if you have previously returned your proxy card. Please return your proxy card by no later than                      , 2016.

BY ORDER OF THE BOARD OF DIRECTORS

OF CIVIC BANK & TRUST

Dr. Anil Patel, Chairman

                     , 2016

Nashville, Tennessee

i

ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates by reference important business and financial information about FFN from documents that it files with the Securities and Exchange Commission (the “SEC”) but that are not included in or delivered with this proxy statement/prospectus. You can obtain copies of the documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from FFN at the following address:

Franklin Financial Network, Inc.

722 Columbia Avenue

Franklin, Tennessee 37064

(615) 236-2265

Attention: Mandy Garland, Vice President, Secretary

Shareholders of Civic requesting FFN documents should do so by                      , 2016 in order to receive them before the special meeting of Civic shareholders.

You may also obtain these documents at the SEC’s website (www.sec.gov) and you may obtain certain of these documents at FFN’s website (www.franklinsynergybank.com) by selecting the tab entitled “About FSB,” then the tab entitled “Investor Relations” and then the tab entitled “SEC Filings.” Information contained on FFN’s website, other than the documents that FFN files with the SEC that are incorporated by reference in this proxy statement/prospectus, is not incorporated by reference into this proxy statement/prospectus and, therefore, is not part of this proxy statement/prospectus.

You should rely only on the information incorporated by reference into or provided in or with this proxy statement/prospectus. We have not authorized anyone to give you different information. You should not assume that the information in this proxy statement/prospectus, or in any documents delivered with this proxy statement/prospectus, or any supplement, is accurate as of any date other than the date on the front of such documents, and neither the mailing of this proxy statement/prospectus to you nor the issuance of FFN common stock in connection with the merger shall create any implication to the contrary.

If you have any questions, or need assistance in completing and returning your proxy, you may contact Civic, at the following address and telephone number:

Civic Bank & Trust

3325 West End Avenue

Nashville, Tennessee 37203

(615) 515-8000

Attention: Sarah Meyerrose, President and Chief Executive Officer

For a more detailed description of the information incorporated by reference in the enclosed proxy statement/prospectus and how you may obtain it, see the section entitled “WHERE YOU CAN FIND MORE INFORMATION” beginning on page 97 of the enclosed proxy statement/prospectus.

ii

QUESTIONS AND ANSWERS ABOUT THE MERGER

The following are some questions that you may have regarding the merger and the Civic special shareholder meeting, and brief answers to those questions. We urge you to carefully read the remainder of this proxy statement/prospectus because the information in this section does not provide all the information that might be important to you with respect to the merger and the Civic special shareholder meeting.

Q:	What am I being asked to vote on, and how does the board recommend that I vote?

A:	Civic shareholders are being asked to vote “FOR” the approval of the merger agreement, thereby approving the merger. The board of directors of Civic adopted the merger agreement, determined that the merger is in the best interests of the Civic shareholders, and recommends that Civic shareholders vote “FOR” approval of the merger agreement.

In addition, you are being asked to vote “FOR” a proposal to adjourn the Civic special shareholder meeting to allow time for further solicitation of proxies in the event there are insufficient votes present at the Civic special shareholder meeting, in person or by proxy, to approve the merger agreement.

Q:	What vote is required to approve each item?

A:	Approval of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Civic common stock entitled to vote on the merger agreement at the special shareholder meeting. Approval of the proposal to authorize adjournment will require the votes cast in favor of the proposal to adjourn to exceed the votes cast opposing the proposal to adjourn.

Q:	Why is my vote important?

A:	Because the merger agreement must be approved by the affirmative vote of the holders of a majority of the outstanding shares of Civic common stock, if a Civic shareholder fails to vote on the merger agreement, it will have the same effect as a vote against the merger agreement.

Q:	Why is Civic merging with FSB?

A:	Civic is merging with FSB because the boards of directors of both companies believe that the merger will provide shareholders of both companies with certain benefits and will enable the combined company to better serve its customers. The combined company would have a presence in Nashville, Tennessee and in the attractive Williamson County and Rutherford County, Tennessee. A detailed discussion of the background of and reasons for the proposed merger is contained under the headings “Background of the Merger,” “FFN’s Reasons for the Merger,” and “Civic’s Reasons for the Merger; Recommendation of the Merger by the Civic Board of Directors,” under “PROPOSAL NO. 1—THE MERGER.”

Q:	What will I receive in the merger?

A:

If the merger is completed, (1) all outstanding shares of common stock of Civic will be exchanged for that number of shares of common stock of FFN with an aggregate value of $28,625,000, calculated by dividing this aggregate value by the FFN Market Price (defined below) (such number of shares obtained by this calculation, the “FFN Share Number”); and (2) each option to purchase a share of common stock of Civic will be converted into an option to purchase a share of common stock of FFN multiplied by the Exchange Ratio (defined below), and the exercise price of the resulting option will become the exercise price of such option to purchase a share of Civic common stock divided by the Exchange Ratio. The “Exchange Ratio”

will be the quotient obtained by dividing the FFN Share Number by the number of shares of Civic’s common stock outstanding on the effective date of the merger. The “FFN Market Price” will be equal to the volume weighted average closing price of FFN’s common stock for the 20 consecutive trading days ending on and including the 10th trading day preceding the effective date of the merger; however, the above notwithstanding, the market value per share of FFN’s common stock used to determine the FFN Share Number shall be no more than $29.50 per share, and no less than $26.50 per share. In lieu of the issuance of any fractional shares of FFN common stock, FFN will pay to each former Civic shareholder who would otherwise be entitled to receive such fractional share an amount in cash determined by multiplying (i) the FFN Market Price by (ii) the fraction of a share (rounded to the nearest thousandth when expressed in decimal form) of FFN common stock to which such holder would otherwise be entitled to receive.

Each outstanding share of FFN common stock immediately prior to the merger will remain outstanding after the merger.

Q:	Will Civic shareholders be taxed on the FFN common stock that they receive in exchange for their Civic shares?

A:	FFN and Civic have received the tax opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and that Civic shareholders will recognize no gain or loss for shares of FFN common stock they receive in the merger in exchange for their shares of Civic common stock. However, if any Civic shareholder receives cash for either fractional shares or dissenting shares, as the case may be, such exchange generally will be treated as a taxable transaction causing such Civic shareholder to recognize gain or loss on the exchange. Also, if the merger does not qualify as a “reorganization” under Section 368(a) of the Code, Civic shareholders would recognize gain or loss in an amount equal to the difference between the fair market value of the FFN common stock and any other consideration they receive for their shares of Civic common stock and their respective adjusted tax bases in the shares of Civic common stock exchanged in connection with the merger. See “PROPOSAL NO. 1—THE MERGER—Material United States Federal Income Tax Consequences of the Merger.”

Q:	What should I do now?

A:	After you have carefully read this document, please vote your shares as soon as possible by completing, signing, dating, and returning the enclosed proxy in the accompanying pre-addressed postage-paid envelope so that your shares will be represented at the Civic special shareholder meeting. If you date, sign and send in a proxy card but do not indicate how you want to vote, your proxy will be voted in favor of approval of both the merger agreement and the proposal to adjourn the Civic special shareholder meeting to allow time for further solicitation of proxies in the event there are insufficient votes to approve the merger agreement.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:	NO. Your broker will not vote your shares on the proposal to approve the merger agreement unless you provide instructions on how to vote. You should instruct your broker how to vote your shares following the directions your broker provides. Failure to instruct your broker how to vote your shares will be the equivalent of voting against the merger agreement.

Q:	Can you help me with contacting my broker?

A:	We will be happy to help. Civic shareholders should contact David Barnes at (615) 515-8000.

Q:	Can I change my vote after I have submitted my proxy?

A:	YES. If you have not voted through your broker, there are three ways you can change your vote after you have submitted your proxy:

First, you may send a written notice to the person to whom you submitted your proxy stating that you would like to revoke your proxy.

Second, you may complete and submit a later dated proxy with new voting instructions. The latest vote actually received by Civic prior to the special shareholder meeting will be your vote. Any earlier votes will be revoked.

Third, if you are a record shareholder, you may attend the special shareholder meeting and vote in person. Any earlier votes will be revoked. Simply attending the special shareholder meeting without voting, however, will not revoke your proxy.

If you have instructed a broker to vote your shares, you must follow the directions you will receive from your broker to change or revoke your proxy.

Q:	Do I have the right to dissent and obtain “fair value” for my shares?

A:	Yes. Tennessee law permits a Civic shareholder to dissent from the merger and to obtain payment in cash of the “fair value” of his or her shares of Civic common stock. To do this, a Civic shareholder must follow specific procedures, including delivering written notice of his or her intent to demand payment for his or her shares if the merger is effectuated to Civic before the shareholder vote on the merger agreement is taken and not voting his or her shares in favor of the merger agreement. If a Civic shareholder follows the required procedures, his or her only right will be to receive the “fair value” of his or her Civic common stock in cash. If a Civic shareholder thinks that he, she, or it may desire to dissent, then such person should not send in a proxy unless it is marked to vote against the merger agreement. Copies of the applicable Tennessee statutes are attached to this proxy statement/prospectus as Appendix B. See “PROPOSAL NO. 1—THE MERGER—Dissenters’ Rights for Civic Shareholders.”

Q:	If I receive FFN common stock as a result of the merger, where will my shares be listed?

A:	FFN intends to list the shares of FFN’s common stock issued in the merger on the NYSE to trade under the symbol “FSB.”

Q:	Should I send in my stock certificates now?

A:	NO. You should not send in your stock certificates at this time. Shortly after the effective time of the merger, the exchange agent will send all Civic shareholders written instructions for exchanging Civic stock certificates for shares of FFN common stock.

Q:	When do you expect to complete the merger?

A:	The merger will occur only after all conditions to the completion of the merger have been satisfied or waived. We presently expect to complete the merger during the second quarter of 2016. However, we cannot assure you when or if the merger will occur. We must first obtain the approval of Civic’s shareholders at its special shareholder meeting, and we must obtain the necessary regulatory approvals.

Q:	Whom should I call with questions about the merger?

A:	FFN shareholders should call Richard E. Herrington, President and Chief Executive Officer, at (615) 236-2265. Civic shareholders should call Sarah Meyerrose, President and Chief Executive Officer, at (615) 515-8000.

SUMMARY

This summary highlights material information regarding the merger and the Civic special shareholder meeting contained later in this proxy statement/prospectus. This summary does not contain all of the information that may be important to you, and we urge you to carefully read this entire document, including the exhibits and enclosures, to better understand the merger and its potential impact on you before deciding how to vote. Each item in this summary includes a page reference directing you to a more complete discussion of the item.

The Companies (page 85 for FFN and page 95 for Civic)

Franklin Financial Network, Inc.

722 Columbia Avenue

Franklin, Tennessee 37064

(615) 236-2265

Attention: Richard E. Herrington, Chief Executive Officer

FFN is a Tennessee corporation registered as a financial holding company under the Bank Holding Company Act of 1956, as amended. FFN engages in a general banking business through its subsidiary, FSB, a Tennessee state bank, which commenced operations on November 5, 2007. The executive offices of FFN and FSB are located in Franklin, Tennessee. FSB has seven offices in Williamson County and five offices in Rutherford County. FSB provides deposit and loan products, treasury management, wealth management, trust and financial planning services for consumers and businesses.

Civic Bank & Trust

3325 West End Avenue

Nashville, Tennessee 37203

(615) 515-8000

Attention: Sarah Meyerrose, President and Chief Executive Officer

Civic is a Tennessee-chartered commercial bank domiciled in Nashville, Tennessee. Civic opened as a full-service commercial bank in 2005. Civic has one office in Davidson County, Tennessee, and one office in Williamson County, Tennessee. Civic provides a wide variety of banking products and services, including deposit and loan products and treasury management services, to both businesses and consumers.

The Merger (page 55)

Under the terms of the merger agreement, Civic will merge with and into FSB, with FSB as the surviving Tennessee banking corporation. Both FFN and FSB will continue their existence under Tennessee law, while Civic will cease to exist. The merger agreement is attached as Appendix A and is incorporated into this proxy statement/prospectus by reference. We encourage you to read the merger agreement carefully as it is the legal document that governs the merger.

What Civic Shareholders and Optionholders Will Receive in the Merger (page 55)

If the merger is completed, (1) all outstanding shares of common stock of Civic will be exchanged for that number of shares of common stock of FFN with an aggregate value of $28,625,000, calculated by dividing this aggregate value by the FFN Market Price (defined below) (such number of shares obtained by this calculation, the “FFN Share Number”); and (2) each option to purchase a share of common stock of Civic will be converted into an option to purchase a share of common stock of FFN multiplied by the Exchange Ratio (defined below), and the exercise price of the resulting option will become the exercise price of such option to purchase a share of Civic common stock divided by the Exchange Ratio. The “Exchange Ratio” will be the quotient obtained by dividing the FFN Share Number by the number of shares of Civic’s common stock outstanding on the effective date of the merger. The “FFN Market Price” will be equal to the volume weighted average closing price of FFN’s common stock for the 20 consecutive trading days ending on and including the 10th trading day preceding the effective date of the merger; however, the above notwithstanding, the market value per share of FFN’s common stock used to determine the FFN Share Number will be no more than $29.50 per share, and no less than $26.50 per share. In lieu of the issuance of any fractional shares of FFN common stock, FFN will pay to each former Civic shareholder who would otherwise be entitled to receive such fractional share an amount in cash determined by multiplying (i) the FFN Market Price by (ii) the fraction of a share (rounded to the nearest thousandth when expressed in decimal form) of FFN common stock to which such holder would otherwise be entitled to receive.

Regulatory Approvals (page 43)

For the merger of Civic with and into FSB, we must obtain approval from the Federal Reserve Board (the “FRB”) and from the Tennessee Department of Financial Institutions (“TDFI”).

Civic’s Special Shareholder Meeting (page 17)

Civic will hold its special shareholder meeting on                      , 2016, at          .m., local time, at 3325 West End Avenue, Nashville, Tennessee 37203.

Civic’s Record Date and Voting (page 17)

If you owned shares of Civic common stock at the close of business on                      , 2016, the record date for the Civic special shareholder meeting, you are entitled to vote on the merger agreement as well as any other matters considered at the special shareholder meeting. On the record date, there were              shares of Civic common stock outstanding. You will have one vote at the meeting for each share of Civic common stock you owned on the record date. Approval of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Civic common stock entitled to vote at the special shareholder meeting. Approval of the proposal to authorize adjournment will require the votes cast in favor of the proposal to adjourn to exceed the votes cast opposing the proposal to adjourn. As of                      , 2016, Civic’s directors and executive officers beneficially owned approximately      % of the outstanding shares of Civic common stock.

Civic’s Board of Directors Unanimously Recommends that Civic Shareholders Vote “FOR” the Approval of the Merger Agreement (page 19)

Civic’s board of directors has determined that the merger, the merger agreement and the transactions contemplated by the merger agreement are in the best interests of Civic and its shareholders and has adopted the merger agreement. Civic’s board of directors recommends that Civic shareholders vote “FOR” the approval of the merger agreement. For the factors considered by Civic’s board of directors in reaching its decision to adopt the merger agreement, see “PROPOSAL NO. 1—THE MERGER—Civic’s Reasons for the Merger; Recommendation of the Merger by the Civic Board of Directors.”

Interests of Directors and Executive Officers of Civic that Differ from Your Interests (page 35)

When considering whether to approve the merger agreement, you should be aware that some directors and executive officers of Civic have interests in the merger that are different from, or in addition to, the interests of Civic shareholders generally. Civic’s board of directors was aware of these interests and considered them, among other matters, when making its decision to adopt the merger agreement and in recommending that Civic shareholders vote in favor of approval of the merger agreement. These interests include the following:

•	In connection with the merger, FFN and FSB will appoint current Civic board member and Chairman Anil Patel, MD to the boards of directors of FFN and FSB, and Dr. Patel will receive compensation for serving on these boards. Certain information regarding Dr. Patel’s business experience and attributes is summarized on page 46.

•	Following the merger, Sarah Meyerrose, President and Chief Executive Officer of Civic, will join the executive management team of FSB.

•	Civic leases its main office located at 3325 West End Avenue, Nashville, Tennessee 37203 from R.B. Branch Properties, Inc., a Tennessee corporation. Civic directors Anil Patel, MD, Raman Patel, Magan Bhika, and Ratilal Gajera, MD are owners of R.B. Branch Properties, Inc. and, therefore, have an indirect financial interest in the lease. This lease will be assumed by FSB in connection with the consummation of the merger.

•	Civic has previously entered into employment agreements with Sarah Meyerrose, Civic’s President and Chief Executive Officer, Terry Howell, Civic’s Chief Operating Officer, and Richard Bobo, Civic’s Chief Credit Officer. The employment agreement of each of Ms. Meyerrose and Mr. Howell provides the executive with certain benefits, including a payment equal to the executive’s then-current annual base salary, in the event his or her employment is terminated by Civic (or any successor) without cause (as defined in the agreements) or by the executive for cause (as defined in the agreements), in each case within 12 months following a change of control (as defined in the agreements) of Civic. Similarly, Mr. Bobo’s employment agreement provides him with certain benefits, including a payment equal to six months base salary, if following a change of control (as defined in the agreement) of Civic his employment is terminated by Civic for any reason other than cause (as defined in the agreement) or by Mr. Bobo for good reason (as defined in the agreement), subject to certain limitations. The terms of these agreements are summarized on page 36.

•	Civic has previously entered into salary continuation agreements with Robert Perry, Civic’s former President and Chief Executive Officer and a current member of Civic’s board of directors, and David Barnes, Civic’s Chief Financial Officer. The salary continuation agreements provide generally for the payment of a monthly cash benefit to Mr. Perry ($3,000.00 per month) and Mr. Barnes ($1,250.00 per month) upon their attainment of age 70 and age 71, respectively. For each of Messrs. Perry and Barnes, this monthly benefit is payable for a period of 15 years. Mr. Perry’s agreement provides for a single, lump sum payment (in lieu of the referenced monthly cash benefit) in the event of a change of control (as defined in the agreement). The payment due to Mr. Perry under his salary continuation agreement in connection with the merger will be approximately $436,717.82 (plus the amount of any required associated tax gross-up of this amount). FSB will assume Mr. Barnes’ salary continuation agreement in connection with the merger. The terms of these agreements are summarized on page 39.

•	Certain of Civic’s directors and executive officers hold options to purchase shares of Civic common stock. Pursuant to the terms of the underlying grant agreements, any unvested options will become fully vested upon the consummation of the merger. Civic’s directors and executive officers, as a group, will receive accelerated vesting with regard to options to purchase approximately 493,500 shares of Civic common stock in connection with the merger, which is more fully described on page 39.

•	As a condition to consummation of the merger, each of Sarah Meyerrose, Richard Bobo, and Terry Howell will enter into a change in control agreement with FSB. These change in control agreements will provide each executive with certain benefits, including a payment equal to two times his or her average annualized base compensation during the five most recent taxable years (not including bonus payments) as of the date of a change in control, in the event his or her employment is terminated by FSB other than for cause (as defined in the agreement) or by the executive for good reason (as defined in the agreement), in each case within six months prior to or 12 months following a change in control (as defined in the agreement) of FFN or FSB. The terms of these agreements are summarized on page 40.

•	As a condition to consummation of the merger, certain of the directors of Civic will enter into lock-up agreements with FFN that will limit the ability of these directors to sell shares of FFN common stock beneficially owned by them (including shares received as consideration in the merger). The Civic directors that will enter into lock-up agreements are Anil Patel, MD, Ratilal Gajera, MD, Magan Bhika, Raman Patel, Robert Perry, and Tommy L. Graham. The terms of these agreements are summarized on page 42.

•	For a period of five years following the merger (or the period of the applicable statute of limitations, if longer), FFN generally will cause the individuals serving as directors and officers of Civic immediately prior to the merger to be covered by directors’ and officers’ liability insurance policies providing for at least the same coverage and amounts as the current Civic directors’ and officers’ liability insurance policies.

Federal Income Tax Consequences (page 47)

FFN and Civic have received the tax opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and that Civic shareholders will recognize no gain or loss for shares of FFN common stock they receive in the merger in exchange for their shares of Civic common stock. Civic shareholders, however, may be taxed on any cash they receive in exchange for any fractional or dissenting shares. We urge each Civic shareholder to contact his or her own tax advisor to fully understand the tax implications of the merger.

Comparative Rights of Shareholders (page 75)

The rights of Civic’s shareholders are currently governed by Tennessee corporate law and Civic’s charter and bylaws. The rights of FFN’s shareholders are currently governed by Tennessee corporate law and FFN’s charter and bylaws. Upon consummation of the merger, the shareholders of Civic will become shareholders of FFN, and the charter and bylaws of FFN, as well as Tennessee corporate law, will govern their rights. FFN’s charter and bylaws differ somewhat from those of Civic.

Termination of the Merger Agreement and Termination Fee (page 62)

Notwithstanding the approval of the merger agreement by Civic’s shareholders, the parties can mutually agree at any time to terminate the merger agreement before completing the merger.

Either FFN or Civic can also terminate the merger agreement:

•	if any request or application for a required regulatory approval is denied by the governmental entity which must grant such approval and such denial has become final and non-appealable, or a governmental entity has issued an order, decree, or ruling to permanently prohibit the merger and such prohibition has become final and non-appealable, except that no party may so terminate the merger agreement if the denial is a result of the failure of such party to the merger agreement;

•	if the merger is not completed on or before June 30, 2016, unless the failure of the closing to occur by this date is due to the failure of the party seeking to terminate the merger agreement to comply with the merger agreement or the failure to close by such date is caused by regulatory, including the Securities and Exchange Commission, or court delays outside the control of the parties; or

•	if (1) the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement and (2) there has been a material breach of any of the covenants, agreements, representations or warranties of the other party in the merger agreement, which breach is not cured promptly following written notice to the party committing the breach, or which breach, by its nature, cannot be cured prior to the closing date of the merger, and which breach, individually or together with all other breaches, would, if occurring or continuing on the closing date, result in the failure of the condition relating to the performance of obligations or breaches of representations or warranties.

Prior to the approval of the merger agreement by Civic’s shareholders, Civic can terminate the merger agreement for the purpose of entering into a definitive agreement for a superior proposal, provided Civic is not in material breach of its obligations under Section 6(k) of the merger agreement.

FFN can terminate the merger agreement if Civic’s board of directors authorizes, recommends, proposes or publicly announces its intention to authorize, recommend or propose an acquisition proposal with any person other than FFN or FSB.

Under certain circumstances, Civic may be required to pay a termination fee in the amount of $1,250,000 to FFN in the event the merger agreement is terminated.

Accounting Treatment (page 51)

FFN will account for the merger using the acquisition method of accounting. For accounting purposes, the cost of the “acquired” entity (Civic) will be allocated to consolidated tangible and intangible assets and liabilities based on their estimated fair value on the date that the merger is completed. Any excess cost will be allocated to goodwill. The financial statements of FFN issued after the merger will reflect the results attributable to the acquired operations of the two banks beginning on the date of completion of the merger.

Market and Dividend Information (pages 65, 69)

FFN’s common stock is listed and traded on the NYSE under the ticker symbol “FSB.” The common stock of Civic is not listed or traded on any national securities exchange or quotation system.

The ability of FFN to pay dividends is highly dependent on FSB’s ability to pay dividends and may be limited based upon restrictions of the voluntary Small Business Lending Fund Program (the “SBLF”) authorized by Congress under the Small Business Jobs and Credit Act of 2010. The likelihood of FFN declaring dividends to its shareholders is contingent on its anticipated growth and capital preservation strategy to maintain a strong capital level for both FSB and FFN. As a result, FFN cannot project or guarantee when dividends will be declared in the future.

Dissenters’ Rights (page 51)

Under Tennessee law, holders of Civic common stock will be entitled to dissent from the merger and to obtain payment in cash for the fair value of their shares of Civic common stock. Set forth below is a summary of the procedures that must be followed by the holders of Civic common stock in order to exercise their dissenters’ rights. This summary is qualified in its entirety by reference to the text of the applicable Tennessee statutes, a copy of which is attached to this proxy statement/prospectus as Appendix B.

A record holder of Civic common stock who wishes to assert dissenters’ rights (i) must deliver to Civic, before the vote on the merger agreement is taken, written notice of his or her intent to demand payment for his or her shares if the merger is effectuated and (ii) must not vote his or her shares in favor of the merger agreement.

If the merger is approved at the Civic special shareholder meeting, Civic will deliver, no later than 10 days after the date that the merger is completed, a written dissenters’ notice to all Civic shareholders who satisfied the two requirements set forth above. The written dissenters’ notice will state where the payment demand must be sent and where and when stock certificates must be deposited and will set a date by which Civic must receive the payment demand, which date will not be less than one nor more than two months after the written dissenters’ notice is delivered. A dissenting shareholder who does not demand payment or deposit his or her share certificate as required by the dissenters’ notice will not be entitled to payment for his or her shares, and such shareholder’s shares of Civic common stock will be converted into the right to receive the merger consideration in connection with the merger.

Within 10 days of the later of the date of the merger or receipt of a payment demand, Civic will, by written notice, offer to pay to each dissenting shareholder who properly demanded payment the amount Civic estimates to be the fair value of his or her shares, plus accrued interest. If the shareholder believes that the amount offered is less than the fair value of his or her shares or that the interest is incorrectly calculated, the shareholder may notify Civic in writing of his or her own estimate of the fair value of his or her shares and the amount of interest due and demand payment of this estimate. If a demand for payment remains unsettled, Civic will commence a court proceeding to determine the fair value of the shares and the accrued interest.

Exercise of dissenters’ rights by holders of Civic common stock will result in the recognition of gain or loss, as the case may be, for federal income tax purposes.

FFN’s Year Ended December 31, 2015 Financial Highlights (page 86)

On January 26, 2016, FFN announced its financial results for the quarter and year ended December 31, 2015. This financial information includes the following highlights as of December 31, 2015:

•	assets totaled $2.2 billion, compared to $1.4 billion at December 31, 2014, an increase of 59.8%;

•	deposits grew to $1.8 billion versus $1.2 billion at December 31, 2014, a growth rate of 54.8%;

•	total loans, including loans held for sale, totaled $1.3 billion at December 31, 2015, an increase of $512.3 million, or 63.6%, when compared with $805.7 million at December 31, 2014;

•	net income increased 91.1% to $16.1 million for the year ended December 31, 2015, up from $8.4 million for the year ended December 31, 2014;

•	net interest income increased 57.6% to $59.4 million for the year ended December 31, 2015, up from $37.7 million for the same period in 2014;

•	net interest margin for the year ended December 31, 2015 was 3.62%, a decline from 3.74% at year ended December 31, 2014, due to the growth in investment securities;

•	noninterest income for the year ended December 31, 2015 was $12.9 million, compared to $10.0 million for the year ended December 31, 2014, an increase of 29.1%; and

•	noninterest expense for the year ended December 31, 2015 was $42.1 million, a 32.8% increase over 2014 noninterest expense of $31.7 million.

The financial information as of December 31, 2015 is preliminary and is subject to change and has not been audited or reviewed by FFN’s independent registered public accounting firm.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF FRANKLIN FINANCIAL NETWORK, INC.

The following selected historical consolidated financial data as of and for the years ended December 31, 2014, 2013 and 2012, is derived from the audited consolidated financial statements of FFN. The following selected historical consolidated financial data as of and for the nine months ended September 30, 2015 and 2014, is derived from the unaudited consolidated financial statements of FFN and has been prepared on the same basis as the selected historical consolidated financial data derived from the audited consolidated financial statements and, in the opinion of FFN’s management, reflects all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of this data for those dates.

The results of operations as of and for the nine months ended September 30, 2015, are not necessarily indicative of the results that may be expected for the twelve months ending December 31, 2015 or any future period. You should read the following selected historical consolidated financial data in conjunction with FFN’s Management’s Discussion and Analysis of Financial Condition and Results of Operations, audited consolidated financial statements and accompanying notes for the year ended December 31, 2014, and unaudited consolidated financial statements and accompanying notes for the nine months ended September 30, 2015, each of which is incorporated by reference in this proxy statement/prospectus.

(amounts are in thousands, except ratios, per share data, banking locations and full time equivalent employees)

	(unaudited) Nine months ended September 30,		Year ended December 31,
	2015	2014	2014	2013	2012
SUMMARY OF OPERATIONS:
Total interest income	$48,640	$29,690	$43,432	$24,982	$20,004
Total interest expense	6,420	4,120	5,739	3,937	4,048
Net interest income	42,220	25,570	37,693	21,045	15,956
Provision for loan losses	3,154	1,489	2,374	907	1,548
Net interest income after provision for loan losses	39,066	24,081	35,319	20,138	14,408
Non-interest income	9,864	7,125	10,051	6,819	8,645
Non-interest expense	31,046	21,959	31,822	19,662	16,857
Income before income taxes	17,884	9,247	13,548	7,295	6,196
Income tax expense	6,468	3,668	5,134	2,734	2,056
Net income	11,416	5,579	8,414	4,561	4,140
Preferred stock dividend requirement	(75)	(75)	(100)	(109)	(458)
Net income available to common shareholders	$11,341	$5,504	$8,314	$4,452	$3,682

PER COMMON SHARE DATA:
Basic earnings per share	$1.17	$0.94	$1.32	$1.13	$1.03
Diluted earnings per share	$1.12	$0.91	$1.27	$1.10	$1.02
Common equity per common share outstanding	$16.88	$13.75	$14.41	$11.34	$11.42
Dividends per common share	$—	$—	$—	$—	$—
Preferred shares outstanding	10	10	10	10	10
Actual common shares outstanding	10,525	7,740	7,756	4,863	3,621
Weighted average common shares outstanding, including participating securities	9,668	5,841	6,320	3,934	3,561
Diluted weighted average common shares outstanding, including participating securities	10,149	6,016	6,557	4,038	3,624

	(unaudited) Nine months ended September 30,		Year ended December 31,
	2015	2014	2014	2013	2012

BALANCE SHEET DATA:
Assets	$2,002,538	$1,238,579	$1,355,827	$796,374	$577,762
Loans held for sale	14,666	25,652	18,462	10,694	15,355
Loans, net of unearned income	1,123,826	719,275	787,188	421,304	299,483
Allowance for loan losses	9,744	5,883	6,680	4,900	3,983
Total securities	756,554	403,043	449,037	325,090	219,933
Total deposits	1,714,594	1,051,558	1,172,233	681,300	514,643
Federal Home Loan Bank advances	57,000	33,000	19,000	23,000	8,000
Other borrowed funds	37,618	34,238	39,078	24,291	1,602
Preferred shareholders’ equity	10,000	10,000	10,000	10,000	10,000
Common shareholders’ equity	177,610	106,454	111,799	55,163	41,356
Total shareholders’ equity	187,610	116,454	121,799	65,163	51,356
Average total assets	1,640,430	972,514	1,049,689	637,176	517,091
Average loans(6)	933,950	552,157	609,714	354,248	274,816
Average interest-earning assets	1,575,748	938,406	1,008,156	616,880	503,215
Average deposits	1,380,102	832,789	896,674	542,716	450,133
Average interest-bearing deposits	1,221,009	747,881	796,569	488,849	410,387
Average interest-bearing liabilities	1,311,229	797,634	848,993	525,906	425,786
Average total shareholders’ equity	162,355	85,066	97,567	55,355	49,540

SELECTED FINANCIAL RATIOS:
(ratios are annualized where applicable)
Return on average assets	0.93%	0.77%	0.80%	0.72%	0.80%
Return on average equity	9.40%	8.77%	8.62%	8.24%	8.36%
Average equity to average total assets	9.90%	8.75%	9.29%	8.69%	9.58%
Dividend payout	—%	—%	—%	—%	—%
Efficiency ratio(1)	59.61%	67.16%	66.65%	70.56%	68.52%
Net interest margin(2)	3.65%	3.64%	3.74%	3.41%	3.17%
Net interest spread(3)	3.55%	3.54%	3.63%	3.30%	3.02%

CAPITAL RATIOS:(5)
Common equity Tier 1 ratio	11.03%	N/A	N/A	N/A	N/A
Tier 1 leverage ratio	8.90%	8.83%	8.57%	9.78%	9.27%
Tier 1 risk-based capital	11.52%	12.35%	11.58%	13.83%	14.29%
Total risk-based capital	12.18%	13.05%	12.30%	14.81%	15.45%

ASSET QUALITY RATIOS:
(ratios are annualized where applicable)
Net charge-offs to average loans	0.01%	0.13%	0.10%	0.00%	0.37%
Allowance to period end loans(4)	0.87%	0.82%	0.85%	1.16%	1.33%
Allowance for loan losses to non-performing loans	1,166.95%	175.30%	580.36%	188.39%	148.79%
Non-performing assets to total assets	0.05%	0.41%	0.14%	0.35%	0.82%

OTHER DATA:
Banking locations	11	11	11	4	4
Full-time equivalent employees	219	228	216	123	98

(1)	Efficiency ratio is non-interest expense divided by the sum of net interest income before the provision for loan losses plus non-interest income.
(2)	Net interest margin is net interest income (annualized for interim periods) divided by total average earning assets.
(3)	Net interest spread is the difference between the average yield on interest-earning assets and the average yield on interest-bearing liabilities.
(4)	Period end loans exclude loans held for sale and exclude deferred fees and costs.
(5)	Capital ratios calculated on consolidated financial statements as of 9/30/2015. Prior capital ratios calculated on bank-only data.
(6)	Average loans include both loans held in FSB’s portfolio and mortgage loans held for sale and are net of deferred origination fees and costs.

RISK FACTORS RELATED TO THE MERGER

If the merger is consummated and you are a Civic shareholder, you will receive shares of FFN common stock in exchange for your shares of Civic common stock. In addition to the other information contained or incorporated by reference into this proxy statement/prospectus, including without limitation, FFN’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and FFN’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015, you should carefully consider the following risk factors in deciding whether to vote to approve the merger agreement.

Fluctuations in the trading price of FFN common stock preceding the effective time of the merger will change the number of shares of FFN common stock that you receive in the merger.

At the effective time of the merger, all outstanding shares of common stock of Civic will be exchanged for that number of shares of common stock of FFN with an aggregate value of $28,625,000, calculated by dividing this aggregate value by the volume weighted average closing price of FFN’s common stock for the 20 consecutive trading days ending on and including the 10th trading day preceding the effective date of the merger; provided, however, that the market value per share of FFN’s common stock used to determine the number of shares of FFN common stock to be issued will be no more than $29.50 per share, and no less than $26.50 per share. Accordingly, the value of the shares of FFN common stock you will receive will not change, although the number of shares of common stock received will vary with the market price for FFN common stock, within the $26.50 to $29.50 range of market value, such that the number of shares of FFN common stock issued in the merger to holders of Civic common stock will be between 970,338 and 1,080,188 shares.

The market price of FFN’s common stock at the time the merger is completed may vary from the price of FFN’s common stock on the date the merger agreement was executed, on the date of this proxy statement/prospectus and/or on the date of the Civic special meeting as a result of various factors that are beyond the control of FFN and Civic, including but not limited to general market and economic conditions, changes in our respective businesses, operations and prospects, and regulatory considerations. In addition to the approval of the merger agreement by Civic shareholders, completion of the merger is subject to satisfaction of other conditions that may not occur until after the Civic special meeting. Therefore, at the time of the Civic special meeting you will not know or be able to calculate the precise consideration you will receive at the effective time of the merger. You should obtain current market prices for shares of FFN common stock, which are listed on the NYSE under the symbol “FSB,” before you vote.

Before or after the merger, the market value of FFN common stock may decrease and be lower than the FFN Market Price that is used in calculating the consideration to be received by holders of Civic common stock in the merger.

For additional information, see “THE MERGER AGREEMENT—Merger Consideration” on page 55.

FFN May Not Be Able to Successfully Integrate Civic or to Realize the Anticipated Benefits of the Merger

The merger involves the combination of two banks that previously have operated independently. A successful combination of the operations of the two entities will depend substantially on FFN’s ability to consolidate operations, systems and procedures and to eliminate redundancies and costs. FFN also intends to utilize most if not all of Civic’s employees, a plan that may or may not be completely feasible as the growth of the banks and FFN continues and the demands of the marketplace dictate. FFN may not be able to combine the operations of Civic and FSB without encountering difficulties, such as:

•	the loss of key employees;

•	disruption of operations and business;

•	inability to maintain and increase competitive presence;

•	deposit attrition, customer loss and revenue loss;

•	possible inconsistencies and disruptions during the period needed to integrate standards, control procedures and policies;

•	unexpected problems with costs, operations, personnel, technology and credit; and/or

•	problems with the assimilation of new operations, sites or personnel, which could divert resources from regular banking operations.

Additionally, general market and economic conditions or governmental actions affecting the financial industry generally may inhibit the successful integration of Civic and FSB.

Further, FFN, FSB and Civic entered into the merger agreement with the expectation that the merger will result in various benefits including, among other things, benefits relating to enhanced revenues, a strengthened market position for the combined company, cross-selling opportunities, technology, cost savings and operating efficiencies. Achieving the anticipated benefits of the merger is subject to a number of uncertainties, including whether FFN integrates Civic in an efficient and effective manner, and general competitive factors in the marketplace. Failure to achieve these anticipated benefits could result in increased costs, decreases in the amount of expected revenues and diversion of management’s time and energy and could materially impact FFN’s business, financial condition and operating results. Finally, any cost savings that are realized may be offset by losses in revenues or other charges to earnings.

Regulatory Approvals May Not Be Received, May Take Longer Than Expected or May Impose Conditions That Are Not Presently Anticipated or Cannot Be Met

Before the transactions contemplated in the merger agreement may be completed, including the merger, prior approval of our applications and notices filed with the FRB and TDFI must be obtained. These governmental agencies may impose conditions on the completion of the merger or require changes to the terms of the merger agreement. Although FFN does not currently expect that any such conditions or changes would be imposed, there can be no assurance that they will not be, and such conditions or changes could have the effect of delaying completion of the transactions contemplated in the merger agreement or imposing additional costs on or limiting FSB’s or Civic’s revenues, any of which might have a material adverse effect on FFN following the merger. There can be no assurance as to whether the regulatory approvals will be received, the timing of those approvals, or whether any conditions will be imposed. See “THE MERGER AGREEMENT—Conditions to the Completion of the Merger” for a discussion of the conditions to the completion of the merger and “PROPOSAL NO. 1—THE MERGER—Regulatory Approval” for a description of the regulatory approvals that must be received in connection with the merger.

Civic Shareholders Will Have a Reduced Ownership and Voting Interest After the Merger and Will Have Less Ability to Exercise Influence Over Management

After the merger’s completion, Civic shareholders will own a significantly smaller percentage of FFN than they currently own of Civic. Following completion of the merger, Civic shareholders will own approximately      % of the combined company. Additionally, former Civic directors will hold only one out of twelve seats on FFN’s board. Consequently, Civic shareholders likely will be able to exercise less influence over the management and policies of FFN than they currently exercise over the management and policies of Civic.

The Combined Company Will Incur Significant Transaction and Merger-Related Costs in Connection With the Merger

FFN and Civic expect to incur costs associated with combining the operations of Civic and FSB. FFN and Civic have just recently begun collecting information in order to formulate detailed integration plans to deliver planned synergies. Additional unanticipated costs may be incurred in the integration of the businesses of FFN and Civic. Although FFN and Civic expect that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, may offset incremental transaction and merger-related costs over time, this net benefit may not be achieved in the near term, or at all.

Whether or not the merger is consummated, FFN and Civic will incur substantial expenses, such as legal, accounting and financial advisory fees, in pursuing the merger. Completion of the merger is conditioned upon the receipt of all material governmental authorizations, consents, orders and approvals, including approval by federal and state banking regulators. See “THE MERGER AGREEMENT—Conditions to the Completion of the Merger” for a discussion of the conditions to the completion of the merger and “PROPOSAL NO. 1—THE MERGER—Regulatory Approval” for a description of the regulatory approvals necessary in connection with the merger.

Directors and Officers of Civic have Potential Conflicts of Interest in the Merger

You should be aware that some directors and officers of Civic have interests in the merger that are different from, or in addition to, the interests of Civic shareholders generally.

For example, certain of the executive officers of Civic have been offered change in control agreements by FSB that provide the executive officer with payments upon a change in control of FFN or FSB. Also, FFN has agreed to add Anil Patel, MD, to the boards of FFN and FSB, and Dr. Patel will receive compensation for serving on these boards. These agreements may create potential conflicts of interest by creating vested interests in those persons in the completion of the merger. In addition, FFN agreed in the merger agreement to provide liability insurance to Civic officers and directors. These and certain other additional interests of Civic’s directors and officers may cause some of these persons to view the proposed transaction differently than you view it, although Civic’s board and officers currently have comparable director and officer insurance coverages. For more information about these interests, please see “PROPOSAL NO. 1—THE MERGER—Interests of Certain Civic Executive Officers and Directors in the Merger.”

The Opinion Obtained by Civic from its Financial Advisor Will Not Reflect Changes in Circumstances Prior to the Merger

On December 12, 2015, Civic’s financial advisor, Professional Bank Services, Inc. (“PBS”), delivered to the Civic board its oral opinion (which was confirmed in writing by letter dated December 12, 2015) as to the fairness from a financial perspective to the shareholders of Civic, as of that date, of the consideration to be received by them under the merger agreement. A copy of this opinion is attached hereto as Appendix C. The opinion does not reflect changes that may occur or may have occurred after the date of such opinion to the operations and prospects of FFN or Civic, general market and economic conditions and other factors. As a result of the foregoing, Civic shareholders should be aware that the opinion of PBS attached hereto does not address the fairness of the aggregate merger consideration at any time other than as of December 12, 2015. This fact is highlighted solely to make Civic shareholders aware that there is no plan to ask PBS to update its opinion. However, the Civic board continues to monitor the financial information available concerning FFN and FSB and remains aware of its responsibility to continuously evaluate whether, in its view, the merger consideration being offered to the Civic shareholders in the proposed merger is fair to the Civic shareholders from a financial point of view.

Failure to Complete the Merger Could Cause FFN’s Stock Price to Decline

If the merger is not completed for any reason, FFN’s stock price may decline because costs related to the merger, such as legal, accounting and financial advisory fees, must be paid even if the merger is not completed. In addition, if the merger is not completed, FFN’s stock price may decline to the extent that the current market price reflects a market assumption that the merger will be completed or due to questions about why (or whose “fault” it was that) the merger was not completed.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained or incorporated by reference in this proxy statement/prospectus that are not statements of historical fact constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements may relate to, among other matters, the financial condition, results of operations, plans, objectives, future performance, and business of each of FFN, FSB and Civic, as well as certain information relating to the merger. Forward-looking statements are based on many assumptions and estimates and are not guarantees of future performance. The actual results may differ materially from those anticipated in any forward-looking statements, as they will depend on many factors about which FFN, FSB and Civic are unsure, including many factors that are beyond their control. The words “may,” “would,” “could,” “should,” “will,” “expect,” “anticipate,” “predict,” “project,” “potential,” “continue,” “contemplate,” “seek,” “assume,” “believe,” “intend,” “plan,” “forecast,” “goal,” and “estimate,” as well as similar expressions, are meant to identify such forward-looking statements. Potential risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements include, but are not limited to, those described under the “RISK FACTORS RELATED TO THE MERGER” section, as well as the section titled “Risk Factors” in FFN’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and FFN’s other reports on file with the SEC, and the following:

•	expected revenue synergies and cost savings from the merger may not be fully realized;

•	revenues following the merger may be lower than expected;

•	ability to obtain governmental approvals of the merger on the proposed terms and schedule;

•	failure of Civic’s shareholders to approve the merger agreement;

•	credit losses as a result of, among other potential factors, declining real estate values, increasing interest rates, increasing unemployment, or changes in payment behavior or other factors;

•	restrictions or conditions imposed by FFN’s regulators on its operations;

•	the adequacy of the level of FFN’s allowance for loan losses and the amount of loan loss provisions required in future periods;

•	examinations by FFN’s regulatory authorities, including the possibility that the regulatory authorities may, among other things, require FFN to increase its allowance for loan losses or write down assets;

•	increases in competitive pressure in the banking and financial services industries;

•	changes in the interest rate environment which could reduce anticipated or actual margins;

•	changes in political conditions or the legislative or regulatory environment, including governmental initiatives affecting the financial services industry;

•	general economic conditions resulting in, among other things, a deterioration in credit quality;

•	changes occurring in business conditions and inflation;

•	changes in funding or increased regulatory requirements with regard to funding;

•	increased cybersecurity risk, including potential business disruptions or financial losses;

•	changes in technology;

•	changes in deposit flows;

•	changes in monetary and tax policies;

•	changes in accounting policies and practices;

•	the rate of delinquencies and amounts of loans charged off;

•	the rate of loan growth in recent years and the lack of seasoning of a portion of FFN’s loan portfolio;

•	FFN’s ability to maintain appropriate levels of capital;

•	FFN’s ability to attract and retain key personnel;

•	FFN’s ability to retain its existing clients, including its deposit relationships;

•	adverse changes in asset quality and resulting credit risk-related losses and expenses; and

•	loss of consumer confidence and economic disruptions resulting from terrorist activities.

Because of these and other risks and uncertainties, FFN’s or Civic’s actual future results may be materially different from the results indicated by any forward-looking statements. In addition, FFN’s and Civic’s past results of operations do not necessarily indicate their future results. Therefore, both companies caution you not to place undue reliance on their forward-looking information and statements. Both companies undertake no obligation to update or otherwise revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

All forward-looking statements in this proxy statement/prospectus are based on information available to FFN and Civic as of the date of this proxy statement/prospectus. Although both companies believe that the expectations reflected in our forward-looking statements are reasonable, neither company can guarantee you that these expectations will be achieved. The companies do not undertake any obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

CIVIC SPECIAL MEETING

General

Civic is mailing this proxy statement/prospectus to you as a holder of Civic common stock on or about                      , 2016. With this proxy statement/prospectus, Civic is sending you a notice of the special meeting of Civic shareholders (which we refer to as the Civic special meeting) and a form of proxy that is solicited by the Civic board of directors for use at the Civic special meeting and at any adjournments or postponements of the Civic special meeting. This proxy statement/prospectus is also the prospectus of FFN in connection with its issuance of shares of FFN common stock as consideration for the merger.

Meeting Date, Time, and Place

The Civic special meeting will be held on                      , 2016, at          local time, at the main office of Civic, 3325 West End Avenue, Nashville, Tennessee 37203.

Meeting Record Date

Only holders of Civic common stock of record at the close of business on                  , 2016, will be entitled to receive notice of and to vote at the Civic special meeting. As of the close of business on the record date, there were          shares of Civic common stock outstanding and entitled to vote, with each such share entitled to one vote. As of the close of business on the record date, there were approximately          holders of record of Civic common stock.

Matters to be Considered at the Meeting

At the Civic special meeting, holders of Civic common stock will be asked to consider and vote on:

•	a proposal to approve the merger agreement; and

•	a proposal to adjourn the Civic special meeting to allow time for further solicitation of proxies in the event there are insufficient votes present at the Civic special meeting, in person or by proxy, to approve the merger agreement.

Each copy of this proxy statement/prospectus mailed to Civic shareholders is accompanied by a proxy card for use at the Civic special meeting.

Quorum Requirements

The presence, in person or by proxy, of shares of Civic common stock representing a majority of Civic’s outstanding shares entitled to vote at the Civic special meeting is necessary in order for there to be a quorum present at the Civic special meeting. A quorum must be present in order for a vote on the merger agreement proposal or the proposal to adjourn the Civic special meeting to occur. The presence, in person or by proxy, of              shares of Civic common stock will be required to achieve a quorum. Shares of Civic common stock represented at the Civic special meeting but not voted, including shares that a shareholder abstains from voting and shares held in “street name” with a bank, broker, or other nominee for which a shareholder does not provide voting instructions, will be counted for purposes of establishing a quorum. Once a share of Civic common stock is represented at the Civic special meeting, it will be counted for purposes of determining a quorum not only at the Civic special meeting but also at any adjournment of the Civic special meeting unless a new record date is or must be set for the adjourned meeting. In the event there is not a quorum present at the Civic special meeting, the Civic special meeting can be adjourned until such time as a quorum can be obtained.

Vote Required

Approval of Merger Agreement. Approval of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Civic common stock entitled to vote on the proposal at the Civic special meeting. Accordingly, if a holder of Civic common stock fails to vote, in person or by proxy, on the merger agreement proposal at the Civic special meeting, abstains from voting with respect to the merger agreement proposal, or fails to instruct the holder’s bank, broker, or other nominee how to vote with respect to the merger agreement proposal, this will have the same effect as voting “AGAINST” the proposal to approve the merger agreement.

Adjournment of Civic Special Meeting. The proposal to adjourn the Civic special meeting to allow time for further solicitation of proxies in the event there are insufficient votes present at the Civic special meeting, in person or by proxy, to approve the merger agreement will be approved if the votes cast in favor of the proposal to adjourn exceed the votes cast opposing the proposal to adjourn. If a holder of Civic common stock fails to vote, in person or by proxy, on the adjournment proposal at the Civic special meeting, abstains from voting with respect to the adjournment proposal, or fails to instruct the holder’s bank, broker, or other nominee how to vote with respect to the adjournment proposal, this will have no effect on the outcome of any vote on the adjournment proposal.

How to Vote

Shareholders of Record

If you are a shareholder of record, you can vote in person at the Civic special meeting by submitting a ballot at the Civic special meeting. Nevertheless, we recommend that you vote by proxy as promptly as possible, even if you plan to attend the Civic special meeting. This will ensure that your vote is received. If you attend the Civic special meeting, you may vote by ballot at the Civic special meeting even if you have previously submitted your proxy, thereby canceling any proxy previously submitted.

Your proxy card includes instructions on how to vote by mailing in the proxy card. If you choose to vote by proxy, please mark each proxy card you receive, sign and date it, and promptly return it in the enclosed postage-paid envelope. Shares of Civic common stock represented by properly executed proxies received at or prior to the Civic special meeting will be voted at the Civic special meeting in the manner specified by the holders of such shares. Properly executed proxies that do not contain voting instructions will be voted “FOR” approval of the merger agreement and “FOR” the proposal to adjourn the Civic special meeting to allow time for further solicitation of proxies in the event there are insufficient votes present at the Civic special meeting, in person or by proxy, to approve the merger agreement. Please do not send in your stock certificates with your proxy card. If the merger is completed, you will receive a separate letter of transmittal and instructions on how to surrender your Civic stock certificates for the merger consideration.

Shares Held in “Street Name”

If you are a Civic shareholder and your shares of Civic common stock are held in “street name” through a bank, broker, or other nominee, you must provide the record holder of your shares with instructions on how to vote your shares. Please follow the voting instructions provided by the bank, broker, or other nominee. You may not vote shares held in street name by returning a proxy card directly to Civic or by voting in person at the Civic special meeting unless you provide a “legal proxy,” which you must obtain from your bank, broker, or other nominee. Further, banks, brokers, or other nominees who hold shares of Civic common stock on behalf of their customers may not give a proxy to Civic to vote those shares with respect to any of the proposals to be considered at the Civic special meeting without specific instructions from their customers, as banks, brokers, and other nominees do not have discretionary voting power on these matters. Therefore, if you are a Civic shareholder and you do not instruct your bank, broker, or other nominee how to vote your shares of Civic common stock:

•	your bank, broker, or other nominee may not vote your shares of Civic common stock on the merger agreement proposal, which broker non-votes will have the same effect as a vote “AGAINST” the merger agreement proposal; and

•	your bank, broker, or other nominee may not vote your shares of Civic common stock on the adjournment proposal, which broker non-votes will have no effect on the outcome of any vote on the adjournment proposal.

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE CIVIC SPECIAL MEETING IN PERSON, YOU ARE URGED TO COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Voting of Stock Held by Civic’s Directors and Executive Officers

As of the close of business on the record date, the directors and executive officers of Civic beneficially owned a total of approximately      % of the outstanding shares of Civic common stock. Although they are not bound by any agreement or other legal obligation to do so, Civic anticipates that each of the bank’s directors and executive officers will vote his or her shares of Civic common stock for approval of the merger agreement.

Revocability of Proxies

If you are a record holder, the grant of a proxy on the enclosed proxy card does not preclude you from voting in person or otherwise revoking your proxy. If you are a record holder, you may revoke a proxy at any time prior to its exercise by delivering to the President and Chief Executive Officer of Civic either a duly executed revocation or a proxy bearing a later date. In addition, if you are a record holder, you may revoke a proxy prior to its exercise by voting in person at the Civic special meeting. All written notices of revocation should be addressed to Civic Bank & Trust, 3325 West End Avenue, Nashville, Tennessee 37203, Attention: Sarah L. Meyerrose, President and Chief Executive Officer. Attendance at the Civic special meeting will not in and of itself constitute revocation of a proxy.

Solicitation of Proxies

Civic is soliciting proxies from holders of Civic common stock in conjunction with the Civic special meeting. Civic will pay the costs of soliciting proxies in connection with the Civic special meeting and the costs of printing and mailing this proxy statement/prospectus. Solicitation of proxies may be made in person or by mail, telephone, or facsimile, or other forms of communication, by directors, officers, and employees of Civic who will not be specially compensated for such solicitation.

No person is authorized to give any information or to make any representation not contained in this proxy statement/prospectus, and, if given or made, any such information or representation should not be relied upon as having been authorized by FFN, FSB, Civic, or any other person. The delivery of this proxy statement/prospectus does not under any circumstances create any implication that there has been no change in the business or affairs of FFN, FSB, or Civic since the date of this proxy statement/prospectus.

Recommendation of Civic’s Board of Directors

The Civic board of directors has determined that the merger agreement and the transactions contemplated thereby are in the best interests of Civic and its shareholders. The Civic board of directors unanimously recommends that holders of Civic common stock vote “FOR” the proposal to approve the merger agreement and “FOR” the proposal to adjourn the Civic special meeting to allow time for further solicitation of proxies in the event there are insufficient votes present at the Civic special meeting, in person or by proxy, to approve the merger agreement.

In the course of reaching its decision to adopt the merger agreement and approve the transactions contemplated in the merger agreement, Civic’s board of directors, among other things, consulted with its legal advisors, Butler Snow LLP, regarding the legal terms of the merger agreement, and with its financial advisor, PBS, as to the fairness, from a financial point of view, of the consideration to be received by the holders of Civic common stock in the merger. For a discussion of the factors considered by the Civic board of directors in reaching its conclusion, see “Proposal No. 1—The Merger—Background of the Merger” and “Proposal No. 1—The Merger—Civic’s Reasons for the Merger; Recommendation of the Merger by the Civic Board of Directors.”

Civic shareholders should note that some of Civic’s directors have certain interests in, and may derive benefits as a result of, the merger that are in addition to their interests as shareholders of Civic. See “Proposal No. 1—The Merger—Interests of Certain Civic Executive Officers and Directors in the Merger.”

PROPOSAL NO. 1—THE MERGER

General

Civic’s board of directors is using this document to solicit proxies from the holders of Civic common stock for use at the Civic special meeting. At the Civic special meeting, holders of Civic common stock will be asked to vote on, among other things, the approval of the merger agreement.

The merger will not be completed unless Civic’s shareholders approve the merger agreement.

This section of this proxy statement/prospectus describes certain aspects of the merger, including the background of the merger and the parties’ reasons for the merger.

Transaction Structure

The FFN board of directors, the FSB board of directors and the Civic board of directors each has adopted the merger agreement, which provides for the merger of Civic with and into FSB, and the FFN board also has approved the issuance by FFN of shares of FFN common stock to Civic shareholders in connection with the merger. FSB will be the surviving corporation subsequent to the merger. We expect to complete the merger in the second quarter of 2016, but there can be no assurance as to when, or if, the merger will be completed. Each share of FFN common stock issued and outstanding at the effective time of the merger will remain issued and outstanding as one share of common stock of FFN, and each share of Civic common stock issued and outstanding at the effective time of the merger will be converted into FFN common stock (with all outstanding shares of common stock of Civic being exchanged for that number of shares of common stock of FFN with an aggregate value of $28,625,000, calculated by dividing this aggregate value by the FFN Market Price and with fractional shares being paid in cash as described below). See “THE MERGER AGREEMENT—Merger Consideration.”

The FSB charter and bylaws will be the charter and bylaws of the combined company after the completion of the merger. At the effective time of the merger, the FFN and FSB boards of directors will each be expanded by one member. Each of these board vacancies will be filled by one member of the existing Civic board of directors, Dr. Anil Patel. See “COMPARATIVE RIGHTS OF FFN AND CIVIC SHAREHOLDERS;” “PROPOSAL NO. 1—THE MERGER—Interests of Certain Civic Executive Officers and Directors in the Merger;”and “INFORMATION ABOUT CIVIC—Board of Directors and Executive Officers.”

The merger agreement provides that the parties can amend the merger agreement, to the extent legally permissible. However, after any approval of the merger agreement by Civic’s shareholders, no amendment can reduce the consideration to be provided to Civic shareholders without further approval by Civic shareholders.

Background of the Merger

As part of its ongoing consideration and evaluation of Civic’s long-term strategic alternatives, Civic’s board of directors and senior management regularly review and assess Civic’s business strategies and objectives, including strategic opportunities and challenges, and consider various strategic alternatives potentially available to the bank, all with the goal of enhancing value for shareholders. Previous strategic discussions have focused on, among other things, the business, competitive, and regulatory environment facing financial institutions in general and Civic in particular, as well as current conditions and ongoing consolidation in the financial services industry. Strategic alternatives considered by Civic have included organic growth as a standalone banking franchise, business combinations involving Civic and other financial institutions, and the possible sale of Civic to a larger financial institution.

In early 2015, senior management of Civic and FFN began informal discussions regarding a possible business combination. FFN was interested in entering Davidson County and believed an acquisition would lead to faster growth than opening a new branch in Davidson County. In particular, FFN believed a Nashville location was important for its new healthcare lending team. Both FFN and Civic believed it would be more efficient to become partners than to open branches in respective new markets.

On June 1, 2015, FFN’s Chief Executive Officer, Richard Herrington, and Civic’s President and Chief Executive Officer, Sarah Meyerrose, had a follow-up meeting to further discuss a possible business combination between the two organizations.

On June 8, 2015, Ms. Meyerrose met with Chairman of the Civic board of directors, Dr. Anil Patel, to discuss the potential business combination with FFN.

On June 11, 2015, Ms. Meyerrose spoke with Mr. Herrington about the banks’ earnings and projected share price.

On June 16, 2015, Ms. Meyerrose presented information to the Civic board of directors regarding her discussions with Mr. Herrington about the potential business combination. At this time, the Civic board of directors authorized and instructed Ms. Meyerrose to continue discussions with FFN.

On July 13, 2015, the parties held an off-site meeting in Brentwood, Tennessee. In attendance at this meeting were Mr. Herrington, Myers Jones, Dr. Anil Patel, Tommy Graham, Bob Perry, and Ms. Meyerrose. The group discussed culture, financials, and management of the potential combined institution, as well as other matters related to a potential business combination transaction. The group adjourned this meeting in agreement to continue discussions.

On July 20 and July 24, 2015, Mr. Herrington and Ms. Meyerrose spoke by telephone to discuss certain proposed financial terms of the transaction.

On August 13, 2015, Dr. Patel and Dr. Gajera met with Mr. Herrington and Michael Walker from Raymond James & Associates, Inc. (“RJ”) to further discuss the terms of and the parties’ interest a business combination transaction. The group adjourned in agreement that the parties would sign a confidentiality agreement and begin to share certain information on a confidential basis.

On August 17, 2015, the parties entered into a mutual confidentiality agreement.

On September 8, 2015, the Civic board of directors met by telephone to discuss and receive a report on the progress of the discussions with FFN.

On September 15, 2015, the Civic board of directors met with Civic’s legal counsel and a representative from each of PBS and Stephens Inc. (“Stephens”). At this meeting, the representatives from PBS and Stephens discussed with the board the proposed terms of the transaction with FFN and FSB, and Civic’s legal counsel discussed generally with the board, and answered questions of the board regarding, certain legal aspects of the transaction.

On September 17, 2015, Mr. Herrington and Ms. Meyerrose discussed by telephone certain terms of and other matters regarding the proposed transaction.

During the month of October 2015, the parties proceeded forward with their respective due diligence reviews with the assistant of counsel and their respective financial advisors.

On November 9, 2015, Dr. Patel met with Mr. Herrington and Mr. Jones. At this meeting, the parties continued discussions regarding the financial terms of the proposed transaction.

On November 24, 2015, the FFN board discussed the proposed transaction with its legal counsel at a regularly-scheduled monthly board meeting.

On December 9, 2015, the FFN board met a second time with legal counsel and its investment banker at a specially-called board meeting. At this meeting, legal counsel discussed the specifics of the proposed merger agreement, and the representative from RJ discussed the fairness of the proposed transaction from a financial point of view.

On December 12, 2015, the Civic board of directors met to consider the proposed transaction with FFN and FSB. At this meeting, the board heard presentations from both Civic’s legal counsel and PBS, as well as from Civic’s senior management. At the meeting, Civic’s legal counsel reviewed with the Civic board of directors the board’s obligations when considering a proposal such as the merger agreement and the merger and the terms and conditions of the merger agreement, the merger, and the various agreements to be signed in connection with the merger agreement and the merger. PBS reviewed with the board the financial aspects of the proposed merger and rendered to the Civic board of directors a written opinion, dated December 12, 2015, to the effect that, as of such date, the consideration to be received by holders of Civic common stock under the merger agreement was fair and equitable from a financial perspective to the shareholders of Civic. Following a discussion among members of Civic’s board of directors, including consideration of the factors described below under “—Civic’s Reasons for the Merger; Recommendation of the Merger by the Civic Board of Directors,” Civic’s board of directors unanimously determined that the merger agreement and the merger are in the best interests of Civic and its shareholders and adopted the merger agreement, and resolved that the merger agreement be submitted to Civic’s shareholders for approval with board recommending the approval of the merger agreement by Civic’s shareholders.

On December 13, 2015, the FFN and FSB boards approved the merger agreement at a specially-called joint board meeting.

On December 14, 2015, RJ delivered its written fairness opinion to FFN, consistent with its presentation to the FFN board at the December 9, 2015, board meeting.

On December 14, 2015, the merger agreement between Civic, FSB, and FFN was executed and was publicly announced on that same day by a press release jointly issued by FFN and Civic. FFN reported the transaction to the SEC by submitting a current report on Form 8-K on the same day.

Civic’s Reasons for the Merger; Recommendation of the Merger by the Civic Board of Directors

After careful consideration, Civic’s board of directors has concluded that the merger is in the best interests of Civic’s shareholders. In reaching its conclusion to adopt the merger agreement, Civic’s board of directors consulted with Civic’s financial advisor, PBS, with respect to the financial aspects of the merger and with its outside legal advisors as to its legal duties and the terms of the merger agreement. In arriving at its conclusion, Civic’s board of directors considered a number of factors, including without limitation the following, which are not intended to be exhaustive and are not presented in any relative order of importance:

•	the board of directors’ familiarity with and review of information concerning the business, results of operations, financial condition, competitive position, and future prospects of Civic;

•	the results of Civic’s due diligence review of FFN and FSB;

•	a review of opportunities for and challenges to increasing Civic shareholder value should Civic remain independent versus aligning Civic with a well-capitalized, well-managed, and larger organization;

•	the current and prospective environments in which Civic operates, including national, regional, and local economic conditions, the competitive environment for banks and other financial institutions generally, the increased regulatory burdens on financial institutions generally, and the trend toward consolidation in the banking industry and in the financial services industry;

•	the strength and recent performance of FFN’s common stock;

•	that a merger with a larger banking organization would provide the opportunity to realize economies of scale, increase efficiencies of operations, and enhance the development of new products and services;

•	the strategic fit of the businesses of Civic and FSB, including their complementary markets, business lines, and loan and deposit profiles;

•	the perceived compatibility of the corporate cultures of the combining companies;

•	the favorable growth opportunities for FSB, including the ability to grow the combined company organically and to engage in other strategic transactions;

•	the financial presentation, dated December 12, 2015, of PBS to the Civic board of directors and the opinion, dated December 12, 2015, of PBS to the Civic board of directors as to the fairness, from a financial point of view and as of the date of the opinion, to the holders of Civic common stock of the merger consideration, as more fully described below under “—Opinion of Civic’s Financial Advisor;”

•	the historic illiquidity of and lack of a trading market for the Civic common stock, and that holders of Civic common stock will receive, as consideration for the merger, shares of FFN common stock, which are publicly traded on the NYSE;

•	the treatment of the merger as a “reorganization” within the meaning of Section 368(a) of the Code with respect to Civic common stock exchanged for FFN common stock;

•	the ability of FFN and FSB to obtain the requisite regulatory approvals in a timely manner and otherwise to consummate the merger;

•	the potential risks associated with the combined organization achieving anticipated cost synergies and savings;

•	the terms and conditions of the merger agreement, including the parties’ respective representations, warranties, covenants, and other agreements, the conditions to closing, and a provision that permits Civic’s board of directors, in the exercise of its fiduciary duties, under certain conditions, to engage in discussions with and furnish information to a third party that has submitted an unsolicited proposal to acquire Civic and to terminate the merger agreement to accept a superior proposal;

•	that some of Civic’s directors and executive officers have other financial interests in the merger in addition to their interests as Civic shareholders, including financial interests that are the result of existing compensation arrangements with Civic and/or prospective compensation arrangements with FFN and/or FSB, and the manner in which such interests would be affected by the merger;

•	the potential risk of diverting management attention and resources from the operation of Civic’s business to the completion of the merger; and

•	the requirement that Civic conduct its business in the ordinary course, and the other restrictions on the conduct of Civic’s business, before completion of the merger, which may delay or prevent Civic from undertaking business opportunities that may arise before completion of the merger.

The foregoing description of the information and factors considered by Civic’s board of directors is not intended to be exhaustive, but does include material factors that Civic’s board of directors considered and discussed in adopting the merger agreement and recommending the merger. In light of the wide variety of factors considered and discussed by Civic’s board of directors in connection with its evaluation of the merger and the complexity of these factors, the board of directors did not consider it practical to, nor did it attempt to, quantify, rank, or otherwise assign any specific or relative weights to the specific factors that it considered in reaching its decision. Rather, the board of directors considered all of the factors as a whole. The board of directors discussed the foregoing factors internally and with Civic’s management and legal and financial advisors and reached the general consensus that the merger is in the best interests of Civic and its shareholders. In considering the foregoing factors, individual directors may have assigned different weights to different factors. It should be noted that this explanation of the reasoning of Civic’s board of directors and other information presented in this section are forward-looking in nature and, therefore, should be read in light of the factors discussed under “CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS.”

Civic’s board of directors unanimously recommends that holders of Civic common stock vote “FOR” the approval of the merger agreement.

FFN’s Reasons for the Merger

The FFN board of directors has determined that the merger is advisable, fair and in the best interest of FFN and its shareholders. In adopting the merger agreement, the FFN board consulted with its financial advisor with respect to the financial merits of the share issuance to FFN’s shareholders and the financial merits of the transaction, and with its legal counsel as to its legal duties and the terms of the merger agreement. In arriving at its determination, the FFN board of directors also considered a number of factors, including the following material factors:

•	the merger is fair to FFN and the FFN shareholders from a financial point of view;

•	the merger brings to FFN’s team a number of outstanding bankers;

•	the two institutions have potential synergies — FFN will be utilizing Civic’s current work force to help with FFN’s growth and to help realize these synergies;

•	the merger enables FFN to significantly accelerate its penetration of the targeted market, specifically Nashville and Davidson County, Tennessee, and provides a needed Nashville location for FFN’s healthcare lending team;

•	the merger will enable FFN to increase its size and scale;

•	the merger is anticipated to enhance the franchise value of FFN, both in the short-run and in the long-run;

•	the merger is expected to enhance FFN’s geographic market coverage;

•	the merger is expected to be accretive to FFN’s earnings beginning in 2016;

•	the merger is expected to increase the capital of FFN’s subsidiary bank;

•	the merger provides FFN a larger, growing, lower cost source of funding;

•	the merger enables FFN to diversify its revenue mix in a meaningful way;

•	the merger valuation multiples are similar to those of recent business combinations involving southeastern financial institutions, either announced or completed, during the past few years;

•	the merger will generally be a tax-deferred transaction for FFN and its new shareholders to the extent such shareholders receive shares of FFN common stock; and

•	the merger will result in FFN and its bank subsidiary being well-capitalized institutions, the financial positions of which would be in excess of all applicable regulatory capital requirements.

The foregoing discussion of the information and factors considered by the FFN board of directors is not exhaustive, but includes all material factors considered by the FFN board of directors. In view of the wide variety of factors considered by the FFN board of directors in connection with its evaluation of the merger and the complexity of such matters, the FFN board of directors did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision. The FFN board of directors discussed the factors described above, asked questions of FFN’s management and FFN’s legal and financial advisors, and reached general consensus that the merger was in the best interests of FFN and FFN shareholders.

In addition, FFN engaged RJ as its investment banker to assist in the negotiation of the merger and to provide professional financial advisory services to the board of directors of FFN as to the financial merits of the share issuance to FFN’s shareholders. The Tennessee Business Corporation Act (the “TBCA”) sets forth the general standards and duties of a director of a Tennessee corporation and allows directors to rely on the advice of investment bankers in making board decisions, such as a significant acquisition.

With the above engagement and statutory basis, the board of directors and management of FFN met with representatives of RJ numerous times during the negotiation and decision-making process. These discussions examined not only the deal terms with Civic, but also alternative acquisitions available in the marketplace. Among other things, items examined were the valuation analysis of Civic and the fairness of the deal terms to the shareholders of FFN.

Prior to the final vote being taken by the Board of Directors of FFN to approve the merger, a representative of RJ made a final valuation and fairness presentation to the board of directors of FFN, which included many pages of financial analysis such as:

•	state of the marketplace for community bank valuations;

•	how the merits of the transaction and the combined company profile will impact the shareholders of the combined entity;

•	review of and comparison of transaction multiples; and

•	valuation analysis of Civic based on three valuation methods: discounted cash flow analysis, public company trading analysis, and precedent transactions analysis.

RJ issued its fairness opinion to the FFN board on December 14, 2015.

In considering the factors described above, individual members of the FFN board of directors may have given different weights to different factors. It should be noted that this explanation of the FFN board’s reasoning and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS” above.

The FFN board of directors determined that the merger, the merger agreement and the issuance of FFN common stock in connection with the merger are in the best interests of FFN and its shareholders.

Certain Civic Unaudited Prospective Financial Information

Civic is a non-reporting bank and has not historically been required to file reports or financial information pursuant to the Exchange Act with the SEC or the FDIC. Civic also does not make public projections as to future performance, revenues, earnings, or other financial results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, Civic is including in this proxy statement/prospectus certain unaudited prospective financial information that was made available to Civic’s financial advisor and to FFN and FSB and their financial advisor in connection with the merger. The inclusion of this information should not be regarded as an indication that any of Civic, FFN, FSB, PBS, or RJ, or their respective representatives, or any other recipient of this information, considered, or now considers, it to be necessarily predictive of actual future results, or that it should be construed as financial guidance, and it should not be relied on as such.

This information was prepared solely for internal use and is subjective in many respects. While presented with numeric specificity, the unaudited prospective financial information reflects numerous estimates and assumptions made with respect to business, economic, market, competitive, regulatory, and financial conditions and matters specific to Civic’s business, all of which are difficult to predict and many of which are beyond Civic’s control. The unaudited prospective financial information reflects both assumptions as to certain business decisions that are subject to change and, in many respects, subjective judgment, and thus is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. Additionally, in the course of due diligence and negotiation of the merger, Civic refined and altered assumptions and estimates in forecasting and arriving at the presented unaudited prospective financial information, which data represents the final iteration of projections shared with PBS and FFN and FSB and their financial advisor. Civic can give no assurance that the unaudited prospective financial information and the underlying estimates and assumptions will be realized.

In addition, since the unaudited prospective financial information covers multiple years, such information by its nature becomes less predictive with each successive year. Actual results may differ materially from those set forth below, and important factors that may affect actual results and cause the unaudited prospective financial information to be inaccurate include, but are not limited to, risks and uncertainties relating to Civic’s business, industry performance, general business and economic conditions, customer requirements, competition, and adverse changes in applicable laws, rules, or regulations. For other factors that could cause actual results to differ, please see the sections entitled “RISK FACTORS RELATED TO THE MERGER” and “CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS” beginning on page 12 and page 15, respectively, of this proxy statement/prospectus.

The unaudited prospective financial information was not prepared with a view toward public disclosure, nor was it prepared with a view toward compliance with GAAP, published guidelines of the SEC, or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither Civic’s independent auditor nor any other independent accountants have compiled, examined, or performed any procedures with respect to the unaudited prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability.

Furthermore, the unaudited prospective financial information does not take into account any circumstances or events occurring after the date it was prepared. Civic can give no assurance that, had the unaudited prospective financial information been prepared either as of the date of the merger agreement or as of the date of this proxy statement/prospectus, similar estimates and assumptions would be used. Civic does not intend to, and disclaims any obligation to, make publicly available any update or other revision to the unaudited prospective financial information to reflect circumstances existing since its preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error, or to reflect changes in general economic or industry conditions. The unaudited prospective financial information does not take into account the possible financial and other effects on either Civic or FSB, as applicable, of the merger and does not attempt to predict or suggest future results of the surviving company. The unaudited prospective financial information does not give effect to the merger, including the impact of negotiating or executing the merger agreement, the expenses that may be incurred in connection with completing the merger, the potential synergies that may be achieved by the surviving company as a result of the merger, the effect on either Civic or FSB, as applicable, of any business or strategic decision or action that has been or will be taken as a result of the merger agreement having been executed, or the effect of any business or strategic decisions or actions which would likely have been taken if the merger agreement had not been executed, but which were instead altered, accelerated, postponed, or not taken in anticipation of the merger. Further, the unaudited prospective financial information does not take into account the effect on either Civic or FSB, as applicable, of any possible failure of the merger to occur. None of Civic, FFN, FSB, PBS, or RJ, or their respective affiliates, officers, directors, advisors, or other representatives, have made, make, or are authorized in the future to make any representation to any shareholder of Civic or any other person regarding Civic’s ultimate performance compared to the information contained in the unaudited prospective financial information or that the projected results will be achieved. The inclusion of the unaudited prospective financial information in this proxy statement/prospectus should not be deemed an admission or representation by Civic that it is viewed as material information of Civic, particularly in light of the inherent risks and uncertainties associated with such forecasts. The summary of the unaudited prospective financial information included below is not being included to influence your decision whether to vote for the merger agreement, but, rather, is being provided solely because it was made available to Civic’s financial advisor, FFN and FSB, and FFN’s and FSB’s financial advisor in connection with the merger.

In light of the foregoing, and considering that the Civic special meeting will be held several months after the unaudited prospective financial information was prepared, as well as the uncertainties inherent in any forecasted information, Civic shareholders are cautioned not to place unwarranted reliance on such information, and Civic urges all Civic shareholders to review Civic’s most recent Consolidated Reports of Condition and Income filed with the FDIC. See the section of this proxy statement/prospectus entitled “WHERE YOU CAN FIND MORE INFORMATION.”

The following table presents a summary of the material elements of the unaudited prospective financial data of Civic for the years ending December 31, 2016 through 2019 that was shared confidentially with PBS, FFN, FSB, and FFN’s and FSB’s financial advisor, and on which such parties may have relied in connection with the merger (dollars in thousands, except per share data):

	As of and for the years ending December 31,
	2016	2017	2018	2019
Total Assets	$173,066	$192,265	$220,385	$250,139
Gross Loans	102,028	127,057	145,772	165,546
Total Equity	20,640	21,185	23,112	25,335
Book Value Per Common Share	7.85	8.05	8.79	9.63
Net Income After Tax	545	1,927	2,224	2,195
Return on Assets (ROA)	0.32%	1.00%	1.01%	0.88%
Return on Equity (ROE)	2.64%	9.10%	9.62%	8.67%

Financial Projections of FFN

Although FFN does not typically publicly disclose internal management estimates, early in the fourth quarter of 2015, during the period in which FFN’s Board of Directors was exploring a potential strategic transaction with Civic, management of FFN provided Civic with a copy of FFN’s financial projections and related information for the fiscal years 2013-2018. The estimates reflect management’s assessment, at that time, of FFN’s prospects given its then-current operating environment, and were based on numerous variables and assumptions, which at that time, were inherently uncertain, including factors related to general economic and competitive conditions. Accordingly, FFN’s actual results for the year ended 2015 vary from those set forth in the estimates prepared by management, and you are urged not to place undue reliance on these financial projections.

In addition, the inclusion of the financial projections and related information in this proxy statement/prospectus should not be regarded as an indication that any of FFN, Civic or their respective affiliates, officers, directors or other representatives consider the financial projections to be necessarily predictive of actual future events, and the financial projections should not be relied upon as such. None of FFN, Civic or their respective affiliates, officers, directors or other representatives can give you any assurance that actual results will not differ materially from the financial projections, and none of them undertakes any obligation to update or otherwise revise or reconcile the financial projections to reflect circumstances existing after the date the financial projections were generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the projections are shown to be in error. None of FFN, Civic or their respective affiliates, officers, directors or other representatives has made or makes any representation to any shareholder or other person regarding FFN’s or Civic’s ultimate performance compared to the information contained in the financial projections or that the projected results will be achieved. The financial projections and related information included below is not being included to influence your decision whether to vote for the merger and the transactions contemplated in connection with the merger, but are being provided because the financial projections and related information were provided to Civic in connection with the proposed merger.

Franklin Synergy Bank

Key Balance Sheet Comparisons (monthly averages)

	Dec. ‘13	Dec. ‘14	% Growth	Dec. ‘15	% Growth	Dec. ‘16	% Growth	Dec. ‘17	% Growth	Dec. ‘18	% Growth
Loans NHFS*	411,324	771,160	87.5%	1,223,921	58.7%	1,548,364	26.5%	1,899,497	22.7%	2,307,889	21.5%
Loans Held for Sale	8,273	17,729	114.3%	8,835	-50.2%	9,063	2.6%	10,339	14.1%	11,166	8.0%
Total Loans	419,597	788,889	88.0%	1,232,757	56.3%	1,557,427	26.3%	1,909,836	22.6%	2,319,055	21.4%
Investments	315,506	419,138	32.8%	737,824	76.0%	748,509	1.4%	818,356	9.3%	900,191	10.0%
Assets	766,705	1,305,332	70.3%	2,080,648	59.4%	2,414,253	16.0%	2,844,000	17.8%	3,341,700	17.5%

Retail Deposits**	599,535	1,071,293	78.7%	1,232,391	15.0%	1,603,245	30.1%	1,992,943	24.3%	2,421,426	21.5%
Brokered Deposits	45,903	76,401	66.4%	585,645	666.5%	540,817	-7.7%	534,377	-1.2%	609,189	14.0%
Bank Equity Capital	65,111	121,844	87.1%	186,799	53.3%	214,817	15.0%	250,496	16.6%	296,131	18.2%

Balance Sheet Ratios:
Loans/Deposits	65.0%	68.7%		67.8%		72.6%		75.6%		76.5%
Invest/Assets	41.2%	32.1%		35.5%		31.0%		28.8%		26.9%
Equity/Assets	8.5%	9.3%		9.0%		8.9%		8.8%		8.9%
Brokered Deposits/Assets	6.0%	5.9%		28.1%		22.4%		18.8%		18.2%

Notes: *—Loans Not Held for Resale; **—Retail Deposits include repurchase agreement accounts

Income Statement Comparison

	Y-2013	Y-2014	% Growth	Y-2015	% Growth	Y-2016	% Growth	Y-2017	% Growth	Y-2018	% Growth
Interest Income	24,993.1	43,431.8	73.8%	68,612.0	58.0%	89,591.6	30.6%	108,062.7	20.6%	130,215.6	20.5%
Interest Expense	3,936.8	5,740.0	45.8%	9,207.8	60.4%	11,794.7	28.1%	13,443.9	14.0%	15,460.5	15.0%
Net Interest Income	21,056.3	37,691.8	79.0%	59,404.2	57.6%	77,796.8	31.0%	94,618.8	21.6%	114,755.0	21.3%
Provision for Loan Losses	907.0	2,373.9	161.7%	4,876.7	105.4%	5,069.8	4.0%	5,455.6	7.6%	6,001.1	10.0%
Non-Interest Income:
Mortgage Banking	5,543.9	7,477.3	34.9%	9,627.4	28.8%	9,446.3	-1.9%	10,000.1	5.9%	10,375.1	3.8%
All Other	1,833.2	2,794.4	52.4%	4,495.9	60.9%	5,173.7	15.1%	6,687.3	29.3%	7,690.4	15.0%
Total Non-int Inc.	7,377.0	10,271.7	39.2%	14,123.3	37.5%	14,620.1	3.5%	16,687.4	14.1%	18,065.5	8.3%
Non-Interest Expense:
Personnel	12,085.7	17,926.3	48.3%	23,635.2	31.8%	26,695.6	12.9%	30,489.7	14.2%	34,301.0	12.5%
Occupancy + Equip	2,642.5	4,547.2	72.1%	6,427.9	41.4%	7,111.4	10.6%	8,234.3	15.8%	9,407.6	14.3%
All Other	4,877.9	8,149.2	67.1%	11,599.2	42.3%	12,187.6	5.1%	13,750.8	12.8%	15,504.1	12.8%
Total Non-int Exp	19,606.1	30,622.8	56.2%	41,662.3	36.0%	45,994.7	10.4%	52,474.8	14.1%	59,212.7	12.8%
Pre-Tax Net Income	7,920.2	14,966.8	89.0%	26,988.5	80.3%	41,352.5	53.2%	53,375.8	29.1%	67,606.8	26.7%
Taxes	2,935.3	5,515.6	87.9%	9,651.0	75.0%	13,439.6	39.3%	16,946.8	26.1%	21,972.2	29.7%
Net Income	4,984.9	9,451.3	89.6%	17,337.5	83.4%	27,912.9	61.0%	36,429.0	30.5%	45,634.6	25.3%
Income Statement Ratios:
Yield on Earning Assets	4.02%	4.25%		4.01%		4.04%		4.08%		4.10%
Cost of Funds	0.75%	0.68%		0.66%		0.65%		0.63%		0.64%
Net Interest Margin	3.40%	3.72%		3.55%		3.58%		3.64%		3.65%
Efficiency Ratio	69.00%	63.80%		56.70%		49.80%		47.10%		44.60%
Return on Avg Assets	0.78%	0.91%		0.98%		1.24%		1.36%		1.48%
Return on Avg Equity	9.20%	10.50%		10.70%		13.80%		15.40%		16.70%

Opinion of Civic’s Financial Advisor

The fairness opinion of Civic’s financial advisor, PBS, is described below. The description contains projections, estimates, and other forward-looking statements about the future earnings or other measures of the future performance of Civic. The projections were based on numerous variables and assumptions, which are inherently uncertain, including factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in the projections. You should not rely on any of these statements as having been made or adopted by Civic. You should review the copy of the fairness opinion attached as Appendix C to this proxy statement/prospectus.

PBS was engaged by Civic to advise Civic’s board of directors as to the fairness of the consideration, from a financial perspective, to be paid by FFN to holders of Civic common stock pursuant to the terms of the merger agreement.

PBS is a bank consulting firm with offices located throughout the United States. As part of its investment banking business, PBS is regularly engaged in reviewing the fairness of financial institution acquisition transactions from a financial perspective and in the valuation of financial institutions and other businesses and their securities in connection with mergers, acquisitions, estate settlements, and other transactions. Neither PBS nor any of its affiliates has, or has had within the past two years, a material financial interest in or other material relationship with Civic or FFN, and PBS was selected to advise Civic’s board of directors based on its knowledge of the banking industry as a whole. PBS did not determine the amount of consideration to be paid to Civic shareholders in connection with the merger, but instead recommended the fairness of the consideration provided for in the merger agreement to Civic’s board of directors.

PBS performed certain analyses described below and presented the range of values for Civic resulting from such analyses to the Civic board of directors in connection with its advice as to the fairness of the consideration to be paid by FFN in connection with the merger.

PBS delivered a fairness opinion to the Civic board of directors on December 12, 2015, at a special meeting of the board of directors. A copy of the fairness opinion, which includes a summary of the assumptions made and information analyzed in deriving the fairness opinion, is attached as Appendix C to this proxy statement/prospectus.

In arriving at its fairness opinion, PBS reviewed certain publicly available business and financial information relating to Civic and FFN. PBS considered certain financial and stock price data of Civic and FFN, compared that data with similar data for certain publicly-held bank holding companies, and considered the financial terms of certain other comparable transactions that had been announced prior to December 8, 2015. PBS also considered such other information, financial studies, analyses, and investigations and financial, economic, and market criteria that it deemed relevant. In connection with its review, PBS did not independently verify the foregoing information and relied on such information as being complete and accurate in all material respects. PBS did not make an independent evaluation or appraisal of the assets of Civic or FFN. Financial forecasts prepared by Civic and FFN were based on assumptions believed by PBS to be reasonable and to reflect currently available information.

In connection with preparing its fairness opinion, PBS performed a due diligence review of FFN, which included an on-site visit to FFN by PBS personnel during the week of November 30, 2015. The broad categories of material reviewed include: general corporate matters (including press releases and board and certain committee minutes), financial information, SEC filings, board packages, loan and other policies, and various loan information.

PBS reviewed and analyzed the historical performance of Civic, including the audited financial statements of Civic for the year ended December 31, 2014; the December 31, 2014, and June 30, 2015, Consolidated

Reports of Condition and Income of Civic; the Uniform Bank Performance Report of Civic as of June 30, 2015; Civic’s budget; and various asset quality, interest rate sensitivity, liquidity, deposit, and loan portfolio reports. PBS reviewed and tabulated statistical data regarding Civic’s loan portfolio, securities portfolio, and other performance ratios and statistics. Financial projections were prepared and analyzed, as well as other financial studies, analyses, and investigations as deemed relevant for purposes of the fairness opinion. In reviewing the aforementioned information, PBS took into account its assessment of general market and financial conditions, its experience in other similar transactions, and its knowledge of the banking industry generally.

In connection with rendering the fairness opinion and preparing its written and oral presentation to Civic’s board of directors, PBS performed a variety of financial analyses, including those summarized below. This summary does not purport to be a complete description of the analyses performed by PBS in this regard. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to summary description. Accordingly, notwithstanding the separate factors summarized below, PBS believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion. In performing its analyses, PBS made numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond Civic’s or FFN’s control. The analyses performed by PBS are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the values of businesses do not purport to be appraisals or to reflect the process by which businesses actually may be sold.

Assuming a volume weighted average closing price of $30.50 for FFN’s common stock for the 20 consecutive trading days ending on and including the 10th trading day preceding the effective date of the merger, in connection with the merger, holders of Civic common stock will receive 0.36954 shares of FFN common stock for each share of Civic common stock (subject to adjustment as provided for in the merger agreement). Because the merger agreement provides that the per share market value of FFN’s common stock to be used for purposes of calculating the exchange ratio for the transaction will not be less than $26.50 and not greater than $29.50, this 0.36954 exchange ratio is calculated using a per share market value of $29.50 for the FFN common stock. For purposes of PBS’s analysis, the calculation of the purchase price is presented in the following table.

Adjusted Price Allocation

Exchange Ratio Calculation at $29.50

FFN Stock Price $30.50

2,625,812 shares of Civic common stock outstanding	@ $	11.27	$29,595,340
429,500 director options outstanding	@ $	11.27	4,840,465
212,000 employee options outstanding*	@ $	11.27	2,389,240

Total Adjusted Price			$36,825,045
September 30, 2015 Civic stated common tangible equity			$20,972,000
September 30, 2015 option equity			5,970,240

September 30, 2015 Adjusted Common Tangible Equity			$26,942,240
Adjusted Price/Adjusted Common Equity			1.37X
Directors options			429,500
Average weighted strike price			$10.08
Employee options			212,000
Average weighted strike price			$7.74

*	Does not include 22,000 employee options that expired in January 2016.

In performing its various analyses, PBS utilized the following financial inputs for Civic:

September 30, 2015 Last-Twelve-Month Net Income Adjustments

LTM stated net income	$1,303,000
Less: Negative LTM provision for loan and lease losses	(970,000)
Less: LTM gain on sale of securities	(589,000)

Adjusted September 30, 2015 LTM core net income	$(256,000)

Due to Civic’s lack of core earnings, the proposed transaction to earnings multiple was not utilized for purposes of PBS’s analysis and therefore no percentile rankings based on transaction value to earnings were presented.

Civic’s total equity capital and shares outstanding utilized are as follows:

September 30, 2015 stated common tangible equity	$20,972,000
September 30, 2015 shares of common stock outstanding	2,625,812

Market Comparison Method: In performing this analysis, PBS reviewed the 207 bank transactions in the Southeast Region of the United States and the State of Tennessee from January 1, 2011, through December 8, 2015, for which financial information is available (the “Comparable Group”). The purpose of the analysis was to obtain an evaluation range for Civic based on these Comparable Group bank acquisition transactions. The median multiple of tangible book value of the Comparable Group transactions was presented and compared to the multiple for the acquisition value of Civic. In addition to reviewing the Comparable Group bank transactions, PBS performed separate comparable analyses for acquisitions of banks which, like Civic, had a last twelve month (“LTM”) return on average assets (“ROAA”) between -0.10% and 0.15%, had total assets between $100 million and $200 million, had a tangible equity to tangible assets ratio greater than 11.0%, those located in a Metropolitan Statistical Area (“MSA”), and those located in Tennessee. Median values for the Comparable Group acquisitions expressed as a multiple of tangible book value equaled 1.19X. The following tables depict the median transaction pricing multiples for the above institution categories as well as the percentile ranking of the proposed merger in terms of the applicable pricing multiple within each comparable category.

ACQUISITION PRICING FOR COMPARABLE GROUP TRANSACTIONS

MEDIAN MULTIPLES

Multiple of Tangible Book Value
Proposed Merger	1.37X
Comparable Groups
All Comparable Group acquisitions since January 1, 2011	1.19X
Comparable Group with LTM ROAA between -0.10% and 0.15%	0.90X
Comparable Group with assets between $100 million and $200 million	1.09X
Comparable Group with tangible equity/tangible assets greater than 11.0%	1.12X
Comparable Group located in MSA	1.28X
Tennessee Transactions	1.24X

MEDIAN MULTIPLES

Deal Value/Earnings
Proposed Merger	NM	*
Comparable Groups
All Comparable Group acquisitions since January 1, 2011	17.70X
Comparable Group with LTM ROAA between -0.10% and 0.15%	NM	*
Comparable Group with assets between $100 million and $200 million	19.59X
Comparable Group with tangible equity/tangible assets greater than 11.0%	17.11X
Comparable Group located in MSA	17.48X
Tennessee Transactions	16.54X

*	NM—not meaningful

MULTIPLE OF TANGIBLE BOOK VALUE

PROPOSED TRANSACTION PERCENTILE RANKINGS

Proposed Merger	1.37X
Comparable Groups
All Comparable Group acquisitions since January 1, 2011	64.30%
Comparable Group with LTM ROAA between -0.10% and 0.15%	93.50%
Comparable Group with assets between $100 million and $200 million	87.00%
Comparable Group with tangible equity/tangible assets greater than 11.0%	71.90%
Comparable Group located in MSA	58.10%
Tennessee Transactions	68.80%

Due to Civic’s lack of core earnings, the proposed transaction to earnings multiple percentile rankings are not presented.

Asset Value Method: PBS reviewed Civic’s balance sheet data to determine the amount of material adjustments required to the stockholders’ equity of Civic based on differences between the market value of Civic’s assets and their value reflected on Civic’s financial statements. PBS determined that one adjustment was warranted. Utilizing a deposit premium of 2.00% of core deposits, PBS reflected a value of Civic’s September 30, 2015, core deposits of approximately $1,582,000. To determine the core deposit premium, a search was conducted for all branch transactions in the United States since January 1, 2011, for which pricing information was available. The transactions that included loans were excluded. There were a total of 42 branch transactions that fit the criteria with a median deposit premium of 2.00%. The aggregate adjusted net asset value of Civic was determined to be $22,554,000, or 1.08X Civic September 30, 2015 stated common equity.

Earnings Method: A dividend discount analysis was performed by PBS pursuant to which a range of values of Civic was determined by adding (i) the present value of estimated future dividend streams that Civic could generate over a five-year period and (ii) the present value of the “terminal value” of Civic’s net income at the end of the fifth year. The “terminal value” of Civic’s net income at the end of the five-year period was determined by applying a multiple of 17.70 times the projected terminal year’s net income. The 17.70 multiple represents the median price paid as a multiple of last-twelve-month core earnings per share for all Comparable Group transactions from January 1, 2011, through December 8, 2014, for which pricing information is available.

Projected dividend streams and the terminal value were discounted to present values using a discount rate of 12.5%. This rate reflects assumptions regarding the required rate of return of holders or buyers of Civic common stock. The aggregate value of Civic, determined by adding the present value of the total cash flows at the end of the five-year period, was $27,134,000, or $10.33 per share of Civic common stock. In addition to the five-year projection, a 20-year projection was prepared. Assumptions utilized in the analysis included an annual growth rate in assets of 3.0% per year in years one through five and 4.0% per year for the remainder of the analysis. Return on assets was projected to increase to 1.10% by year 10 and remain constant throughout the long-term analysis. It was assumed that Civic would pay common dividends at a rate equal to 70% of net income throughout the analysis. The long-term projection resulted in an aggregate value of $21,949,000, or $8.36 per share of Civic common stock.

Pro Forma Merger Analysis: The contribution of Civic and FFN to the income statement and balance sheet of the pro forma combined organization was analyzed in relation to the pro forma ownership position of Civic’s shareholders in the combined organization.

The fairness opinion is directed only to the question of whether the consideration to be received by holders of Civic common stock under the merger agreement is fair and equitable from a financial perspective and does not constitute a recommendation to any Civic shareholder to vote in favor of the approval of the merger agreement. No limitations were imposed on PBS regarding the scope of its investigation or otherwise by Civic.

In forming its opinion as to the fairness of the proposed transaction from a financial perspective, PBS took into consideration multiple factors and circumstances, including the following: the Asset Value Method reflects a liquidation value of Civic and does not accurately reflect the value of Civic as a going concern and therefore was not included in PBS’s opinion of value; the values of Civic derived from the short- and long-term Earnings Method; the percentile rankings of the proposed merger pricing multiples relative to other transactions in the Comparable Group; FFN’s financial performance and operating history; the future growth prospects and fundamental performance of Civic and FFN; Civic’s and FFN’s relative earnings on both a historical and pro forma basis; the relative future growth prospects and fundamental performance between Civic and FFN; the due diligence findings of PBS and Civic in connection with their review of FFN; and the results of PBS’s process of contacting possible acquirors and PBS’s analysis of potential acquirors and merger partners.

Based on the results of the various analyses and other factors described above, PBS concluded that, as of December 12, 2015, the consideration to be received by holders of Civic common stock under the merger agreement was fair and equitable from a financial perspective to the shareholders of Civic.

Civic has previously paid PBS a retainer fee of $10,000 and an additional fee of $15,000 for all services performed in connection with the rendering of the fairness opinion. Civic has also agreed to pay PBS a commission of 0.80% of the total proceeds received by Civic or its shareholders in connection with the merger if and when the merger is completed. Further, Civic has agreed to reimburse PBS for its reasonable out-of-pocket expenses incurred in connection with services provided, but PBS will not incur expenses in excess of $5,000 without Civic’s prior consent. In addition, Civic has agreed to indemnify PBS and its directors, officers, and employees from liability in connection with the merger, and to hold PBS harmless from any losses, actions, claims, damages, expenses, or liabilities related to any of PBS’s acts or decisions made in good faith and in the best interest of Civic.

Interests of Certain Civic Executive Officers and Directors in the Merger

Some of the executive officers and directors of Civic have financial and other interests in the merger that are in addition to or different from their interests as Civic shareholders generally. Civic’s board of directors was aware of these interests and considered them, among other matters, in adopting the merger agreement.

Directors and Executive Officers of FFN and FSB

At the effective time of the merger, Civic will merge with and into FSB, with FSB being the surviving entity. In connection with or promptly following the merger, FFN and FSB will appoint current Civic board member and Chairman Anil Patel, MD to the boards of directors of FFN and FSB, and Dr. Patel will receive compensation for serving on these boards. Additionally, following the merger, Sarah Meyerrose, President and Chief Executive Officer of Civic, will join the executive management team of FSB.

Civic Main Office Lease

Civic leases its main office located at 3325 West End Avenue, Nashville, Tennessee 37203 from R.B. Branch Properties, Inc., a Tennessee corporation, pursuant to a Lease dated August 29, 2008, as amended, between Civic and R.B. Branch Properties, Inc. This lease will be assumed by FSB in connection with the consummation of the merger. Civic directors Anil Patel, MD, Raman Patel, Magan Bhika, and Ratilal Gajera, MD are owners of R.B. Branch Properties, Inc. and, therefore, have an indirect financial interest in the lease.

Employment Agreements

Sarah Meyerrose and Terry Howell. Civic has previously entered into employment agreements with Sarah Meyerrose, Civic’s President and Chief Executive Officer, and Terry Howell, Civic’s Chief Operating Officer.

The employment agreements of Ms. Meyerrose and Mr. Howell provide generally that if within 12 months following a change of control the executive’s employment is terminated by Civic (or any successor) without cause or by the executive for cause, then the executive is entitled to a lump sum severance payment equal to the executive’s then-current annual base salary. Additionally, Ms. Meyerrose’s employment agreement provides that she will continue to receive an amount in cash equal to the premiums for health insurance coverage for her and her spouse (upon to a maximum annual premium of $9,000).

For purposes of Ms. Meyerrose’s and Mr. Howell’s employment agreements, “change of control” is defined as any of the following:

•	the acquisition by any person or persons acting in concert (other than any current officer(s) and/or director(s) of Civic or any affiliate of Civic) of the then outstanding voting securities of Civic, if after the transaction the acquiring person or persons own, control, or hold with power to vote 25% or more of the then outstanding voting securities of Civic;

•	if within any 12-month period the persons who were directors of Civic immediately before the beginning of such 12-month period (the “incumbent directors”) cease to constitute at least a majority of the members of the Civic board of directors, provided that (i) any director who was not a director as of the effective date of the respective employment agreement will be deemed to be an incumbent director if that director was elected to the Civic board of directors by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as incumbent directors, and (ii) no director whose initial assumption of office is in connection with an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) relating to the election of directors will be deemed to be an incumbent director;

•	a reorganization, merger, or consolidation with respect to which persons who were shareholders of Civic immediately prior to such reorganization, merger, or consolidation do not immediately thereafter own more than 50% of the combined voting power of the reorganized, merged, or consolidated company’s then outstanding voting securities entitled to vote in the election of directors; or

•	the sale, transfer, or assignment of all or substantially all of the assets of Civic to any third party.

For purposes of each of Ms. Meyerrose’s and Mr. Howell’s employment agreement, “cause” in the context of the termination of the agreement by Civic is defined as: (i) a breach of the terms of the agreement by the executive not cured by the executive within 10 business days after the executive’s receipt of written notice thereof, including failure by the executive to perform the executive’s duties and responsibilities in the manner and to the extent required under the agreement; (ii) any act by the executive of fraud against, misappropriation from, or dishonesty to Civic or any affiliate of Civic; (iii) the arrest of the executive for, charge of the executive with, or conviction of the executive of any crime; (iv) conduct by the executive that amounts to willful misconduct, gross neglect, or a material failure to perform the executive’s duties and responsibilities under the agreement, including prolonged absences without the written consent of the Civic board of directors (provided that the nature of such conduct is set forth in a written notice to the executive, who has 10 business days following delivery of such notice to cure such alleged conduct, if such conduct is, in the reasonable discretion of the Civic board of directors, susceptible to a cure); (v) the exhibition by the executive of a standard of behavior within the scope of or related to the executive’s employment that is in violation of any written policy or code of Civic or any affiliate of Civic (provided that the nature of such conduct is set forth in a written notice to the executive, who has 10 business days following delivery of such notice to cure such alleged conduct, if such conduct is, in the reasonable discretion of the Civic board of directors, susceptible to a cure); (vi) conduct or behavior by the executive that, in the reasonable opinion of the Civic board of directors, has harmed or could be expected to harm the business or reputation of Civic, including conduct or behavior that is unethical and/or involves moral turpitude; (vii) receipt of any form of written notice that any regulatory agency or authority having jurisdiction over Civic or any affiliate of Civic has instituted any form of regulatory action against the executive; or (viii) the executive’s removal from office and/or permanent prohibition from participating in the conduct of Civic’s affairs by an order issued under Section 8(e) or Section 8(g) of the Federal Deposit Insurance Act.

For purposes of each of Ms. Meyerrose’s and Mr. Howell’s employment agreement, “cause” in the context of the termination of the agreement by the executive is defined as: (i) a material reduction in the scope of the executive’s duties and responsibilities, including a material reduction in the budget over which the executive has primary responsibility, which is not consented to by the executive in writing; (ii) a material reduction, when considered in the aggregate, in the salary and other compensation and benefits provided for under the agreement from the level in effect immediately prior to such reduction, which is not consented to by the executive in writing; or (iii) a change in the location of the executive’s primary office such that the executive is required to report regularly to an office located outside of a 75-mile radius from the location of the executive’s primary office as of the effective date of the agreement, which change is not consented to by the executive in writing.

The merger will constitute a change of control for purposes of Ms. Meyerrose’s and Mr. Howell’s employment agreements, and FSB will assume these employment agreements in connection with the merger.

The employment agreements of Ms. Meyerrose and Mr. Howell also provide, generally, that, during the period of the executive’s employment and for a period of 12 months following termination of the executive’s employment, the executive will not within a radius of 75 miles of any office of Civic (i) engage in any activity, enterprise, or venture competitive with the business of Civic; (ii) perform for any competing business (as defined in the agreements) any services that are the same or essentially the same as the services the executive provides for Civic; (iii) accept employment with or be employed by any person engaged in any business, activity, enterprise, or venture competitive with the business of Civic; or (iv) be affiliated with or be employed by any person or group of persons proposing to establish a new bank or other depository financial institution. Notwithstanding these restrictions, Ms. Meyerrose’s employment agreement expressly provides that she may resume the consulting business in which she was engaged prior to her employment with Civic and provide consulting services to competing businesses (as defined in the agreement), subject to certain restrictions.

The employment agreements of Ms. Meyerrose and Mr. Howell also provide, generally, that, during the period of the executive’s employment and for a period of 12 months following termination of the executive’s employment, the executive will not, other than on behalf of Civic, (i) solicit, divert, or appropriate any business from any customers of Civic or any of its affiliates, for purposes of selling, offering, or providing products or services that are competitive with those sold, offered, or provided by Civic or any of its affiliates; or (ii) solicit, recruit, or hire away any employee of Civic or any of its affiliates with whom the executive had contact during the last two years of the executive’s employment.

Richard Bobo. Civic has also previously entered into an employment agreement with Richard Bobo, Civic’s Chief Credit Officer. Mr. Bobo’s employment agreement provides generally that if a change of control has occurred and his employment is terminated by Civic for any reason other than cause or by Mr. Bobo for good reason, then he is entitled to a lump sum severance payment equal to six months base salary (the “severance amount”), subject to certain limitations. However, if the date of termination of Mr. Bobo’s employment is within six months of the change of control, the severance payment will be pro-rated and equal to an amount determined by multiplying the severance amount by a fraction the numerator of which is the number of months Mr. Bobo has been employed following the change of control and the denominator of which is six.

For purposes of Mr. Bobo’s employment agreement, “change of control” is defined as any of the following:

•	the acquisition by any person, or more than one person acting in concert, of ownership of Civic voting securities that, together with Civic voting securities held by such person or group, constitute more than 50% of the total voting power of Civic’s voting securities;

•	any person, or more than one person acting in concert, acquiring (or having acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of Civic’s voting securities possessing 50% or more of the total voting power of Civic’s voting securities; or

•	a majority of the members of Civic’s board of directors being replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the board of directors prior to the date of the appointment or election.

Even in the event of a change of control, if Mr. Bobo’s position with Civic and base salary remains the same, or he is promoted to a more responsible position with salary augmentation commensurate with the promotion, he is not entitled to receive a change of control severance payment. However, in any event, if a change of control has occurred and Mr. Bobo is required to move more than 50 miles from Civic’s current main office location, Mr. Bobo will be entitled to the change of control severance payment upon his subsequent voluntary termination of his employment or the termination of his employment agreement by the bank for any reason other than cause.

For purposes of Mr. Bobo’s employment agreement, “cause” is defined to include termination of Mr. Bobo’s employment because of personal dishonesty; incompetence; willful misconduct; breach of fiduciary duty involving personal profit; intentional failure to perform stated duties; willful violation of any law, rule, or regulation which negatively impacts Civic (other than traffic violations or similar offenses) or final cease-and-desist or similar formal supervisory order; or material breach of any provision of his employment agreement.

For purposes of Mr. Bobo’s employment agreement, “good reason” is defined as: (i) unless consented to by him, a material change in his function, duties, or responsibilities which change would cause his position to become one of lesser responsibility, importance, or scope from the position and attributes set forth in the agreement; (ii) a material reduction in the benefits and/or prerequisites to Mr. Bobo from those being provided as of the effective date of the agreement; (iii) the liquidation, dissolution, or failure of Civic; or (iv) any breach of the agreement by Civic that is not cured within 30 days.

The merger will constitute a change of control for purposes of Mr. Bobo’s employment agreement, and FSB will assume his employment agreement in connection with the merger.

Mr. Bobo’s employment agreement also provides that, for a period of six months following the termination of his employment, he will not compete with Civic in Davidson and Williamson Counties, Tennessee, or in any other city or town in which Civic operates a main, branch, or loan or deposit production office as of the date of termination. Mr. Bobo is prohibited during this period from working for or advising, consulting, or serving with any entity whose business materially competes with the business activities of Civic and from working with any individual or group proposing to establish a new bank or other financial institution in Davidson or Williamson County, Tennessee, or any other city or town in which Civic operates a main, branch, or loan or deposit production office. Additionally, Mr. Bobo’s employment agreement provides that, for a period of one year following the expiration or termination of the agreement, he will not offer to employ or hire away any person employed by Civic or any of its affiliates with whom Mr. Bobo had contact in the course of his employment by Civic, or encourage or induce any such person to terminate his or her employment with Civic.

Salary Continuation Agreements

Civic has previously entered into salary continuation agreements with Robert Perry, Civic’s former President and Chief Executive Officer and a current member of Civic’s board of directors, and David Barnes, Civic’s Chief Financial Officer.

The salary continuation agreements of Messrs. Perry and Barnes provide generally for the payment of a monthly cash benefit to Mr. Perry and Mr. Barnes upon their attainment of a specified age, age 70 for Mr. Perry and age 71 for Mr. Barnes. For each of Messrs. Perry and Barnes, this monthly benefit is payable for a period of 15 years. The monthly benefits payable to Mr. Perry and Mr. Barnes are fully vested, and are $3,000.00 per month for Mr. Perry and $1,250.00 per month for Mr. Barnes.

Mr. Perry’s salary continuation agreement provides generally that, in the event of a change of control, the agreement will terminate and he will receive a single, lump sum payment equal to the present value of the payment of $3,000.00 per month over a period of 15 years (reduced by the number of months, if any, in which a monthly benefit has been paid under the salary continuation agreement) assuming an annual rate of interest or discount rate of 3.0% (non-compounding).

For purposes of Mr. Perry’s salary continuation agreement, “change in control” is defined as the first to occur of the following:

•	the date that any one person or persons acting as a group acquires ownership of stock of Civic that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of Civic;

•	the date that any one person or persons acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of the stock of Civic possessing 50% or more of the total voting power of the stock of Civic;

•	the date that any one person or persons acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from Civic that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of Civic immediately prior to such acquisition or acquisitions; or

•	the date that a majority of members of the Civic board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the board of directors prior to the date of the appointment or elections.

The merger will constitute a change of control for purposes of Mr. Perry’s salary continuation agreement, and the lump sum amount payable to Mr. Perry under his salary continuation agreement will be approximately $436,717.82 (plus the amount of any required associated tax gross-up of this amount). This amount will be payable to Mr. Perry within five days of the merger. FSB will assume Mr. Barnes’ salary continuation agreement in connection with the merger.

Stock Options

Outstanding options to purchase shares of Civic common stock will, to the extent not already vested, fully vest upon the consummation of the merger pursuant to the terms of the underlying grant agreements. At the effective time of the merger, each outstanding option to purchase shares of Civic common stock will be cancelled and converted into an option to purchase that number of shares of FFN common stock equal to the number of shares of Civic common stock subject to the pre-merger option multiplied by the Exchange Ratio, and the per share exercise price of the resulting option will be the per share exercise price of the pre-merger option divided by the Exchange Ratio.

As a result of the acceleration of vesting of stock options, Civic executive officers and directors, as a group, will receive accelerated vesting with regard to options to purchase approximately 493,500 shares of Civic common stock in connection with the merger.

The table below presents the intrinsic value of stock options held by Civic directors and executive officers. The intrinsic value of a stock option is the amount that the market value of the underlying stock exceeds the exercise price of the option. The intrinsic values presented below have been calculated, for illustrative purposes, assuming the following: (i) the FFN Market Price used to calculate the FFN Share Number is $28.00; (ii) the FFN Share Number is 1,022,321 ($28,625,000 ÷ $28.00); (iii) the Exchange Ratio is 0.3893 (1,022,321 ÷ 2,625,812); and (iv) the closing price of the FFN common stock on the effective date of the merger is $28.00.

Name	Intrinsic Value of Unvested Options to Purchase Civic Common Stock	Intrinsic Value of Vested Options to Purchase Civic Common Stock
Anil Patel, MD	$110,507	$—
Ratilal Gajera, MD	103,742	—
Magan Bhika	40,595	—
Raman Patel	64,951	—
Robert Perry	13,532	—
Dr. Phil Wenk	22,553	—
Tommy L. Graham	22,553	—
David Barnes	42,017	22,625
Sarah Meyerrose	155,141	38,785
Richard Bobo	42,017	22,625
Terry Howell	—	—

Total	$617,608	$84,035

Change in Control Agreements

As a condition to consummation of the merger, each of Sarah Meyerrose, Richard Bobo, and Terry Howell will enter into a change in control agreement with FSB that provides the executive with certain benefits if his or her employment is terminated under certain scenarios within six months prior to or 12 months following a change in control (as defined in the change in control agreement) of FFN or FSB.

The change in control agreements will provide that if, within six months prior to or 12 months following a change in control of FFN or FSB, FSB terminates the executive’s employment other than for “cause” or the executive terminates his or her employment for “good reason,” in each case as those terms are defined in the change in control agreements, then the executive will receive a payment equal to two times his or her average annualized base compensation (not including bonus payments) during the five most recent taxable years (or such shorter period such executive was employed) as of the date of the change in control, plus any amounts due to the executive under the FFN equity incentive plans (without regard to vesting).

For purposes of Ms. Meyerrose’s and Messrs. Bobo and Howell’s change in control agreements, “change in control” will be defined as the occurrence of any of the following:

•	any person or entity or group of affiliated persons or entities (other than FSB) becomes a beneficial owner, directly or indirectly, of 25% or more of FSB’s or FFN’s voting securities or all or substantially all of the assets of FSB and FFN;

•	FSB and FFN enter into a definitive agreement which contemplates the merger, consolidation, or combination of FSB and FFN with an unaffiliated entity in which either or both of the following is to occur: (i) the board of directors of FSB and FFN, as applicable, immediately prior to such merger, consolidation, or combination will constitute less than a majority of the board of directors of the surviving, new, or combined entity; or (ii) less than 75% of the outstanding voting securities of the surviving, new, or combined entity will be beneficially owned by shareholders of FSB and FFN immediately prior to such merger, consolidation, or combination (provided that if any definitive agreement to merge, consolidate, or combine is terminated without consummation of the transaction no change in control will be deemed to have occurred);

•	FSB and FFN enter into a definitive agreement which contemplates the transfer of all or substantially all of FSB’s and FFN’s assets, other than to a wholly-owned subsidiary of FSB and FFN (provided that if any definitive agreement to transfer assets is terminated without consummation of the transfer then no change in control will be deemed to have occurred); or

•	a majority of the members of the board of directors of FSB and FFN shall be persons who: (i) were not members of the board of directors on the date of the change in control agreement (“current members”); (ii) were not nominated by a vote of such board of directors which included the affirmative vote of a majority of the current members on such board of directors at the time of their nomination (“future designees”), and (iii) were not nominated by a vote of such board of directors which included the affirmative vote of a majority of the current members and future designees, taken as a group, on such board of directors at the time of their nomination.

For purposes of Ms. Meyerrose’s and Messrs. Bobo and Howell’s change in control agreements, “cause” will be defined as (a) gross negligence or gross neglect of duties, (b) commission of a felony or of a gross misdemeanor involving moral turpitude in connection with the executive’s employment with FSB, (c) fraud, disloyalty, dishonesty, or willful violation of any law or significant FSB policy committed in connection with the executive’s employment, or (d) the issuance of an order for removal of the executive by FSB’s banking regulators.

For purposes of Ms. Meyerrose’s and Messrs. Bobo and Howell’s change in control agreements, “good reason” will be defined as the continuing occurrence of any of the following, without the executive’s written consent and after written notice to the FSB board of directors and a 30 day opportunity for the FSB board of directors to cure:

•	the assignment to the executive of any material duties or responsibilities inconsistent with the executive’s positions, or a change in the executive’s reporting responsibilities, titles, or offices, or any removal of the executive from or any failure to re-elect the executive to any of such positions, except in connection with the termination of the executive’s employment for cause, disability, or retirement or as a result of the executive’s death;

•	a reduction by FSB in the executive’s base salary;

•	the taking of any action by FSB that would adversely affect the executive’s participation in or materially reduce the executive’s benefits under any benefit plans, or the failure by FSB to provide the executive with the number of paid vacation days to which the executive is then entitled on the basis of years of service with FSB in accordance with FSB’s normal vacation policy in effect on the date of the change in control agreement;

•	any failure of FSB to obtain the assumption of, or the agreement to perform, the change in control agreement by any successor to all or substantially all of the business and/or assets of FSB; or

•

FSB requiring the executive to be based 50 miles or beyond the Franklin, Tennessee area, except for required travel on FSB business to an extent substantially consistent with the executive’s present business travel obligations or, in the event the executive consents to any relocation, the failure by FSB to pay or reimburse the executive for all reasonable moving expenses incurred by the executive relating to a change of the executive’s principal residence in connection with such relocation and to indemnify the executive against any loss realized on the sale of the executive’s principal residence in connection with any such change of residence.

In the event there are payments to the executive that constitute “parachute payments” (as defined in Section 280G of the Code), then the payments made to the executive will be the greater of (a) one dollar ($1.00) less than the amount which would cause the payments to the executive (including payments to the executive not provided for in the change in control agreement) to be subject to the excise tax imposed by Section 4999 of the Code and (b) any payments to the executive contingent upon the change in control (including payments to the executive not provided for in the change in control agreement) less any excise tax.

Lock-Up Agreements

As a condition to consummation of the merger, certain of the directors of Civic will enter into lock-up agreements with FFN that will limit the ability of these directors to sell shares of FFN common stock beneficially owned by them (including shares received as consideration in the merger). The Civic directors that will enter into lock-up agreements are Anil Patel, MD, Ratilal Gajera, MD, Magan Bhika, Raman Patel, Robert Perry, and Tommy L. Graham. The lock-up agreements generally will provide that these directors will not, from the date of the lock-up agreement until the first anniversary of the effective time of the merger, sell, transfer, or otherwise dispose of the shares of FFN common stock beneficially owned by them. However, transfers as bona fide gifts or by will or intestacy and transfers to a trust for the direct or indirect benefit of the director or his immediate family will be permitted, provided that any such transfer does not involve a disposition for value and that the donee or transferee agrees in writing to be bound by the terms and conditions of the lock-up agreement.

Insurance

FFN has agreed to cause the individuals serving as directors and officers of Civic immediately prior to the merger to be covered for a period of five years following the merger (or the period of the applicable statute of limitations, if longer) by the directors’ and officers’ liability insurance policy maintained by Civic. Alternatively, FFN is permitted to substitute for Civic’s insurance policy different policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than the Civic insurance policy. This insurance coverage will extend to acts or omissions of Civic’s directors and officers occurring prior to the merger in their capacity as directors and officers of Civic.

Civic Stock Ownership of Management and Certain Beneficial Owners

The following table sets forth certain information known to Civic, as of February 5, 2016, with respect to the beneficial ownership of Civic common stock by (i) each beneficial owner of more than 5.0% of Civic’s common stock and (ii) Civic’s directors and executive officers individually and as a group.

Name and Address of Beneficial Owner(2)	Shares of Civic Common Stock Owned(4)(6)	Civic Options Exercisable Within 60 Days of February 5, 2016(3)		Total Shares of Civic Common Stock Beneficially Owned(1)	Percent of Outstanding Civic Common Stock Pre- Merger(7)
Magan Bhika	68,730	—		68,730	2.62%
Ratilal Gajera	217,157	—		217,157	8.27%
Tommy Graham	161,364	—		161,364	6.14%
Sarah Meyerrose	—	12,000	(5)	12,000	*
Anil Patel	283,248	—		283,248	10.78%
Raman Patel	59,960	—		59,960	2.28%
Robert L. Perry, Jr.	2,000	10,000		12,000	*
Phil Wenk	—	—		—	—
David Barnes	7,000	7,000		14,000	*
Richard Bobo	—	7,000		7,000	*
Terry Howell	—	—		—	—

All directors and executive officers as a group (11 persons)				825,459	30.09%

*	Less than 1%
(1)	The information set forth in this column with respect to Civic common stock ownership reflects “beneficial ownership” as determined in accordance with Rule 13d-3 under the Exchange Act. “Beneficial ownership” includes shares for which an individual, directly or indirectly, has or shares voting or investment power or both and also includes options which are exercisable within 60 days of February 5, 2016 (reflected in column 3 and totaled in column 4).
(2)	Unless otherwise noted, the mailing address for each beneficial owner is care of 3325 West End Avenue, Nashville, Tennessee 37203.
(3)	Shares subject to option are deemed to be outstanding for purposes of computing the percentage ownership of the individual holding such option, but are not deemed outstanding for purposes of computing the percentage of any other person listed above as a beneficial owner.
(4)	Includes shares held by affiliated entities, shares held by spouses, children, or other close relatives, and shares held jointly with spouses or as custodians or trustees, as follows: Dr. Patel—125,888 shares; Dr. Gajera—28,325 shares; Mr. Bhika—68,730 shares; Mr. Perry—0 shares; Dr. Wenk—0 shares; Mr. Graham—161,364 shares; Mr. Patel—7,960 shares; Ms. Meyerrose—0 shares; Mr. Bobo—0 shares; Mr. Howell—0 shares; Mr. Barnes—6,000 shares.
(5)	Ms. Meyerrose is both a director and executive officer of Civic. Her stock options are incentive stock options like those of other Civic officers. Directors’ options are non-qualified stock options.
(6)	None of these shares have been pledged.
(7)	The percentages are based upon total beneficial ownership of Civic common stock by each director or executive officer, as stated in the column entitled “Total Shares of Civic Common Stock Beneficially Owned,” and 2,625,812 shares of Civic common stock outstanding as of February 5, 2016.

Regulatory Approval

FFN is registered as a financial holding company under the Bank Holding Company Act of 1956, as amended, and supervised and regulated by the FRB. FSB is a state chartered member bank and is supervised by the FRB and the TDFI. Civic is a state chartered non-member bank and is supervised by the Federal Deposit

Insurance Corporation (“FDIC”) and the TDFI. Set forth below is a brief summary of certain regulatory issues. Additional information relating to the supervision and regulation of FFN is included below.

Federal Reserve Regulatory Approval. The merger is subject to prior approval by the FRB pursuant to Section 18(c) of the Federal Deposit Insurance Act. FSB has filed the required applications and notification with the FRB for approval of the merger. The parties may not consummate the merger until after the termination of a waiting period. The waiting period starts the day the FRB approves the merger and notifies the United States Department of Justice and ends 30 days later, except the waiting period may be reduced to 15 days upon consent of the United States Attorney General. During that time, the United States Department of Justice may challenge the merger on antitrust grounds. The FRB is prohibited from approving any transaction under the applicable statutes that:

•	would result in a monopoly;

•	would be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any part of the United States; or

•	may have the effect in any part of the United States of substantially lessening competition, tending to create a monopoly or otherwise resulting in a restraint of trade, unless the FRB finds that the public interest created by the probable effect of the transaction in meeting the convenience and needs of the communities to be served clearly outweighs the anticompetitive effects of the proposed merger.

In addition, the FRB considers the financial and managerial resources of companies and their subsidiary banks and the convenience and needs of the communities to be served. Consideration of financial resources generally focuses on capital adequacy, which is discussed below, and consideration of managerial resources includes consideration of the competence, experience and integrity of the officers, directors and principal shareholders of companies and their subsidiary banks.

The analysis of convenience and needs issues includes the parties’ performance under the Community Reinvestment Act of 1977, as amended. Under the Community Reinvestment Act, the FRB must take into account the record of performance of each of FSB and Civic and their respective subsidiaries in meeting the credit needs of the entire community, including the low- and moderate-income neighborhoods in which they operate. Furthermore, applicable federal law provides for the publication of notice and public comment on applications filed with the FRB. The FRB frequently receives comments and protests from community groups and others and may, in its discretion, choose to hold public hearings on the application. Both FSB and Civic have a “satisfactory” rating under the Community Reinvestment Act.

State Regulatory Approval. The Tennessee Banking Act requires submission of an application to and approval from the TDFI for certain acquisitions of state banks by Tennessee banking corporations such as FSB. The TDFI also must take into consideration the financial and managerial resources and future prospects of the banks concerned.

Additional Federal and State Regulatory Considerations. FFN, FSB and Civic are subject to other federal and state laws and regulations relating to the following areas as summarized below:

•	Restrictions on the Payment of Dividends: FFN is a legal entity separate and distinct from its banking and other subsidiaries, but depends principally on dividends from its subsidiary depository institution for cash flow to pay any dividends to its shareholders. There are statutory and regulatory limitations on the payment of dividends by FSB to FFN, as well as by FFN to its shareholders. FSB and Civic are subject to dividend restrictions imposed by the applicable state and federal regulators. The payment of dividends by FFN and Civic also may be affected or limited by other factors, such as the requirement to maintain adequate capital above state or federal regulatory guidelines.

•	Capital Adequacy: FFN, FSB and Civic are required by state and federal regulators to comply with certain capital adequacy standards related to risk exposure and the leverage position of financial institutions. Any bank or savings institution that fails to meet its capital guidelines may be subject to a variety of enforcement remedies and certain other restrictions on its business. As of December 31, 2015, FFN, FSB and Civic were in compliance with all such capital adequacy standards.

•	Support of Subsidiary Institutions: Under FRB policy, FFN is expected to act as a source of financial strength for, and commit its resources to support, FSB even in times when FFN might not be inclined to provide such support.

•	Prompt Corrective Action: Federal banking regulators are required to audit FSB and Civic to determine whether they are adequately capitalized. If a banking institution is deemed by regulators to be insufficiently capitalized, the regulators are required to take certain actions designed to improve the capitalization of the financial institution.

•	Non-Banking Activities: The Bank Holding Company Act also prohibits, subject to certain exceptions, a bank holding company from engaging in or acquiring direct or indirect control of more than 5% of the voting stock of any company engaged in non-banking activities. An exception to this prohibition is for activities expressly found by the FRB to be so closely related to banking or managing or controlling banks as to be a proper incident thereto or financial in nature.

•	Out-of-State Acquisitions: A bank holding company and its subsidiaries also are prohibited from acquiring any voting shares of, or interest in, any banks located outside of the state in which the operations of the bank holding company’s subsidiaries are located, unless the acquisition is specifically authorized by the statutes of the state in which the target is located.

•	Anti-Tying: A bank holding company and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with the extension of credit or provision of any property or service. Thus, an affiliate of a bank holding company may not extend credit, lease, sell property, or furnish any services or fix or vary the consideration for these on the condition that (i) the customer must obtain or provide some additional credit, property or services from or to its bank holding company or subsidiaries thereof or (ii) the customer may not obtain some other credit, property, or services from a competitor, except to the extent reasonable conditions are imposed to assure the soundness of the credit extended.

•	Other Requirements: Banks also are required to file annual reports and such additional information as the banking regulations require. Banks are subject to certain restrictions on loan amounts, interest rates, “insider” loans to officers, directors and principal shareholders, transactions with affiliates and many other matters. Strict compliance at all times with state and federal banking laws will be required.

In addition to the approvals listed above, additional notices with self-regulatory organizations may be required to be given in connection with the acquisition of Civic’s insurance/securities broker-dealer/registered investment advisor/trust divisions.

Future Regulatory Considerations. Federal legislation, including proposals to revise the bank regulatory system further and to limit or expand the investments that a depository institution may make with insured funds, is from time to time introduced in Congress. The bank examiners will examine banks periodically for compliance with various regulatory requirements. Such examinations, however, are for the protection of the Deposit Insurance Funds and for depositors and generally not for the protection of investors and shareholders.

We cannot guarantee you that the regulatory approvals described above will be given without undue delay or the imposition by a regulatory authority of a condition that would materially and adversely impact the financial or economic benefits of the merger to FFN, Civic or any of their banking or nonbanking subsidiaries.

Officers of the Combined Organization

Name	Office in Franklin Synergy Bank	Office in Franklin Financial Network, Inc.
Sally E. Bowers	Executive Vice President, Chief Mortgage Officer	None
Dallas G. Caudle, Jr.	Executive Vice President, Chief Investment Officer	None
Kevin A. Herrington	Executive Vice President, Chief Operating Officer	None
Richard E. Herrington	Chief Executive Officer, Director, Chairman of the Board	President, Chief Executive Officer and Chairman of the Board
J. Myers Jones, III	Executive Vice President, Chief Credit Officer	None
Sally P. Kimble	None	Executive Vice President, Chief Financial Officer
David J. McDaniel	Executive Vice President, Chief Lending Officer	None
Lee M. Moss	President, Director	Director

Board of Directors of the Combined Organization

Name	Office in Franklin Synergy Bank	Office in Franklin Financial Network, Inc.
Jimmy E. Allen	Director	Director
Henry W. Brockman	Director	Director
James W. Cross, IV	Director	Director
Richard E. Herrington	Chief Executive Officer, Director, Chairman of the Board	President, Chief Executive Officer and Chairman of the Board
David H. Kemp	Director	Director
Lee M. Moss	President, Director	Director
Anil Patel, MD	Director	Director
Paul M. Pratt, Jr.	Director	Director
Pamela J. Stephens	Director	Director
Melody J. Sullivan	Director	Director
Gregory E. Waldron	Director	Director
Benjamin Wynd	Director	Director

For the backgrounds and biographical information about each of these officers and directors other than Dr. Anil Patel, see Part III, Item 10 of FFN’s Annual Report on Form 10-K for the year ended December 31, 2014 and FFN’s Current Reports on Form 8-K filed on May 4, 2015 and August 27, 2015, each of which is incorporated by reference in this proxy statement/prospectus. The background and biographical information about Dr. Anil Patel is copied below.

Anil Patel, M.D., M.B.A.

Dr. Anil Patel was born and raised in Lusaka, Zambia. He earned his bachelor’s and medical degrees from the University of Zambia in 1979 and 1982, respectively. Dr. Patel came to Nashville, Tennessee after finishing medical school to practice medicine in the United States. He completed his residency in Internal Medicine at Baptist Hospital in 1988, his fellowship training in Gastroenterology at Vanderbilt University in 1990, and his Masters of Business Administration at the Vanderbilt Owen Graduate School of Business in 1998.

Dr. Patel has been providing gastroenterology services to his patients at his endoscopy center in Clarksville, Tennessee since 1993. Dr. Patel has also been involved with the construction of several Marriott hotels and retirement communities in the Middle Tennessee area, and in 2005, he helped organize Civic Bank & Trust. He has served as Chairman of the board of directors of Civic since the bank’s organization.

Dr. Patel’s qualifications to serve on the boards of directors of FFN and FSB include his extensive business experience as well as his knowledge of the Nashville and broader Middle Tennessee markets. His connection to, and business experience in, both the Nashville and greater Middle Tennessee markets will provide valuable insight into those markets.

Material United States Federal Income Tax Consequences of the Merger

In the opinion of Baker Donelson, tax counsel to FFN and FSB, the following are the material U.S. federal income tax consequences of the merger generally applicable to U.S. Shareholders (as defined below) of Civic stock who hold the common stock as a capital asset within the meaning of Section 1221 of the Code. This summary description deals only with the material U.S. federal income tax consequences of the merger. No information is provided regarding the tax consequences of the merger under state, local, gift, estate, foreign or other tax laws. We do not intend it to be a complete description of the U.S. federal income tax consequences of the merger to all Civic shareholders in light of their particular circumstances or to Civic shareholders subject to special treatment under U.S. federal income tax laws, such as:

•	shareholders who are not U.S. persons;

•	entities treated as partnerships for U.S. federal income tax purposes or Civic shareholders who hold their shares through entities treated as partnerships for U.S. federal income tax purposes;

•	qualified insurance plans;

•	tax-exempt organizations;

•	qualified retirement plans and individual retirement accounts;

•	brokers or dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting;

•	regulated investment companies;

•	real estate investment trusts;

•	insurance companies, banks, thrifts and other financial institutions;

•	brokers or dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting;

•	persons whose functional currency is not the U.S. dollar;

•	shareholders who received their stock upon the exercise of employee stock options or otherwise acquired their stock as compensation;

•	persons who purchased or sell their shares of Civic common stock as part of a wash sale; and

•	shareholders who hold the stock as part of a “hedge,” “straddle” or other risk reduction, “constructive sale,” or “conversion transaction,” as these terms are used in the Code.

This discussion is based upon, and subject to, the Code, the Treasury Regulations promulgated under the Code, existing interpretations, administrative rulings and judicial decisions all of which are in effect as of the date of this proxy statement/prospectus, and all of which are subject to change, possibly with retroactive effect. Any such change could affect the continuing validity of this discussion. Tax laws are complex, and your individual circumstances may affect the tax consequences to you. We urge you to consult a tax advisor regarding the tax consequences of the merger to you.

U.S. Shareholders

For purposes of this discussion, the term “U.S. Shareholder” means a beneficial owner of Civic common stock that is:

•	a citizen or resident of the U.S.;

•	a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the U.S. or any State or the District of Columbia;

•	a trust that (i) is subject to both the primary supervision of a court within the U.S. and the control of one or more U.S. persons, or (ii) has a valid election in effect under applicable U.S. treasury regulations to be treated as a U.S. person; or

•	an estate that is subject to U.S. federal income tax on its income regardless of its source.

If a partnership (including any entity or arrangement, domestic or foreign, which is treated as a partnership for U.S. federal income tax purposes) holds Civic common stock, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships and partners in such a partnership should consult their tax advisors regarding the tax consequences of the merger to them.

Qualification of the Merger as a Reorganization

Pursuant to the merger agreement adopted by Civic, FFN, and FSB, Civic will merge with and into FSB, a wholly owned, first-tier, subsidiary of FFN, pursuant to the provisions of Tennessee law (T.C.A. § 45-2-1301 et seq.). At the Effective Time of the merger, which is the date the Articles of Merger are filed with the Commissioner of Financial Institutions for the State of Tennessee and then the Tennessee Secretary of State, or such later time and date as FFN, FSB, and Civic may agree, each share of Civic common stock will be converted into the right to receive shares of FFN common stock based on an Exchange Ratio agreed to by the parties in the merger agreement. Civic options to purchase a share of Civic common stock will be converted into options to purchase FFN common stock. No stock of FSB will be used in the acquisition of Civic. As a result of the merger, substantially all of Civic’s properties will be acquired by FSB, and Civic’s banking business or assets will be continued by or used by FSB in its banking business.

Because Civic is merging under state law into FSB, a wholly owned subsidiary of FFN, the merger is generally characterized as a “forward subsidiary merger” or a “forward triangular merger.” Certain specific requirements in the Code and Treasury Regulations applicable to such a type of merger must be satisfied for the merger to be a “tax-deferred” reorganization under Section 368(a) of the Code. The requirements specific to the merger to qualify as a reorganization under Section 368(a) of the Code are (a) the stock of FFN, which is in control of FSB as its parent corporation, must be used as the merger consideration, (b) substantially all of Civic’s assets must be acquired by FSB, (c) no stock of FSB is used as merger consideration, and (d) other general requirements applicable to all “tax-deferred” reorganizations under Section 368(a) of the Code must also be satisfied.

In addition to satisfying the specific requirements imposed on the merger by Section 368(a) of the Code as generally described above, the merger will be undertaken pursuant to a plan of reorganization (merger agreement) and is undertaken for reasons germane to the businesses of Civic, FFN, and FSB. Furthermore, there will be a continuity of Civic’s business enterprise or Civic’s business assets will be used in the banking business of FSB. As a result, the merger will be a reorganization under Section 368(a) of the Code as long as the “continuity of interest” requirement is also satisfied. “Continuity of interest” requires that in substance a substantial part of the value of the Civic common stock is exchanged for FFN common stock. Under guidelines set forth in the Treasury Regulations, if at least 40 percent of the value of the consideration delivered in exchange for the value of Civic’s aggregate equity, consisting of common stock, consists of FFN common stock, then the “continuity of interest” requirement should be satisfied, even if the remaining Civic equity is exchanged for cash in lieu of fractional shares or other consideration that is not FFN equity. Civic options to purchase Civic common stock that are outstanding as of the Effective Time of the merger are not regarded as outstanding Civic common stock. With the exception of distributions of cash in lieu of fractional shares and cash paid to a dissenting shareholder, it is anticipated that all of the common stock in Civic (determined as of the day before the date that the merger agreement was executed) will be exchanged for FFN common stock.

Tax Consequences of the Merger to Owners of Civic Common Stock

The following discussion summarizes the material U.S. federal income tax consequences of the merger to U.S. Shareholders. Since FFN is in control of FSB, FFN stock is used as the merger consideration, no stock of FSB will be used as the merger consideration, substantially all of Civic’s assets will be acquired by FSB, and the general requirements in the Code and Treasury Regulations required for a “tax-deferred” reorganization will be satisfied, as discussed above, including “continuity of interest,” Baker Donelson anticipates that it will issue a tax opinion, dated as of the closing date, to the effect that:

•	The merger will constitute a reorganization under Section 368(a) of the Code, and FFN, FSB, and Civic will each be a party to a reorganization under Section 368(b) of the Code;

•	No gain or loss will be recognized by FFN, FSB, and Civic as a result of the merger; and

•	No gain or loss will be recognized by Civic shareholders upon the exchange of shares of Civic common stock for shares of FFN common stock pursuant to the merger, except in respect of cash received in lieu of the issuance of a fractional share of FFN common stock or dissenting shares.

A copy of this tax opinion has been filed as an exhibit to FFN’s registration statement, which has been filed with the Securities and Exchange Commission. Such opinion has been rendered on the basis of facts, representations and assumptions set forth or referred to in such opinion and factual representations contained in a certificate of officers of FFN and Civic, all of which must continue to be true and accurate in all material respects as of the Effective Time of the merger.

The U.S. federal income tax consequences of the merger to an owner of Civic common stock that is a U.S. Shareholder generally will depend on whether the U.S. Shareholder exchanges Civic common stock solely for FFN common stock or a combination of FFN common stock and cash in lieu of fractional shares of FFN common stock.

•	Exchange Solely for FFN Common Stock. No gain or loss will be recognized by U.S. Shareholders upon the exchange of shares of Civic common stock solely for shares of FFN common stock pursuant to the merger, except in respect of cash received in lieu of the issuance of a fractional share of FFN common stock (as discussed below).

•	Exchange of Cash in Lieu of Fractional Share. A U.S. Shareholder who receives cash in lieu of the issuance of a fractional share of FFN common stock will generally be treated as having received such fractional share pursuant to the merger and then as having received cash in exchange for such fractional share. Gain or loss generally will be recognized in an amount equal to the difference between the amount of cash received instead of the fractional share and the portion of the U.S. Shareholder’s aggregate adjusted tax basis of the shares of Civic common stock exchanged in the merger which is allocable to the fractional share of FFN common stock. Any taxable gain or loss to a U.S. Shareholder on the exchange of Civic common stock will generally be treated as either long-term or short-term capital gain or loss depending on such shareholder’s holding period for the Civic common stock.

•	Tax Basis of FFN Common Stock Received in the Merger. The aggregate tax basis of the FFN common stock (including a fractional share deemed received and sold for cash as described above) received in the merger will equal the aggregate tax basis of the Civic common stock surrendered in the exchange.

•	Holding Period of FFN Common Stock Received in the Merger. The holding period for any FFN common stock received in the merger will include the holding period of the Civic common stock surrendered in the exchange.

Dissenting Shareholders

If you perfect your dissenters’ rights with respect to your shares of Civic common stock, you will generally recognize capital gain or loss equal to the difference between your tax basis in those shares and the amount of cash received in exchange for those shares. Any taxable gain or loss to a U.S. Shareholder on the exchange of Civic common stock will generally be treated as either long-term or short-term capital gain or loss depending on such shareholder’s holding period for the Civic common stock. The tax consequences of cash received may vary depending upon your individual circumstances. Each holder of Civic common stock who contemplates exercising statutory dissenters’ rights should consult its tax adviser as to the possibility that all or a portion of the payment received pursuant to the exercise of such rights will be treated as dividend income.

Tax Consequences of Merger for FFN and Civic

Neither FFN nor Civic will recognize taxable gain or loss as a result of the merger.

Tax Consequences if the Merger Does Not Qualify as a Reorganization

If the merger fails to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, the merger will be a fully taxable transaction to the shareholders of Civic common stock. In such case, U.S. Shareholders will recognize gain or loss measured by the difference between the total consideration received in the merger and such shareholders’ tax basis in the shares of Civic common stock surrendered in the merger. Each Civic shareholder is urged to consult its tax advisor regarding the manner in which gain or loss should be calculated among different blocks of Civic common stock surrendered in the merger. The aggregate tax basis in the shares of FFN common stock received pursuant to the merger will be equal to the fair market value of such FFN common stock as of the closing date of the merger. The holding period of such shares of FFN common stock will begin on the date immediately following the closing date of the merger.

Backup Withholding and Information Reporting

In general, information reporting requirements may apply to the cash payments made to shareholders of Civic common stock in connection with the merger, unless an exemption applies. Backup withholding may be imposed on the above payments at a rate of 28% if a U.S. Shareholder (i) fails to provide a taxpayer identification number or appropriate certificates, or (ii) otherwise fails to comply with all applicable requirements of the backup withholding rules.

Any amounts withheld from payments to shareholders of Civic common stock under the backup withholding rules are not an additional tax and will be allowed as a refund or credit against your applicable U.S. federal income tax liability, provided the required information is furnished to the Internal Revenue Service. Shareholders of Civic should consult their own tax advisors regarding the application of backup withholding based on their particular circumstances and the availability and procedure for obtaining an exemption from backup withholding.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF THE MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. THUS, CIVIC SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISERS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICABILITY AND EFFECT OF NON-U.S., FEDERAL, STATE, LOCAL, AND OTHER APPLICABLE TAX LAWS, AND THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS.

Accounting Treatment

The merger will be accounted for under the acquisition method of accounting under accounting principles generally accepted in the United States of America. For accounting purposes, the cost of the “acquired” entity (Civic) will be allocated to consolidated tangible and intangible assets and liabilities based on their estimated fair value on the date that the merger is completed. Any excess cost will be allocated to goodwill. The financial statements of FFN issued after the merger will reflect the results attributable to the acquired operations of the two banks beginning on the date of completion of the merger.

Dissenters’ Rights for Civic Shareholders

Introductory Information

General. Dissenters’ rights with respect to Civic’s common stock are governed by the Tennessee Banking Act, which incorporates the dissenter’s rights provisions of the TBCA. Shareholders of Civic have the right to dissent from the merger and to obtain payment of the “fair value” of their shares (as specified in the statute) in the event Civic completes the merger. Strict compliance with the dissent procedures is mandatory. Subject to the terms of the merger agreement, Civic could elect to terminate the merger agreement even if it is approved by Civic’s shareholders, thus cancelling dissenters’ rights.

The term “fair value” means the value of a share of Civic’s outstanding common stock immediately before the completion (Effective Date) of the merger, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the merger.

If you contemplate exercising your right to dissent, we urge you to read carefully the provisions of Chapter 23 of the TBCA, and the summary of those provisions, which are attached to this proxy statement/prospectus as Appendix B. A more detailed discussion of the provisions of the statute is included there. The discussion describes the steps that you must take if you want to exercise your right to dissent. You should read both the summary and the full text of the law. We cannot give you legal advice. To completely understand this law, you may want, and we encourage you, to consult with your legal advisor. If you wish to dissent, do not send in a signed proxy unless you mark your proxy to vote against the merger or you will lose the right to dissent.

Address for Notices. Send or deliver any written notice or demand required concerning your exercise of dissenters’ rights to Sarah Meyerrose, Civic Bank & Trust, 3325 West End Avenue, Nashville, Tennessee 37203.

Act Carefully! We urge you to act carefully. We cannot and do not accept the risk of late or undelivered notices or demands. You may call Civic at (615) 515-8000 and ask for David Barnes or Kim Roek to receive confirmation that your notice or demand has been received. If your notices or demands are not timely received by Civic, then you will not be entitled to exercise your dissenters’ rights. Civic’s shareholders bear the risk of non-delivery and of untimely delivery.

If you intend to dissent, or if you think that dissenting might be in your best interests, you should read Appendix B carefully.

Summary of Chapter 23 of the TBCA — Dissenters’ Rights

The following is a summary of Chapter 23 of the TBCA and the procedures that a shareholder must follow to dissent from the proposed merger and to perfect his, her or its dissenters’ rights and receive cash rather than shares of FFN common stock if the merger agreement is approved and the merger is completed. This summary is qualified in its entirety by reference to Chapter 23, which is reprinted in full as part of this Appendix B to this joint proxy statement/prospectus. Appendix B should be reviewed carefully by any shareholder who wishes to perfect his or her dissenters’ rights. Failure to comply strictly with the procedures set forth in Chapter 23 will, by law, result in the loss of dissenters’ rights. It may be prudent for a person considering whether to dissent to obtain professional counsel.

If the proposed merger of Civic with and into FSB is completed, any shareholder who has properly perfected his or her statutory dissenters’ rights in accordance with Chapter 23 has the right to obtain, in cash, payment of the fair value of such shareholder’s shares of Civic common stock. By statute, the “fair value” is determined immediately prior to the completion of the merger and excludes any appreciation or depreciation in anticipation of the merger.

To exercise dissenters’ rights under Chapter 23, a Civic shareholder must:

•	deliver to Civic, before the special meeting, written notice of her, his or its intent to demand payment for her, his or its shares of Civic’s outstanding common stock if the merger is completed; and

•	not vote her, his or its shares in favor of approving and adopting the merger.

A shareholder of record who fails to satisfy both of these two requirements is not entitled to payment for her, his or its shares of Civic common stock under Chapter 23. In addition, any shareholder who returns a signed proxy but fails to provide instructions as to the manner in which such shares are to be voted will be deemed to have voted in favor of approving and adopting the merger and will not be entitled to assert dissenters’ rights.

A shareholder may assert dissenters’ rights as to fewer than all the shares registered in her, his or its name only if she, he or it dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies Civic in writing of the name and address of each person on whose behalf she, he or it is asserting dissenters’ rights. The rights of such a partial dissenter are determined as if the shares as to which he or she dissents and his or her other shares are registered in the names of different Civic shareholders.

If the merger is approved and adopted at the Civic shareholders’ meeting, Civic must deliver a written dissenters’ notice (the “Dissenters’ Notice”) to all Civic shareholders who satisfied the two requirements of Chapter 23 described above. The Dissenters’ Notice must be sent no later than 10 days after the effective time (the date that the merger is completed) and must:

•	Supply a form demanding payment that specifies the date of the announcement of the proposed merger to the public (December 14, 2015) and requires that the shareholder asserting dissenters’ rights to certify:

•	whether beneficial ownership of those shares for which dissenters’ rights are asserted was acquired before that date, and

•	that he, she or it did not vote for or consent to the transaction;

•	State where the form demanding payment must be sent and where certificates for certificated shares must be deposited and the date by which those certificates must be deposited, which date may not be earlier than the date for receiving the form for demanding payment;

•	State a date by which Civic must receive the form demanding payment, which date may not be fewer than 40 nor more than sixty 60 days after the date the Dissenters’ Notice is sent, and state that the shareholder shall have waived the right to demand payment with respect to the shares unless the form is received by Civic by such specified date;

•	State Civic’s estimate of the fair value of shares;

•	State that, if requested in writing, Civic will provide, to the shareholder so requesting, within 10 days after the due date for the form demanding payment, the number of shareholders who return the forms by the specified date the total number of shares owned by them; and

•	Be accompanied by a copy of Chapter 23, if not previously provided to such shareholder (set forth in Appendix B to this document).

A Civic shareholder of record on the record date who receives the Dissenters’ Notice must demand payment, certify that she, he or it acquired beneficial ownership of such shares prior to the date set forth in the Dissenters’ Notice and deposit her, his or its certificates in accordance with the terms of the Dissenters’ Notice. Civic may elect to withhold payment required by Chapter 23 from the dissenting shareholder unless such shareholder was the beneficial owner of the shares prior to the public announcement of the proposed merger on or about December 14, 2015. A dissenting shareholder will retain all other rights of a Civic shareholder until those rights are canceled or modified by the completion of the merger. A shareholder of record who does not demand payment or deposit her, his or its share certificates where required, each by the date set in the Dissenters’ Notice, is not entitled to payment for his, her or its shares under Chapter 23 or otherwise as a result of the merger. A demand for payment may not be withdrawn unless consented to by Civic.

Civic may restrict the transfer of any uncertificated shares from the date the demand for their payment is received until the merger is completed. A Civic shareholder for whom dissenters’ rights are asserted as to uncertificated shares of Civic common stock retains all other rights of a Civic shareholder until these rights are canceled or modified by the completion of the merger.

At the effective time or upon receipt of a demand for payment, whichever is later, Civic must offer to pay each dissenting shareholder who strictly and fully complied with Chapter 23 the amount that Civic estimates to be the fair value of her, his or its shares, plus accrued interest from the effective time. The offer of payment must be accompanied by:

•	Certain recent Civic financial statements;

•	Civic’s estimate of the fair value of the shares and interest due, which estimate shall equal or exceed Civic’s estimate given in the Dissenters’ Notice;

•	An explanation of how the interest was calculated;

•	A statement of the dissenter’s right to demand payment under T.C.A. Section 48-23-209; and

•	A copy of Chapter 23, if not previously provided to such shareholder.

If the merger is not completed within two (2) months after the date set for demanding payment and depositing share certificates, Civic must return the deposited certificates and release the transfer restrictions imposed on the uncertificated shares. If, after such return or release, the merger is completed, Civic must send a new Dissenters’ Notice and repeat the payment procedure described above.

If a dissenting Civic shareholder is dissatisfied with or rejects Civic’s calculation of fair value, such dissenting shareholder must notify Civic in writing of her, his or its own estimate of the fair value of those shares and the interest due, and may demand payment of her, his or its estimate, if:

•	She, he or it believes that the amount offered or paid by Civic is less than the fair value of her, his or its shares or that the interest due has been calculated incorrectly;

•	Civic fails to make payment within two (2) months after the date set forth for demanding payment; or

•	Civic, having failed to complete the merger, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within two months after the date set for demanding payment.

A dissenting shareholder waives her, his or its right to dispute Civic’s calculation of fair value unless she, he or it notifies Civic of her, his or its demand in writing within one (1) month after Civic makes or offers payment for such person’s shares.

If a demand for payment by a Civic shareholder remains unsettled, Civic must commence a proceeding in the appropriate court, as specified in Chapter 23, within two months after receiving the demand for payment, and petition the court to determine the fair value of the shares and accrued interest. If Civic does not commence the proceeding within two months, Civic is required to pay each dissenting shareholder whose demand remains unsettled, the amount demanded. Civic is required to make all dissenting Civic shareholders whose demands remain unsettled parties to the proceeding and to serve a copy of the petition upon each dissenting shareholder. The court may appoint one or more appraisers to receive evidence and to recommend a decision on fair value. Each dissenting shareholder made a party to the proceeding is entitled to judgment for the fair value of such person’s shares plus interest to the date of judgment.

In an appraisal proceeding commenced under Chapter 23, the court must determine the costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court will assess these costs against Civic, except that the court may assess the costs against all or some of the dissenting shareholders to the extent the court finds they acted arbitrarily, vexatiously, or not in good faith in demanding payment under Chapter 23. The court also may assess the fees and expenses of attorneys and experts for the respective parties against Civic if the court finds that Civic did not substantially comply with the requirements of Chapter 23, or against either Civic or a dissenting shareholder if the court finds that such party acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by Chapter 23.

If the court finds that the services of the attorneys for any dissenting shareholder were of substantial benefit to other dissenting shareholders similarly situated, and that the fees for those services should not be assessed against Civic, the court may award those attorneys reasonable fees out of the amounts awarded the dissenting shareholders who were benefitted.

The foregoing does not purport to be a complete statement of the provisions of the TBCA relating to statutory dissenters’ rights and is qualified in its entirety by reference to the dissenters rights provisions, which are reproduced in full in Appendix B to this proxy statement/prospectus and which are incorporated herein by reference.

If you intend to dissent, or if you think that dissenting might be in your best interests, you should read Appendix B carefully.

THE MERGER AGREEMENT

The following is a summary of certain material terms of the merger agreement. This summary does not purport to describe all the terms of the merger agreement and is qualified by reference to the complete merger agreement which is attached as Appendix A to this proxy statement/prospectus and incorporated herein by reference. All shareholders of Civic are urged to read the merger agreement carefully and in its entirety.

General

Under the merger agreement, Civic will merge with and into FSB with FSB continuing as the surviving company.

Merger Consideration

The merger agreement provides that, at the effective time of the merger, (1) all outstanding shares of common stock of Civic will be exchanged for that number of shares of common stock of FFN with an aggregate value of $28,625,000, calculated by dividing this aggregate value by the FFN Market Price (defined below) (such number of shares obtained by this calculation, the “FFN Share Number”); and (2) each option to purchase a share of common stock of Civic will be converted into an option to purchase a share of common stock of FFN multiplied by the Exchange Ratio (defined below), and the exercise price of the resulting option will become the exercise price of such option to purchase a share of Civic common stock divided by the Exchange Ratio. The “Exchange Ratio” will be the quotient obtained by dividing the FFN Share Number by the number of shares of Civic’s common stock outstanding on the effective date of the merger. The “FFN Market Price” will be equal to the volume weighted average closing price of FFN’s common stock for the 20 consecutive trading days ending on and including the 10th trading day preceding the effective date of the merger; however, the above notwithstanding, the market value per share of FFN’s common stock used to determine the FFN Share Number shall be no more than $29.50 per share, and no less than $26.50 per share. In lieu of the issuance of any fractional shares of FFN common stock, FFN will pay to each former Civic shareholder who would otherwise be entitled to receive such fractional share an amount in cash determined by multiplying (i) the FFN Market Price by (ii) the fraction of a share (rounded to the nearest thousandth when expressed in decimal form) of FFN common stock to which such holder would otherwise be entitled to receive.

The following table illustrates the calculation of the FFN Share Number, Exchange Ratio and pro forma ownership of common stock of the combined company by Civic shareholders following the merger using the maximum FFN Market Price of $29.50 and the minimum FFN Market Price of $26.50. Civic shareholders will receive an aggregate number of shares of FFN common stock between the minimum of 970,338 shares and the maximum of 1,080,188 shares, as set forth below.

	$29.50 FFN Market Price	$26.50 FFN Market Price
Aggregate Value	$28,625,000	$28,625,000
FFN Share Number (Aggregate Value divided by FFN Market Price)	970,338	1,080,188
Exchange Ratio (FFN Share Number divided by Outstanding Shares of Civic Common Stock(1))	0.3695	0.4114
Pro Forma Ownership of Common Stock of the Combined Company by Civic Shareholders (FFN Share Number divided by Outstanding Shares of Common Stock of the Combined Company(2))	8.4%	9.3%

(1)	Based on 2,625,812 shares of Civic common stock outstanding on December 31, 2015.
(2)	Based on 10,571,377 shares of FFN common stock outstanding on December 31, 2015.

Treatment of Options

Each option to purchase a share of Civic common stock shall be converted into an option to purchase a share of FFN common stock multiplied by the Exchange Ratio (as defined above); the exercise price will become the exercise price of such option divided by the Exchange Ratio. All of Civic’s stock options will then be cancelled. Based upon the options to purchase 663,500 shares of Civic’s common stock outstanding as of September 30, 2015, FFN would grant options to purchase another 245,189 shares of FFN common stock assuming an FFN Market Price of $29.50 or another 272,943 shares of FFN common stock assuming an FFN Market Price of $26.50.

In any event, stock options that are intended to be incentive stock options under the Code will be adjusted in the manner prescribed by the Code.

Exchange of Certificates in the Merger

Before the effective time of the merger, FFN will appoint an exchange agent to handle the exchange of Civic common stock certificates for shares of FFN common stock and the payment of cash for fractional shares. Promptly after the effective time of the merger, the exchange agent will send a letter of transmittal, which is to be used to exchange Civic stock certificates for shares of FFN common stock, to each former Civic shareholder who holds one or more Civic stock certificates. The letter of transmittal will contain instructions explaining the procedure for surrendering Civic stock certificates. You should not return certificates with the enclosed proxy card.

Civic shareholders who surrender their stock certificates, together with a properly completed letter of transmittal, will receive the shares of FFN common stock into which their shares of Civic common stock were converted in the merger. After the effective date of the merger, each certificate that previously represented shares of Civic common stock, will only represent the right to receive the shares of FFN common stock (and cash in lieu of fractions thereof) into which those shares of Civic common stock have been converted.

If a certificate for Civic common stock has been lost, stolen or destroyed, the exchange agent will issue the consideration properly payable under the merger agreement upon receipt of appropriate evidence as to that loss, theft or destruction, appropriate evidence as to the ownership of that certificate by the claimant, and appropriate and customary indemnification.

Fractional Shares

No fractional shares of FFN common stock will be issued in the merger. Instead, the exchange agent will pay each of those shareholders who would have otherwise been entitled to a fractional share of FFN common stock an amount in cash determined by multiplying the fractional share interest by the FFN Market Price (as defined above).

Dividends and Distributions

Until Civic stock certificates are surrendered for exchange, any dividends or other distributions declared after the effective time of the merger with respect to FFN common stock into which shares of Civic common stock may have been converted will accrue but will not be paid. FFN will pay to former Civic shareholders any unpaid dividends or other distributions without interest only after they have duly surrendered their Civic stock certificates. After the effective time of the merger, there will be no transfers on the stock transfer books of Civic of any shares of Civic common stock. If certificates representing shares of Civic common stock are presented for transfer after the completion of the merger, they will be cancelled and exchanged for the merger consideration into which the shares of Civic common stock represented by that certificate have been converted.

Withholding

The exchange agent will be entitled to deduct and withhold from the merger consideration payable to any Civic shareholder the amounts it is required to deduct and withhold under any federal, state, local or foreign tax law. If the exchange agent withholds any amounts, these amounts will be treated for all purposes of the merger as having been paid to the shareholders from whom they were withheld.

Effective Time

The merger will be completed when we file articles of merger with the Secretary of State of the State of Tennessee. However, we may agree to a later time for completion of the merger and specify that time in the articles of merger. While we anticipate that the merger will be completed during the second quarter of 2016, completion of the merger could be delayed if there is a delay in obtaining the required regulatory approvals or in satisfying any other conditions to the merger. There can be no assurances as to whether, or when, FSB and Civic will obtain the required approvals or complete the merger. If the merger is not completed on or before June 30, 2016, either FFN or Civic may terminate the merger agreement if it is not in breach of a representation, warranty, covenant or agreement in the merger agreement. See “— Conditions to the Completion of the Merger” immediately below.

Conditions to the Completion of the Merger

Completion of the merger is subject to various conditions. While it is anticipated that all of these conditions will be satisfied, there can be no assurance as to whether or when all of the conditions will be satisfied or, where permissible, waived.

The respective obligations of FFN and Civic to complete the merger are subject to the following conditions, among others:

•	approval of the merger agreement by Civic’s shareholders;

•	receipt of all required regulatory approvals and expiration of all related statutory waiting periods;

•	effectiveness of the registration statement, of which this proxy statement/prospectus constitutes a part, for the FFN shares to be issued in the merger;

•	absence of any order, injunction or decree of a court or agency of competent jurisdiction which prohibits completion of the merger;

•	the receipt by Civic of a tax opinion of counsel, dated the closing date of the merger, substantially to the effect that the merger will be treated as a reorganization under Section 368(a) of the Code and that no tax gain or loss will be recognized by FFN, FSB, Civic or Civic shareholders (except for any gain or loss arising in connection with cash payments for fractional shares);

•	the receipt by FFN and FSB of a change in control agreement dated the closing date of the merger, executed by Sarah Meyerrose, Richard Bobo, and Terry Howell;

•	the receipt by FFN and FSB of a lock-up agreement dated the closing date of the merger, executed by Civic directors Anil Patel, MD, Ratilal Gajera, MD, Magan Bhika, Raman Patel, Robert Perry, and Tommy L. Graham;

•	absence of any event or events that have occurred that have had or are reasonably likely to have, either individually or in the aggregate, a material adverse effect on Civic;

•	absence of any event or events that have occurred that have had or are reasonably likely to have, either individually or in the aggregate, a material adverse effect on FFN or FSB;

•	Civic’s meeting certain financial covenants set forth in the merger agreement, immediately prior to the effective time of the merger;

•	absence of any statute, rule, regulation, order, injunction or decree which prohibits or makes illegal completion of the merger;

•	accuracy of the other party’s representations and warranties contained in the merger agreement, except, in the case of most of such representations and warranties, where the failure to be accurate has not had and would not reasonably be expected to have a material adverse effect on the party making the representations and warranties (see “— Representations and Warranties” immediately below), and the performance by the other party of its obligations contained in the merger agreement in all material respects;

•	Richard E. Herrington shall continue to be chief executive officer of FFN and FSB; and

•	Anil Patel, M.D. shall become a director of FFN and FSB.

Representations and Warranties

Each of Civic and FFN and FSB has made representations and warranties to the other in the merger agreement as to:

•	corporate organization, standing and authority;

•	binding effect of the merger agreement;

•	no breach;

•	capitalization;

•	financial statements;

•	absence of certain changes;

•	regulatory filings;

•	regulatory compliance;

•	sole agreement to merge or sell;

•	litigation and claims;

•	tax returns;

•	brokers;

•	stock records;

•	contracts;

•	employee plans;

•	franchises, patents, trademarks and other rights;

•	contracts in full force;

•	environmental matters;

•	certain interests of directors and officers;

•	personal property;

•	real property;

•	loan portfolio;

•	no violations of related party laws;

•	interest rate risk management instruments;

•	insurance;

•	tax treatment as a reorganization;

•	expenses;

•	undisclosed liabilities; and

•	state takeover laws.

Most of the representations and warranties of the parties will be deemed to be true and correct unless the totality of facts, circumstances or events inconsistent with the representations or warranties has had or would reasonably be expected to have a material adverse effect on (i) the business, operations, results of operations, financial condition or prospects of the party making the representations and warranties and its subsidiaries taken as a whole, or (ii) on the ability of the party to timely consummate the transactions contemplated by the merger agreement. In determining whether a material adverse effect has occurred or would reasonably be expected, the parties will disregard any effects resulting from (1) changes in prevailing interest rates, currency exchange rates or other economic or monetary conditions in the United States or elsewhere, (2) changes in United States or foreign securities markets, including changes in price levels or trading volumes, (3) changes or events, after the date of the merger agreement, affecting the financial services industry generally and not specifically relating to FFN or Civic or their respective subsidiaries, as the case may be, (4) changes, after the date of the merger agreement, in generally accepted accounting principles or regulatory accounting requirements applicable to banks or savings associations and their holding companies generally, (5) changes, after the date of the merger agreement, in laws, rules or regulations of general applicability or interpretations thereof by any governmental entity, (6) actions or omissions of FFN and FSB on the one hand and/or Civic on the other taken with the prior written consent of the other or required under the merger agreement, (7) the execution and delivery of the merger agreement or the consummation of the transactions contemplated thereby or the announcement thereof, or (8) any outbreak of major hostilities in which the United States is involved or any act of terrorism within the United States or directed against its facilities or citizens wherever located; provided that in no event shall a change in the trading prices of a party’s capital stock, by itself, be considered material or constitute a material adverse effect.

Conduct of Business Pending the Merger

Each of the parties has agreed, during the period from the date of the merger agreement to the completion of the merger, to:

•	take all actions necessary and use its best efforts to obtain any consents, approvals, permits or authorizations which are required to be obtained in order to complete the merger; and

•	take such actions as are otherwise necessary to consummate the merger at the earliest practicable time and without any unnecessary delay.

Civic has agreed that it will, unless otherwise approved by FFN, or as otherwise previously agreed or specified in the merger agreement:

•	maintain its total shareholders’ equity at a level equal to at least 97% of its total shareholders’ equity as of September 30, 2015 (excluding any decrease in Civic’s accumulated other comprehensive income (AOCI) and expenses related to the merger of $650,000 or less);

•	maintain its Tier 1 Leverage Ratio at a level equal to at least 97% of its Tier 1 Leverage Ratio as of September 30, 2015;

•	maintain its loan and lease loss allowance at a level equal to at least 97% of its loan and lease loss allowance as of September 30, 2015;

•	not incur expenses related to the merger (including but not limited to investment banking, fairness opinion, legal, accounting, and related fees and expenses) in excess of $650,000;

•	not be required to accrue any additional amounts for any liabilities resulting from outstanding deferred compensation agreements as determined by FFN’s outside accountants;

•	operate in the regular and ordinary course of business and in substantially the same manner as previously conducted, subject to certain exceptions; and

•	use reasonable efforts to preserve its present business operations, retain its officers and employees and preserve its customer relationships.

Civic has agreed that it will not, without the prior written consent of FFN, or as otherwise previously agreed or specified in the merger agreement:

•	make any change to its charter or bylaws or those of its subsidiaries;

•	make any change to its capital stock; issue, sell, purchase or retire any of its capital stock; grant any option, warrant, call or other right to purchase or to convert any obligation into any of its capital stock; issue or sell or agree to issue or sell any other equity security; or issue or sell any debt security, subject to certain exceptions;

•	declare or pay any dividend, or authorize or make any redemption, or make or declare any other distribution of its assets;

•	pay, discharge, settle or satisfy any claims, liabilities or obligations, other than the payment, discharge or satisfaction of (i) liabilities reflected or reserved against in, or contemplated by, the most recent financial statements of Civic, or (ii) liabilities incurred in the ordinary course of business consistent with past practices since the date of such financial statements;

•	enter into any new or amend any existing employment agreements, bonus, stock option, ESOP, profit sharing, pension plan, employee plan, retirement, incentive or similar arrangement; or

•	take any action that would prevent FFN and FSB from accounting for the merger as a “reorganization” under Section 368(a) of the Code.

FFN and FSB have agreed that they will:

•	promptly give written notice to Civic upon becoming aware of any pending or threatened occurrence of any event which would cause or constitute a breach of any of their representations, warranties or covenants, or which would threaten the consummation of the merger, and use reasonable best efforts to prevent or promptly remedy any such event;

•	provide five years of directors’ and officers’ insurance coverage for all Civic directors and officers;

•	not take any action that would prevent the merger from qualifying as a “reorganization” under Section 368(a) of the Code;

•	qualify the shares of FFN common stock received by Civic shareholders as merger consideration for listing on the NYSE; and

•	take all requisite action to elect Dr. Anil Patel to FFN’s board of directors.

Reasonable Best Effort to Obtain Required Shareholder Vote

Civic will take all steps necessary to call a meeting of its shareholders to be held as soon as is reasonably practicable after the date on which the registration statement of which this proxy statement/prospectus is a part becomes effective for the purpose of voting upon the approval of the merger agreement. Civic has agreed to, through its board of directors, use its reasonable best efforts to obtain the approval of its shareholders in respect of the foregoing. Nothing in the merger agreement is intended to relieve Civic of its obligations to hold a meeting of its shareholders to obtain the approval required to complete the merger.

No Solicitation of Alternative Transactions

The merger agreement provides generally, subject to limited exceptions described below, that Civic and its subsidiaries will not authorize their directors, officers, employees, agents, investment bankers, financial advisors, attorneys, accountants, or other representatives to (1) continue any discussions or negotiations with respect to any acquisition proposed with other parties that may be ongoing, (2) solicit, initiate or encourage (including by way of furnishing information or assistance), or take any other action designed to facilitate or encourage any inquiries or the making of any proposal that constitutes, or is reasonably likely to lead to, any acquisition proposal, (3) participate in any discussions or negotiations regarding any acquisition proposal or (4) make or authorize any statement, recommendation or solicitation in support of any acquisition proposal.

For purposes of the merger agreement, the term “acquisition proposal” means any inquiry, proposal or offer, filing of any regulatory application or notice (whether in draft or final form) or disclosure of an intention to do any of the foregoing from any person relating to any (1) direct or indirect acquisition or purchase of a business that constitutes a substantial portion of the net revenues, net income or assets of Civic or any of its subsidiaries, (2) direct or indirect acquisition or purchase of any class of equity securities representing 10% or more of the voting power of Civic or its subsidiaries, (3) tender offer or exchange offer that if consummated would result in any person beneficially owning 10% or more of the voting power of Civic, or (4) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Civic or any of its subsidiaries, in each case other than the transactions contemplated by the merger agreement.

The merger agreement permits Civic to consider an acquisition proposal that Civic may receive. If Civic receives an unsolicited bona fide written acquisition proposal after the date of the merger agreement, Civic may engage in discussions and negotiations with, or provide nonpublic information to, the person making that acquisition proposal only if:

•	the board of directors receives such unsolicited bona fide written acquisition proposal prior to the Civic special meeting;

•	the board of directors concludes in good faith that the acquisition proposal constitutes or is reasonably likely to result in a superior proposal as defined below;

•	the board of directors, after consultation with outside legal counsel, reasonably determines in good faith that failure to consider the acquisition proposal would cause it to violate its fiduciary duties under applicable law; and

•	Civic enters into a confidentiality or nondisclosure agreement having provisions that are no less restrictive to such person than those that are contained in the nondisclosure agreement between FFN and Civic.

Civic must notify FFN promptly (in no event later than 24 hours) after receipt of any acquisition proposal or any request for nonpublic information relating to Civic or any of its subsidiaries by any person that informs Civic that it is considering making, or has made, an acquisition proposal, or any inquiry from any person seeking to have discussions or negotiations with such party relating to a possible acquisition proposal. Such notice shall inform FFN of the identity of the person making the acquisition proposal, inquiry or request and the material terms and conditions of any inquiries, proposals or offers. Civic must provide updates to FFN regarding the status and terms of any such proposals, offers, discussions and negotiations on a current basis.

For purposes of the merger agreement, the term “superior proposal” means a bona fide written acquisition proposal which the Civic board of directors concludes in good faith, after consultation with its financial advisors and legal advisors, taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal (including any termination payment, and any other expense reimbursement provisions and conditions to consummation), (1) is more favorable to the shareholders of Civic from a financial point of view, than the transactions contemplated by the merger agreement and (2) is fully financed or reasonably capable of being fully financed, reasonably likely to receive all required governmental approvals on a timely basis and otherwise reasonably capable of being completed on the terms proposed; provided that, for purposes of this definition of “superior proposal,” the term acquisition proposal shall have the meaning assigned to such term in the merger agreement except that the reference to “10% or more” in the definition of “acquisition proposal” shall be deemed to be a reference to “a majority” and “acquisition proposal” shall only be deemed to refer to a transaction involving Civic.

Termination of the Merger Agreement

General. The merger agreement may be terminated at any time prior to completion of the merger, whether before or after the approval of the merger agreement by Civic shareholders, in any of the following ways:

•	by mutual agreement of the parties;

•	by either FFN or Civic, if any request or application for a required regulatory approval is denied by the governmental entity which must grant such approval and such denial has become final and non- appealable, or a governmental entity has issued an order, decree, or ruling to permanently prohibit the merger and such prohibition has become final and non-appealable, except that no party may so terminate the merger agreement if the denial is a result of the failure of such party to the merger agreement;

•	by either FFN or Civic, if the merger is not consummated due to any event or condition rendering performance of the merger impossible, which arises or exists without the fault of any party;

•	by either FFN or Civic, if the merger is not completed on or before June 30, 2016, unless the failure of the closing to occur by this date is due to the failure of the party seeking to terminate the merger agreement to comply with the merger agreement or the failure to close by such date is caused by regulatory, including the Securities and Exchange Commission, or court delays outside the control of the parties;

•	by either FFN or Civic, if (1) the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement and (2) there has been a material breach of any of the covenants, agreements, representations or warranties of the other party in the merger agreement, which breach is not cured promptly following written notice to the party committing the breach, or which breach, by its nature, cannot be cured prior to the closing date of the merger, and which breach, individually or together with all other breaches, would, if occurring or continuing on the closing date, result in the failure of the condition relating to the performance of obligations or breaches of representations or warranties described under “— Conditions to the Completion of the Merger” above; or

•	by FFN, if the board of directors of Civic authorizes, recommends, proposes or publicly announces its intention to authorize, recommend or propose an acquisition proposal with any person other than FFN or FSB.

Prior to the approval of the merger agreement by Civic’s shareholders, Civic can terminate the merger agreement for the purpose of entering into a definitive agreement for a superior proposal, provided Civic is not in material breach of its obligations under Section 6(k) of the merger agreement.

Termination Fees. Under certain scenarios, Civic may be required to pay a termination fee of $1,250,000 to FFN in the event the merger agreement is terminated.

Extension, Waiver and Amendment of the Merger Agreement

Extension and Waiver. At any time prior to the completion of the merger, each of FFN, FSB and Civic may, to the extent legally allowed:

•	extend the time for the performance of any of the obligations or other acts of the other parties under the merger agreement;

•	waive any inaccuracies in the other parties’ representations and warranties contained in the merger agreement; and

•	waive the other parties’ compliance with any of its agreements contained in the merger agreement, or waive compliance with any conditions to its obligations to complete the merger.

Amendment. Subject to compliance with applicable law, FFN, FSB and Civic may amend the merger agreement at any time before or after approval of the merger agreement by Civic shareholders. However, after any approval of the merger agreement by Civic shareholders, there may not be, without their further approval, any amendment of the merger agreement that reduces the amount of the consideration to be delivered to the Civic shareholders.

Employee Benefit Plans and Existing Agreements

Employee Benefit Plans. The merger agreement provides that following the effective time of the merger, the employees of Civic generally shall be eligible to participate in FFN and FSB’s employee benefit plans in which similarly situated employees of FFN or its subsidiaries participate, to the same extent as similarly situated employees of FFN or its subsidiaries. For purposes of determining an employee’s eligibility to participate in certain plans and entitlement to benefits thereunder, FFN will give full credit for the service a continuing employee had with Civic prior to the merger. FFN is currently investigating different benefit plan options for the combined company.

Expenses

The merger agreement provides that each of FFN, FSB and Civic will pay its own expenses in connection with the transactions contemplated by the merger agreement.

PROPOSAL NO. 2 — ADJOURNMENT OF CIVIC SPECIAL MEETING

General

If there are not sufficient shares of Civic common stock present, in person or by proxy, to constitute a quorum at the time of the Civic special meeting, the Civic special meeting may be adjourned to a later date or dates by the chair of the meeting.

Even if there are sufficient shares of Civic common stock present, in person or by proxy, to constitute a quorum at the time of the Civic special meeting, the Civic special meeting can be adjourned if the votes cast in favor of adjournment exceed the votes cast opposing adjournment. In order to allow proxies that have been received at the time of the Civic special meeting to be voted for an adjournment, to allow time for further solicitation of proxies in the event there are insufficient votes present at the Civic special meeting, in person or by proxy, to approve the merger agreement, this proposal regarding the question of adjournment is being submitted to the holders of Civic common stock as a separate matter for their consideration. If approved, the adjournment proposal will authorize the holder of any proxy solicited by the Civic board of directors to vote in favor of adjourning the Civic special meeting and any later adjournments. If the holders of Civic common stock approve this adjournment proposal, Civic could adjourn the Civic special meeting and use the additional time to solicit additional proxies to approve the merger agreement proposal, including the solicitation of proxies from holders of Civic common stock who previously have voted against the merger agreement proposal. Among other things, approval of the adjournment proposal could mean that, even if proxies representing a sufficient number of votes against the merger agreement proposal have been received, Civic could adjourn the Civic special meeting without a vote on the merger agreement proposal and seek to convince the holders of those shares of Civic common stock to change their votes to votes in favor of the merger agreement proposal.

Except as required by the TBCA, the Civic board of directors is not required to fix a new record date to determine the holders of Civic common stock entitled to vote at any adjourned Civic special meeting. At the adjourned Civic special meeting, any business may be transacted which might have been transacted at the Civic special meeting as originally noticed. If the Civic board of directors does not fix a new record date, it is not necessary to give any notice of the time and place of the adjourned Civic special meeting, other than an announcement at the Civic special meeting at which the adjournment is taken, unless the adjournment is for more than four months after the date fixed for the original Civic special meeting. If a new record date is fixed, notice of the adjourned Civic special meeting must be given as in the case of the original Civic special meeting.

Vote Required

In order for the proposal to authorize adjournment of the Civic special meeting to allow time for further solicitation of proxies in the event there are insufficient votes present at the Civic special meeting, in person or by proxy, to approve the merger agreement to be approved by the holders of Civic common stock, the votes cast in favor of the proposal to adjourn must exceed the votes cast opposing the proposal to adjourn. Accordingly, if a holder of Civic common stock fails to vote, in person or by proxy, on the adjournment proposal at the Civic special meeting, abstains from voting with respect to the adjournment proposal, or fails to instruct the holder’s bank, broker, or other nominee how to vote with respect to the adjournment proposal, this will have no effect on the outcome of any vote on the adjournment proposal. Properly executed proxies that do not contain voting instructions will be voted “FOR” approval of the adjournment proposal. Approval of the adjournment proposal is not a condition to completion of the merger.

CIVIC’S BOARD OF DIRECTORS RECOMMENDS THAT HOLDERS OF CIVIC COMMON STOCK VOTE “FOR” APPROVAL OF THE PROPOSAL TO AUTHORIZE ADJOURNMENT.

DESCRIPTION OF FFN CAPITAL STOCK

We are authorized by our charter to issue a maximum of 20,000,000 shares of common stock, no par value, and 1,000,000 shares of preferred stock, having no designated par value per share. As of September 30, 2015, there were 10,524,630 shares of common stock issued and outstanding. Also, as of September 30, 2015, there were 26,907 shares reserved for the exercise of previously issued 2010 Warrants and 2,364,492 shares reserved for the exercise of stock options, restricted stock and other equity incentives under our Omnibus Equity Incentive Plan. As of September 30, 2015, there were 10,000 shares of Series A Preferred Stock issued and outstanding. The outstanding shares of common stock are fully paid and nonassessable.

Common Stock

The following is a summary of certain rights and provisions of the shares of our common stock. This summary does not purport to be complete and is qualified in its entirety by reference to our charter and bylaws and the TBCA.

Dividend Rights and Limitations on Payment of Dividends

Except as described below, the holders of common stock are entitled to receive, pro rata, such dividends and other distributions as and when declared by FFN’s board of directors out of the assets and funds legally available therefore. FFN’s ability to pay dividends is dependent upon the ability of FFN to earn income and is especially dependent upon the ability of FSB to earn income and pay dividends. FSB may declare dividends only so long as its minimum regulatory capital requirements will not be impaired. In addition, the board of directors of FSB under state banking law may not declare dividends in any calendar year that exceed the total of its net income of that year combined with its retained net income of the preceding two years without the approval of the Tennessee Commissioner of Financial Institutions. Also, despite the availability of net or accumulated earnings in later years of operations and the capacity to maintain capital at levels required by governmental regulation, the directors of FSB and/or the directors of FFN may choose to retain all earnings for the operation of the business. FFN has not paid any dividends on its common stock.

Voting Rights

The holders of common stock are entitled to one vote per share on all matters presented for a shareholder vote. There is no provision for cumulative voting. A set of bylaws was adopted for the guidance and control of FFN. Amendments to the bylaws are effected by majority vote of the shareholders or directors.

Board of Directors

The business of FFN is controlled by a board of directors, which is elected by a plurality vote of the shareholders. Shareholders are required to state nominations for directors in writing and file such nominations with the secretary of FFN. To be timely, nominations for directors must be mailed and received at the principal office of FFN not less than 120 days prior to the meeting at which directors are to be elected. The directors will hold office for one (1) year terms. Any vacancies in the board of directors and any newly created directorships may be filled only by a majority vote of the directors then in office. The current Board of FFN is comprised of 11 directors. The number of directors serving on the Board may be changed by a resolution adopted by the affirmative vote of a majority of the directors then in office. Each director shall serve until his or her successor is elected and qualified or until his or her earlier death, resignation, or removal. The provisions of this section of the charter may be amended with a majority vote of the shareholders.

Liquidation Rights

Upon the voluntary or involuntary dissolution, liquidation, or winding up of the affairs of FFN, after the payment in full of its debts and other liabilities, and the payment of any accrued but unpaid dividends and any liquidation preference on outstanding shares of preferred stock, the remainder of its assets, if any, is to be distributed pro rata among the holders of shares of common stock. Subject to any required regulatory approvals, the board of directors of FFN, at its discretion, may authorize and issue shares of preferred stock and debt obligations, whether or not subordinated, without prior approval of the shareholders, thereby further depleting the liquidation value of the shares of common stock.

Preemptive Rights

Owners of shares of common stock of FFN will not have the preemptive right to purchase additional shares offered by FFN in the future. That is, FFN may sell additional shares to particular shareholders or to non-shareholders without first offering each then current shareholder the right to purchase the same percentage of such newly offered shares as is the shareholder’s percentage of the then outstanding shares of FFN.

Redemption

The shares of common stock may not be redeemed except upon consent of both the shareholder and FFN, as well as the FRB.

Conversion Rights

The holders of shares of common stock have no conversion rights.

Liability to Further Calls or to Assessments by FFN

The shares of common stock are not subject to liability for further calls or to assessments by FFN.

Preferred Stock

The Charter of FFN authorizes the issuance by FFN of up to 1,000,000 shares of its preferred stock. The preferred stock may be issued by vote of the directors of FFN without shareholder approval. The preferred stock may be issued in one or more classes and series, with such designations, full or limited voting rights (or without voting rights), redemption, conversion or sinking fund provisions, dividend rates or provisions, liquidation rights, and other preferences and limitations as the board of directors may determine in the exercise of its business judgment. The preferred stock may be issued by the board of directors for a variety of reasons.

The preferred stock could be issued in public or private transactions in one or more (isolated or series of) issues. The shares of any issue of preferred stock could be issued with rights, including voting, dividend, and liquidation features, superior to those of any issue or class of shares. The issuance of shares of the preferred stock could serve to dilute the voting rights or ownership percentage of holders of the shares of common stock (or any other shares). The issuance of shares of the preferred stock might also serve to deter or block any attempt to obtain control of FFN or to facilitate any such attempt.

In 2011, the board of directors authorized management of FFN to consider participating in the SBLF. The purpose of the SBLF is to provide capital to community banking organizations in order to incentivize increased small business lending. The more a bank participating in the SBLF increases its small business lending, the lower the rate it will pay on the funds received under the program.

The capital is provided to banks by having the United States Department of the Treasury (“Treasury”) provide a bank with capital by purchasing Tier 1 qualifying preferred stock or equivalents. To encourage community bank participation, the cost of capital will start no higher than 5.0%. If a bank’s small business lending increases by 10.0% or more, then the rate will fall as low as 1.0%. Banks that increase their lending by amounts less than 10.0% can benefit from rates set between 2.0% and 4.0%. If lending does not increase in the first two years, however, the rate will increase to 7.0%. After 4.5 years, the rate will increase to 9.0% if the bank has not already repaid the SBLF funding.

Management reviewed the SBLF program and determined that participation in the program would be beneficial to FFN. FFN was notified by the Treasury that FFN had received preliminary approval to participate in the SBLF in the amount of $10,000,000. As a result, on September 27, 2011, FFN issued 10,000 shares of Series A Preferred Stock to the Treasury for a purchase price of $10,000,000. The specific terms of the Series A Preferred Stock are as follows:

Issuer:	The term “Issuer” includes a bank holding company or savings and loan holding company with total consolidated assets of less than $10 billion. FFN applied and qualified with Treasury as an “Issuer.”

Financial Instrument:	Senior perpetual noncumulative preferred stock (the “Series A Preferred Stock”), liquidation preference of $1,000 per share.

Regulatory Capital Treatment:	Tier 1.

Investment Amount:	An Issuer that is a bank holding company or savings and loan holding company that has total assets of $1 billion or less may issue a total amount of Series A Preferred Stock equal to not less than 1.0% and not more than 5.0% of its risk-weighted assets (“RWA”). Total assets are measured as reported in the call reports of the Issuer or, for holding companies, the combined total assets reported in the call reports of the Issuer’s insured depository institution subsidiaries, as of the end of the fourth quarter of calendar year 2009, and RWA are measured as reported in the most recent call reports as of the date of application.

Ranking:	With respect to all distributions, the Series A Preferred Stock will rank senior to common stock and pari passu with all existing preferred stock other than preferred shares that rank junior to any existing preferred shares.

Calculation of Qualified Small Business Lending:	Qualified Small Business Lending, as measured for the purpose of calculating the dividend rate for the Series A Preferred Stock, is defined as the sum of all lending by the Issuer of the following types, as reported in the Issuer’s most recent quarterly call report:

(i) commercial and industrial loans;

(ii) owner-occupied nonfarm, nonresidential real estate loans;

(iii) loans to finance agricultural production and other loans to farmers; and

(iv) loans secured by farmland;

and, within these loan categories, excluding:

(A) any loan or group of loans to the same borrower and its affiliates with an original principal or commitment amount greater than $10 million or that is made to a borrower that had (or whose ultimate parent company had) more than $50 million in revenues during the most recent fiscal year ended as of the date of origination;

(B) to the extent not included in (A) or (C), the portion of any loans guaranteed by the SBA, any other U.S. Government agency, or a U.S. Government-sponsored enterprise; and

(C) to the extent not included in (A) or (B), the portion of any loans held by the Issuer for which the risk is assumed by a third party (for example, the portion of loans that have been participated),

while, further, adding to the amount determined above, the cumulative amount of net loan charge-offs with respect to Qualified Small Business Lending as measured since, and including, the quarter ending September 30, 2010.

The amount of Qualified Small Business Lending, including the exclusions listed above, shall be calculated and reported on the date of Treasury’s investment (the “Investment Date”) by the Issuer in a format specified by Treasury (the “Initial Supplemental Report”) and during the first nine calendar quarters thereafter (each, a “Quarterly Supplemental Report”), concurrent with the Issuer’s publication of its call report.

Calculation of Lending Baseline:	Not later than three business days prior to the Investment Date, the Issuer shall submit an Initial Supplemental Report reporting Qualified Small Business Lending as of the Investment Date and for the each of the four full quarters ending on June 30, 2010. In calculating such Qualified Small Business Lending, if any gains in Qualified Small Business Lending resulted from mergers and acquisitions, or purchases of loans during any quarter during such four quarter period, the Issuer shall recalculate Qualified Small Business Lending for all earlier quarters in such four quarter period to include such gains on a pro forma combined basis. The average of Qualified Small Business Lending reported for these four quarters shall be the baseline against which subsequent lending is measured (the “Baseline”).

When applicable, at the beginning of each quarter that begins after the Investment Date, the Baseline will be increased by the amount of any gains realized by the Issuer resulting from mergers and acquisitions, or purchases of loans, as measured since, and including, the quarter ending on September 30, 2010.

Dividend Rate:	The Series A Preferred Stock will pay noncumulative dividends. The dividend rate will be adjusted to reflect the amount of an Issuer’s change in Qualified Small Business Lending from the Baseline, based on the following schedule:

Dividend Rate Following Investment Date

Increase in Qualified Small Business Lending from the Baseline	First 9 Quarters*	Quarter 10 to Year 4.5	After Year 4.5
0% or less	5.0%	7.0%	9.0%
more than 0%, but less than 2.5%	5.0%	5.0%	9.0%
2.5% or more, but less than 5%	4.0%	4.0%	9.0%
5% or more, but less than 7.5%	3.0%	3.0%	9.0%
7.5% or more, but less than 10%	2.0%	2.0%	9.0%
10% or more	1.0%	1.0%	9.0%

* For the first nine quarters, the dividend rate will be adjusted quarterly.

Initial rate and adjustments in the first ten quarters: On the Investment Date, and at the beginning of each of the next ten calendar quarters thereafter, the amount of Qualified Small Business Lending reported by the Issuer in the most recent Supplemental Report will be compared to the Baseline amount of Qualified Small Business Lending. The dividend rate will be adjusted to reflect the amount of an Issuer’s change in Qualified Small Business Lending from the Baseline, as reflected in the table above.

Rate adjustments following the first ten quarters: The rate in effect at the beginning of the tenth full calendar quarter after the Investment Date will be payable until the expiration of the four-and-one-half-year period beginning on the Investment Date.

If, at the beginning of the tenth full calendar quarter after the Investment Date, the Issuer’s most recent Quarterly Supplemental Report shows that the amount of Qualified Small Business Lending has not increased relative to the Baseline, the dividend rate will increase to 7% per annum until the four-and-one-half-year period that started on the Investment Date expires.

Limitation on rate reductions: The reduction in the dividend rate will not apply to a dollar amount of the investment that is greater than the dollar amount of the increase in Qualified Small Business Lending since the Baseline. Dividends on any amount that is in excess of the increase in the amount of Qualified Small Business Lending will be payable at a rate of 5.0% per annum until the expiration of the four-and-one-half-year period that begins on the Investment Date, and 9.0% per annum thereafter.

Rate adjustment 4.5 years after the Investment Date: On March 27, 2016, the dividend rate will increase to 9.0% per annum.

Timing: Dividends will be payable quarterly on January 1, April 1, July 1, and October 1 of each year. As of September 30, 2015, FFN is paying a rate of 1.0%.

Redemption:	The Series A Preferred Stock may be redeemed at any time at the option of the Issuer, subject to the approval of the appropriate federal banking agency. All redemptions of Series A Preferred Stock must be made at a per share redemption price equal to 100% of the liquidation preference, plus accrued and unpaid dividends as of the date of redemption (“Redemption Date”) for the quarter that includes the Redemption Date, and a pro rata portion of any lending incentive fee. All redemptions must be in amounts equal to at least 25% of the number of originally issued shares, or 100% of the then-outstanding shares (if less than 25% of the number of originally issued shares).

Right to Pay Dividends and Repurchase Shares:	Unless otherwise restricted by the appropriate federal or state banking agency, the Issuer may pay dividends on preferred shares ranking pari passu with the Series A Preferred Stock, junior preferred shares, or other junior securities (including common stock), or redeem or repurchase equity securities, subject to the limitations listed under “Provisions upon Nonpayment of Dividends,” if after giving effect to the dividend payment or share repurchase, the dollar amount of the Issuer’s Tier 1 capital would be at least 90% of the amount existing at the time immediately following the Investment Date (the “Tier 1 Dividend Threshold”), excluding any subsequent net charge-offs and redemptions of the Series A Preferred Stock since the Investment Date, subject to (i) and (ii) below:

(i) During the period beginning on the second anniversary of the Investment Date and ending on the day before the tenth anniversary of the Investment Date, for every 1.0% increase in Qualified Small Business Lending the Issuer has achieved above the Baseline, the Tier 1 Dividend Threshold will be decreased by a dollar amount equal to 10% of the amount of the Series A Preferred Stock investment; and

(ii) For Issuers that are not publicly traded,[1] during the period beginning on the tenth anniversary of the Investment Date and ending on the Redemption Date, the Issuer may not effect any repurchases or declare or pay any dividends on preferred shares ranking pari passu with the Series A Preferred Stock, junior preferred shares, or other junior securities (including common stock).

Provisions upon Nonpayment of Dividends:

For any missed payment: The following restrictions will apply whenever dividends payable on the Series A Preferred Stock have not been declared and paid for any quarterly dividend period:

(i) The Chief Executive Officer and Chief Financial Officer of the Issuer will be required to provide written notice, in a form reasonably satisfactory to Treasury, which is to include the rationale of the Issuer’s board of directors for not declaring dividends; and

(ii) No repurchases may be effected and no dividends may be declared or paid on preferred shares ranking pari passu with the Series A Preferred Stock, junior preferred shares, or other junior securities (including common stock) during the current quarter and for the next three quarters following the failure to declare and pay dividends on the Series A Preferred Stock (provided, however, that, in any such quarter in which Treasury’s dividend is paid, dividend payments on shares ranking pari passu may be paid to the extent necessary to avoid any resulting material covenant breach).

After four missed payments: Whenever dividends on the Series A Preferred Stock have not been declared and paid for four quarterly dividends or more, whether or not consecutive, and during such time the Issuer was not subject to a regulatory determination that prohibits the declaration and payment of dividends, the board of directors of the Issuer must certify, in writing, that the Issuer used best efforts to declare and pay such quarterly dividends in a manner consistent with safe and sound banking practices and the directors’ fiduciary obligation.

After five missed payments: Whenever dividends on the Series A Preferred Stock have not been declared and paid for five quarterly dividends or more, whether or not consecutive, Treasury will have the right, but not the obligation, to appoint a representative to serve as an observer on the Issuer’s board of directors. This right will end when full dividends have been paid for four consecutive subsequent dividend periods.

After six missed payments: Whenever dividends on the Series A Preferred Stock have not been declared and paid for six quarterly dividend periods or more, whether or not consecutive, if the liquidation preference of the Series A Preferred Stock is $25 million or more, the holder of the Series A Preferred Stock will have the right to elect two directors to the Issuer’s board of directors. The right to elect directors will end when full dividends have been paid for four consecutive subsequent dividend periods.

[1]	As used herein, “publicly traded” means a company (1) whose securities are traded on a national securities exchange and (2) required to file, under the federal securities laws, periodic reports such as the annual (Form 10-K) and quarterly (Form 10-Q) reports with either the SEC or its primary federal bank regulator. A company may be required to do so by virtue of having securities registered under Section 12 of the Exchange Act, which applies to all companies that are traded on an exchange or that have $10 million in assets and 2,000 shareholders of record or Section 15(d) of the Exchange Act which requires companies that have filed a registration statement under the Securities Act to file reports required under Section 13 of the Exchange Act, e.g., periodic reports.

Small Business Lending Plan:	The Issuer shall provide to the appropriate federal banking agency, and, if applicable, state banking agency, a small business lending plan at the time it submits its application for this program. The plan will be confidential supervisory information.

Downstreaming of Investment:	The Issuer, if it is a holding company, shall contribute not less than 90% of the amount of Treasury’s investment to its insured depository institution subsidiaries; provided, that no insured depository institution may receive more than 5% of its RWA (if the Issuer has total assets of $1 billion or less).

Voting Rights:	The Series A Preferred Stock will be nonvoting, other than for consent rights granted to Treasury with respect to (i) any authorization or issuance of shares ranking senior to the Series A Preferred Stock, (ii) any amendment to the rights of the Series A Preferred Stock, and (iii) any merger, exchange, dissolution, or similar transaction which would affect the rights of the Series A Preferred Stock.

Registration Rights:	Holders of the Series A Preferred Stock have the option to exercise certain registration rights in the event the Issuer registers equity securities in an underwritten public offering, subject to certain exceptions. On November 30, 2015, FFN filed a registration statement on Form S-3 to register Treasury’s shares of Series A Preferred Stock, which registration statement was declared effective by the SEC on December 30, 2015.

Transferability:	The Series A Preferred Stock will not be subject to any restrictions on transfer. The Issuer may merge or sell all, or substantially all, of its assets (as well as, in the case of an Issuer that is a bank holding company, any insured depository institution subsidiary), provided that the rights of the Series A Preferred Stock and the obligations of the Issuer relating thereto are assumed and an equivalent Series A Preferred Stock is issued by the successor entity.

Access and Information:	The Issuer will permit the holder of the Series A Preferred Stock, the holder’s designees, the Inspector General of the Treasury, and the Comptroller General of the United States to examine the Issuer’s corporate books and discuss matters relevant to the investment with principal officers, after being provided with reasonable notice.

Certifications:	The Issuer will provide the following certifications to Treasury:

(i) The Issuer’s Chief Executive Officer and Chief Financial Officer, as well as the directors (trustees) of the Issuer who attest to the Issuer’s call report (or those of its insured depositories, in the case of a holding company), will certify to Treasury that information provided on each Supplemental Report is accurate.

(ii) Following the Investment Date, within 90 days of the end of each fiscal year of the Issuer during which a Supplemental Report is submitted, the Issuer will receive and submit to Treasury a certification from its auditors that the processes and controls used to generate the Supplemental Reports are satisfactory.

(iii) Annually, until the Redemption Date, the Issuer will certify to Treasury that (A) businesses that received loans from the Issuer following the Investment Date have certified to the Issuer that their principals have not been convicted of, or pleaded nolo contendre to a sex offense against a minor, as required by Section 3011(c) of the Small Business Jobs and Credit Act of 2010, and (B) these certifications will be retained in accordance with standard recordkeeping practices established by the appropriate federal banking agency.

(iv) Annually, until the Redemption Date, the Issuer will certify to Treasury that it is in compliance with the Customer Identification Program requirements set forth in 31 C.F.R. § 103.121.

Issuers must submit valid and timely certifications to be eligible for any dividend rate adjustment on the Series A Preferred Stock. Issuers must also complete a short annual lending survey.

2010 Warrants

FFN previously issued warrants to subscribers in connection with stock offerings in 2007 and 2010. The 2010 Warrants outstanding as of September 30, 2015 allow holders to purchase 26,907 shares at $12.00 per share. All of these 2010 Warrants expire March 30, 2017.

All of the 2010 Warrants provide that if, after the issuance of the 2010 Warrants, the number of outstanding shares is increased by a stock dividend payable in shares, or by a split up of shares, then on the day following the date fixed for the determination of holders of shares entitled to receive such stock dividend or split up, the number of shares issuable on exercise of the warrant shall be increased in proportion to such increase in outstanding shares and the then applicable 2010 Warrant price shall be correspondingly decreased. These 2010 Warrants also provide that if after the issuance of the 2010 Warrant, the number of outstanding shares is decreased by a combination or reclassification of shares then, after the combination or reclassification, the number of shares issuable upon exercise of such warrant shall be decreased in proportion to such decrease in outstanding shares and the then applicable 2010 Warrant price shall be correspondingly increased.

If, after the issuance of the 2010 Warrants any class of capital stock of FFN (other than common stock) is issued by way of a stock dividend on outstanding common stock, then, commencing with the day following the date fixed for the determination of holders of common stock entitled to receive such stock dividend, in addition to any share of common stock receivable upon exercise of the warrants, the 2010 Warrant holders shall, upon such exercise of the 2010 Warrants, be entitled to receive, as nearly as practicable, the same number of shares of dividend stock, plus any shares issued upon any subsequent change, replacement, subdivisions, or combination thereof to which the holders would have been entitled had their 2010 Warrants been exercised immediately prior to such dividend. No adjustment in the 2010 Warrant price shall be made merely by virtue of the happening of any such event.

If, after the issuance of the 2010 Warrants, any capital reorganization, redemption, or reclassification of the common stock of FFN, or consolidation or merger of FFN with another corporation, or the sale of all or substantially all of its assets to another corporation is effected (each, a “Significant Corporate Event”), then, as a condition of such Significant Corporate Event, lawful and fair provision shall be made with respect to the 2010 Warrants as follows:

•	The 2010 Warrant holders shall have the right to purchase and receive upon the basis and upon the terms and conditions specified in the 2010 Warrants (and in lieu of the shares of FFN common stock immediately purchasable and receivable upon the exercise of the rights represented by the 2010 Warrants), such shares of stock, securities, or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of common stock equal to the number of shares immediately purchasable and receivable upon the exercise of the rights represented by the 2010 Warrants had such Significant Corporate Event not taken place, and

•	In any such case, appropriate provision shall be made with respect to the rights and interests of the 2010 Warrant holders so that the provisions thereof shall be applicable as nearly as may be in relation to any share of stock, securities, or assets thereafter deliverable upon the exercise thereof.

FFN shall not effect any such consolidation, merger, or sale unless prior to the consummation thereof the successor corporation (if other than FFN) resulting from such consolidation or merger, or the corporation purchasing such assets, shall assume by written instrument executed and delivered to FFN the obligation to deliver to the 2010 Warrant holders such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to purchase.

Because the common stock of FFN has traded on a national securities exchange at $15.00 or more for forty-five (45) consecutive days, FFN may redeem the 2010 Warrants at any time with not less than thirty (30) days’ written notice to the holder of such 2010 Warrant, in whole or in part, at a redemption price of $1.00 per warrant; provided, however, that the holder of the 2010 Warrant may exercise the 2010 Warrant, in whole or in part, during such thirty (30) day period.

Upon the issuance of the 2010 Warrants, cumulative adjustments in the number of shares issuable on exercise of the 2010 Warrants shall be made only to the nearest multiple of one whole share, i.e., fractional shares shall be disregarded.

FFN may, without the consent of the holders of the 2010 Warrants, make changes in the 2010 Warrant that are required to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake in the 2010 Warrant, add to the covenants and agreements that FFN is required to observe, or result in the surrender of any right or power reserved to or conferred upon FFN in the 2010 Warrant, but which changes do not or will not adversely affect, alter or change the rights, privileges, or immunities of the holders of 2010 Warrants.

The 2010 Warrant does not entitle the holder thereof to any of the rights of a shareholder of FFN. If the 2010 Warrant is lost, stolen, mutilated or destroyed, FFN, on such terms as to indemnity or otherwise as it, in its discretion may impose (which shall, in the case of a mutilated 2010 Warrant, include the surrender thereof), will issue a new warrant of like denomination, tenor and date as the 2010 Warrant so lost, stolen, mutilated or destroyed. FFN shall reserve and keep available at all times a number of its authorized but unissued shares that will be sufficient to permit the exercise in full of all outstanding 2010 Warrants.

Any notice or demand to be given or made by the holder of the 2010 Warrant to FFN shall be sufficiently given or made if sent by mail, first class or registered, postage prepaid, addressed to FFN at its principal office as set forth on the cover of the 2010 Warrant. Any notice or demand to be given or made by FFN to or on the holder of the 2010 Warrant shall be sufficiently given or made if sent by mail, first class or registered, postage prepaid, addressed to such holder at the address contained in the corporate records of FFN.

Incorporators’ and Employees’ Equity Incentive Awards

Each of the incorporators of FSB (the “Incorporators”) received stock options to purchase 12.5% of the number of shares that such Incorporators purchased in the initial offering of shares of common stock (up to a maximum of 6,250 options) at an exercise price of $10.00 per share. As a result, a total of 33,750 Incorporator’s options were issued in 2007. These options for the group of Incorporators vested in equal increments each year for five years and are exercisable in whole or in part until the tenth anniversary of the issuance of the options.

A Qualified-Nonqualified Stock Option Plan was adopted in 2007, amended in 2013 to increase the number of shares reserved thereunder from 1,000,000 to 1,500,000 and to allow for the issuance of additional equity-based awards, including shares of restricted stock and stock appreciation rights, and amended again in 2014 to increase the number of shares authorized for issuance from 1,500,000 to 2,000,000 and amended again in 2015 to increase the number of shares authorized for issuance from 2,000,000 to 4,000,000. As amended, the Plan is known as FFN’s 2007 Omnibus Equity Incentive Plan, and is available for the issuance of equity incentives to employees, directors and others. Shareholders have approved the reservation of shares of common stock for issuance upon the exercise of equity incentive awards under the Plan equal to up to 4,000,000 shares. As of September 30, 2015, a total of 1,097,929 stock options and 105,864 shares of restricted stock granted to employees were outstanding, a total of 40,464 stock options granted to former non-employee directors of

MidSouth Bank (“MidSouth”) were outstanding, and 200,878 options granted to current and former non-employee directors were outstanding. There remain 2,364,492 options or other equity incentive awards not yet granted under the Plan as of September 30, 2015. All options granted as of December 31, 2015 have an exercise price ranging from $8.57 to $22.94 per share.

Transfer Agent

The transfer agent and registrar for our common stock is Computershare Inc.

Listing

FFN’s common stock is listed on the NYSE under the symbol “FSB.” The Series A Preferred Stock is not listed on an exchange, and, unless requested by Treasury, FFN does not intend to list the Series A Preferred Stock on any exchange.

COMPARATIVE RIGHTS OF FFN AND CIVIC SHAREHOLDERS

Both FFN and Civic are incorporated under the laws of the State of Tennessee. The holders of shares of Civic common stock, whose rights as shareholders are governed by Tennessee law, the charter of Civic and the bylaws of Civic, will, upon the exchange of their shares of Civic common stock for shares of FFN common stock at the Effective Time pursuant to the merger, become holders of FFN common stock and their rights as such will be governed by Tennessee law, the FFN charter and the FFN bylaws. The material differences between the rights of holders of shares of Civic common stock and FFN common stock, which result from differences in their governing corporate documents, are summarized below. Because Civic is a Tennessee banking corporation, it is subject to the supervision and regulation of the TDFI as well as the FRB. As a financial holding company, FFN is primarily subject to supervision and regulation by the FRB and to a lesser extent by the TDFI.

The following summary is not intended to be complete and is qualified in its entirety by reference to the TBCA, the FFN charter, the FFN bylaws, the Civic charter and the Civic bylaws, as appropriate. The identification of specific differences is not meant to indicate that other equally or more significant differences do not exist. Copies of the FFN charter, the FFN bylaws, the Civic charter and the Civic bylaws are available upon request. To obtain copies of these documents, see “WHERE YOU CAN FIND MORE INFORMATION.”

Summary of Material Differences Between the Rights of FFN Shareholders and the Rights of Civic Shareholders

	FFN Shareholder Rights	Civic Shareholder Rights
Voting Rights	Each share of FFN’s common stock carries one vote and has unrestricted voting rights. Cumulative voting is not allowed.	Each share of Civic’s common stock carries one vote and has unrestricted voting rights. Cumulative voting is not allowed.

Description of Common Stock:	FFN is authorized to issue up to 20,000,000 shares of common stock, no par value per share. FFN’s common shares are fully paid and non-assessable.	Civic is authorized to issue up to 10,000,000 shares of common stock, par value $1.00 per share. Civic’s common shares are fully paid and non-assessable.

Description of Preferred Stock:	FFN’s charter authorizes the board of directors to issue up to 1,000,000 shares of preferred stock without a par value.	Civic’s charter authorizes the board of directors to issue up to 1,000,000 shares of preferred stock, par value $1.00 per share.

Number of Outstanding Common Shares before the merger	At the date hereof, FFN has million shares of its common stock outstanding.	At the date hereof, Civic has shares of its common stock outstanding.

Number of Outstanding Common Shares before the merger	Immediately after the merger, it is expected that FFN will have approximately million shares of its common stock outstanding.	Immediately after the merger, Civic will have no shares of any class issued or outstanding.

Estimated Voting Percentage of FFN and Civic Shareholders with respect to FFN common stock after the merger	Upon conclusion of the merger, it is expected that current FFN shareholders will own approximately % of FFN’s common stock.	Upon conclusion of the merger, it is expected that current Civic shareholders will own approximately % of FFN’s common stock.

	FFN Shareholder Rights	Civic Shareholder Rights
Right to receive dividends.	FFN shareholders are entitled to receive dividends as and when declared by the FFN board of directors. Dividends are limited by the SBLF Preferred Stock. See page 69.	Civic shareholders are entitled to receive dividends as and when declared by Civic’s board of directors.

Rights of Holders of stock subject to future issuances of common stock	The rights of holders of common stock may be affected by the future issuance of common or preferred stock. The rights of holders of preferred stock may be affected by the future issuance of common or preferred stock.	Same as FFN.

Pre-Emptive Rights	FFN’s charter does not provide for pre-emptive rights. However, the board of directors can provide for pre-emptive rights to any issuance of common or preferred stock.	Same as FFN.

Outstanding Preferred stock	FFN currently has a SBLF Preferred Stock up to the face amount of $10 million. See discussion beginning at page 66.	Civic has no preferred stock outstanding.

Special Meeting of Shareholders:	Under the TBCA, the board of directors, any person authorized by the charter or bylaws, or (unless the charter provides otherwise) the holders of at least 10% of the votes entitled to be cast may call a special meeting of shareholders.	Under the TBCA, the board of directors, any person authorized by the charter or bylaws, or (unless the charter provides otherwise) the holders of at least 10% of the votes entitled to be cast may call a special meeting of shareholders.

	FFN’s bylaws allow for special meetings of the shareholders to be called at any time by the Chairman of its board of directors, a majority of the board of directors, or, upon written demand, by the holders of at least 10% of votes entitled to be cast at any special meeting. The request must describe the purpose(s) for the meeting. Special meetings shall be held at those times, places and dates as shall be specified in the notice of the meeting.	Special meetings of Civic’s shareholders may be called by the Commissioner of Financial Institutions, the Chairman, the President/Chief Executive Officer, a majority of the board, of directors, or by the owners of 10% or more of the outstanding shares of Civic. All shareholders of record shall receive written notice of any special meeting not less than 10 nor more than 60 days before the date of the special meeting. The request must state the purpose or purposes of the special meeting and the business to be conducted.

	FFN Shareholder Rights	Civic Shareholder Rights
Shareholder Rights Plan:	FFN does not have a shareholder rights plan as a part of its charter, bylaws, or by separate agreement.	Same as FFN.

Election, Size, and Classification of Board of Directors:	The board of directors must consist of not fewer than five (5) nor more than twenty-five (25) directors. There is no limit on the number of directors above three (3). The number may be fixed or changed from time to time in accordance with Tennessee law.	Civic’s board of directors must consist of at least five but not more than 25 persons. The number of directors may be fixed or changed from time to time in accordance with Tennessee law.

	The board of directors is not classified. Each member is elected for a one-year term and until her or his successor is elected and qualified.	Civic’s board of directors is not classified. Each director shall serve for one year or until her or his successor is elected and qualified.

	Presently, FFN’s board of directors consists of 11 members. After the merger, FFN’s board of directors will have 12 members, including the addition of one director from the current Civic board.	Presently, Civic’s board of directors consists of eight members.

Vacancies on the Board of Directors:	The TBCA provides that vacancies on the board of directors may be filled by the shareholders or directors, unless the charter provides otherwise.	The TBCA provides that vacancies on the board of directors may be filled by the shareholders or directors, unless the charter provides otherwise.

	FFN’s bylaws provide that the directors, even though less than a quorum, may fill any vacancy on the board of directors, including a vacancy created by an increase in the number of directors or the removal of any director(s). Any appointment by the directors shall continue until the next annual meeting of the shareholders.	Civic’s bylaws provide that vacancies in the board of directors may be filled by the vote of the remaining directors, unless occurring because of removal by the shareholders. Any director so elected shall serve until the next annual meeting of the shareholders.

Removal of Directors:	The TBCA provides that shareholders may remove directors with or without cause unless the charter provides that directors may be removed only for cause. However, if a director is elected by a particular voting group, that director may only be removed by the requisite vote of that voting group.	The TBCA provides that shareholders may remove directors with or without cause unless the charter provides that directors may be removed only for cause. However, if a director is elected by a particular voting group, that director may only be removed by the requisite vote of that voting group.

	FFN Shareholder Rights	Civic Shareholder Rights
	FFN’s bylaws provide that a director may be removed with or without cause by a majority of the shares entitled to vote or for cause upon the affirmative vote of a majority of the entire board of directors then in office.	Civic’s charter and bylaws provide that a director may be removed with or without cause by the shareholders at a meeting called for the purpose of removing the director or directors, the meeting notice of which must state such purpose. Any or all of the directors may be removed for cause by a vote of a majority of the entire board of directors at a meeting called specifically for that purpose.

Indemnification:	The FFN charter and bylaws provide that FFN shall have the power to indemnify any director or officer of the corporation to the fullest extent permitted by the TBCA, as amended. FFN may also indemnify and advance expenses to any employee or agent of FFN who is not a director or officer to the same extent as to a director or officer if the board of directors determines that to do so is in the best interests of FFN.	The Civic charter and bylaws provide that Civic shall indemnify and advance expenses to, and shall purchase and maintain insurance or furnish similar protection on behalf of, its directors, officers, employees, and agents to the fullest extent permitted by the TBCA and applicable federal law and regulation.

Personal Liability of Directors:	FFN’s charter and bylaws provide that, to the fullest extent permitted by the TBCA, a director of FFN shall not be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.	The TBCA provides that a corporation’s charter may set forth a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. Such a provision may not eliminate or limit the liability of a director 1) for any breach of the director’s duty of loyalty to the corporation or its shareholders; 2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or 3) under Sec. 48-18-302 of the TBCA (with respect to unlawful distributions). Civic’s charter contains no such provision limiting the personal liability of Civic’s directors.

	FFN Shareholder Rights	Civic Shareholder Rights
The TBCA provides that a corporation may not indemnify a director for liability 1) for any breach of the director’s duty of loyalty to the corporation or its shareholders; 2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or 3) under Sec. 48-18-304 of the TBCA (with respect to the unlawful distributions), as the same exists or hereafter may be amended.

	There are no limitations on the board’s or the shareholders’ right to modify these provisions.	There are no limitations on the board’s or the shareholders’ right to modify these provisions.

Dissenters’ Rights:	The TBCA provides that a shareholder of a corporation is generally entitled to receive payment of the fair value of his or her stock if the shareholder dissents from transactions including a proposed merger, share exchange or a sale of substantially all of the assets of the corporation. However, dissenters’ rights generally are not available to holders of shares, such as shares of FFN common stock where the company (rather than a company subsidiary) is not one of the merging parties. FFN’s board of directors does not think that FFN holders have dissenters’ rights and has not granted such rights in connection with the proposed merger of Civic with and into FFN’s subsidiary, FSB.

Under the TBCA, Civic’s shareholders have dissenters’ rights which entitle them to dissent from, and obtain payment of the fair value of the shareholders’ shares in the event of, certain extraordinary corporate transactions.

Civic’s shareholders have the right to dissent from this merger.

Votes on Extraordinary Corporate Transactions:	Under the TBCA, a sale or other disposition of all or substantially all of the corporation’s assets, a merger of the corporation with and into another corporation, or a share exchange involving one or more classes or series of the corporation’s shares or a dissolution of the corporation must be approved by the board of directors (except in certain limited circumstances) plus, with certain	Under the TBCA, a sale or other disposition of all or substantially all of the corporation’s assets, a merger of the corporation with and into another corporation, or a share exchange involving one or more classes or series of the corporation’s shares or a dissolution of the corporation must be approved by the board of directors (except in certain limited circumstances) plus,

	FFN Shareholder Rights	Civic Shareholder Rights

	exceptions, the affirmative vote of the holders of a majority of all shares of stock entitled to vote thereon.	with certain exceptions, the affirmative vote of the holders of a majority of all shares of stock entitled to vote thereon.

	FFN’s charter contains no provisions addressing extraordinary transactions.	Civic’s charter contains no provisions addressing extraordinary transactions, so the merger must be approved by a majority of the shares entitled to vote. All shares have dissenters’ rights.

Consideration of Other Constituencies:	The Tennessee Business Combination Act provides that no corporation (nor its officers or directors) registered or traded on a national securities exchange or registered with the SEC shall be held liable for either having failed to approve the acquisition of shares by an interested shareholder on or before such interested shareholder’s share acquisition date, or for opposing any proposed merger, exchange, tender offer or significant disposition of the assets of the corporation or any of its subsidiaries because of a good faith belief that such merger, exchange, tender offer or significant disposition of assets would adversely affect the corporation’s employees, customers, suppliers, the communities in which such corporation or its subsidiaries operate or are located or any other relevant factor if such factors are permitted to be considered by the board of directors under the charter for such corporation in connection with a merger, exchange, tender offer or significant disposition of assets. FFN’s charter does not incorporate these provisions.	Same as FFN.

Amendment of Charter:	The TBCA provides that certain relatively technical amendments to a corporation’s charter may be adopted by the directors without	The TBCA provides that certain relatively technical amendments to a corporation’s charter may be adopted by the directors

	FFN Shareholder Rights	Civic Shareholder Rights

	shareholder action. Generally, the TBCA provides that a corporation’s charter may be amended by a majority of votes entitled to be cast on an amendment, subject to any condition the board of directors may place on its submission of the amendment to the shareholders.	without shareholder action. Generally, the TBCA provides that a corporation’s charter may be amended by a majority of votes entitled to be cast on an amendment, subject to any condition the board of directors may place on its submission of the amendment to the shareholders.

FFN’s charter contains no other specific provisions.

Civic’s charter provides that, except as permitted by the TBCA and the Tennessee Banking Act, no proposed amendment shall be valid unless approved by a majority of the Shareholders and approved in writing by the Commissioner and may not be recorded unless such written approval accompanies the proposed amendment.

Civic’s bylaws provide that Civic’s charter may be altered, modified, amended, or repealed at any regular meeting of shareholders, or at any special meeting of shareholders called for that purpose, by the vote of those representing a majority of the common stock entitled to be voted at the meeting.

Amendment of Bylaws:	Under the TBCA, shareholder action is generally not necessary to amend the bylaws, unless the charter provides otherwise or the shareholders in amending or repealing a particular bylaw provide expressly that the board of directors may not amend or repeal that bylaw. The shareholders may amend or repeal FFN’s bylaws even though the bylaws may also be amended or repealed by its board of directors. However, any change in the bylaws made by the board of directors may be amended or repealed by the shareholders.	Under the TBCA, shareholder action is generally not necessary to amend the bylaws, unless the charter provides otherwise or the shareholders in amending or repealing a particular bylaw provide expressly that the board of directors may not amend or repeal that bylaw. Under Civic’s bylaws, the bylaws may be altered, modified, amended, or repealed at any regular meeting of shareholders, or at any special meeting of shareholders called for that purpose, by the vote of those representing a majority of the common stock entitled to be voted at the meeting. The

	FFN Shareholder Rights	Civic Shareholder Rights

bylaws may also be altered or amended or repealed and any new bylaws adopted by a majority of the members present at any regular meeting of Civic’s board of directors or at any special meeting called for such purpose.

Control Share Acquisitions:	The Tennessee Control Share Acquisition Act generally provides that, except as stated below, “control shares” will not have any voting rights. Control shares are shares acquired by a person under certain circumstances which, when added to other shares owned, would give such person effective control over one-fifth or more, or a majority of all voting power (to the extent such acquired shares cause such person to exceed one-fifth or one-third of all voting power) in the election of a Tennessee corporation’s directors. However, voting rights will be restored to control shares by resolution approved by the affirmative vote of the holders of a majority of the corporation’s voting stock, other than shares held by the owner of the control shares. If voting rights are granted to control shares which give the holder a majority of all voting power in the election of the corporation’s directors, then the corporation’s other shareholders may require the corporation to redeem their shares at fair value.	Same as FFN.

The Tennessee Control Share Acquisition Act is not applicable to FFN because the FFN charter does not contain a specific provision “opting in” to the Control Share Acquisition Act.

Business Combinations Involving Interested Shareholders:	The Tennessee Business Combination Act generally prohibits a “business combination” by FFN or a subsidiary with an “interested	Same as FFN.

	FFN Shareholder Rights	Civic Shareholder Rights

shareholder” within five years after the shareholder becomes an interested shareholder. FFN or a subsidiary can, however, enter into a business combination within that period if, before the interested shareholder became such, FFN’s board of directors approved the business combination or the transaction in which the interested shareholder became an interested shareholder. After that five-year moratorium, the business combination with the interested shareholder can be consummated only if it satisfies certain fair price criteria or is approved by 2/3 of the other shareholders.

For purposes of the Tennessee Business Combination Act, a “business combination” includes mergers, share exchanges, sales and leases of assets, issuances of securities, and similar transactions. An “interested shareholder” is generally any person or entity that beneficially owns 10% or more of the voting power of any outstanding class or series of FFN stock.

FFN’s charter does not have special requirements for transactions with interested parties; however, to the extent that the Tennessee Business Combination Act applies to FFN, all business combinations, as defined above, must be approved by two thirds (2/3) of the directors and a majority of the shares entitled to vote or a majority of the directors and two thirds (2/3) of the shares entitled to vote.

Shareholder Right to Make Proposals and to Nominate Directors	Under Tennessee law and under FFN’s charter and bylaws, shareholders have the right to submit proposals to the board of directors and to submit	Under Tennessee law, shareholders have the right to submit proposals to the board of directors and to submit nominations for directors.

	FFN Shareholder Rights	Civic Shareholder Rights

	nominations for directors. FFN’s charter and bylaws require advance notice and certain information for shareholder nominations.	Civic’s charter and bylaws do not contain an advance notice provision with respect to shareholder nominations and proposals.

Shareholder Ability to Act by Written Consent	The TBCA and FFN’s bylaws expressly allow shareholders to act without a meeting. If all shareholders entitled to vote on an action consent to taking such action without a meeting, the affirmative vote of the number of shares that would be necessary to authorize or take such action at a meeting is the act of the shareholders.	Same as FFN.

INFORMATION ABOUT FFN AND FSB

General

FFN is a financial holding company headquartered in Franklin, Tennessee. Through its wholly owned bank subsidiary, FSB, a Tennessee-chartered commercial bank and a member of the Federal Reserve System, FFN provides a full range of banking and related financial services with a focus on service to small businesses, corporate entities, local governments and individuals. FSB operates through 12 branches in the demographically attractive and growing Williamson and Rutherford Counties within the Nashville metropolitan area.

As of September 30, 2015, FFN had consolidated total assets of $2.0 billion, total loans, including loans held for sale, of $1.1 billion, total deposits of $1.7 billion and total shareholders’ equity of $187.6 million.

History and Growth

FFN was formed as a Tennessee corporation in April 2007 and commenced banking operations through the newly-formed FSB in November 2007.

FFN was established with the objective of building a locally-managed commercial bank to service the needs of Franklin, Tennessee and the greater Williamson County area. FFN’s mission statement is to build a legacy company by creating shareholder value, cultivating strong customer relationships and fostering an extraordinary team of directors, officers and employees. FFN was formed by a core management team of veteran bankers based in Middle Tennessee led by Chairman and Chief Executive Officer, Richard Herrington. Many of FFN’s founders built Franklin Financial Corporation (not directly affiliated with FFN), which was founded in 1988, and grew the newly-formed real estate-oriented bank to nine branches and $785 million in assets as of June 30, 2002, before announcing the sale of the bank to Fifth Third Bancorp in July 2002. Mr. Herrington and certain members of this management team subsequently joined Cumberland Bancorp (later renamed Civitas BankGroup, Inc.), a troubled Tennessee-based bank holding company, in December 2002, to lead its restructuring. The team led a dramatic improvement of Cumberland’s asset quality and profitability, by decreasing nonperforming loans to total loans from 2.25% in 2003 to 0.31% in 2006 and growing net income from $1.1 million in 2003 to $6.7 million in 2006, before it was acquired by Greene County Bancshares, Inc. in May 2007.

MidSouth Acquisition

On July 1, 2014, FFN completed its acquisition of MidSouth, which enabled FFN to increase its footprint in Middle Tennessee and in the Nashville metropolitan area, specifically in the attractive Rutherford County market. The acquisition also diversified FFN’s revenue mix by expanding its retail customer base and increasing its capacity to provide wealth management services, including trust powers, which FFN believes is a competitive advantage to drive new relationships with higher income customers. Headquartered in Murfreesboro, Tennessee and founded in 2004, MidSouth had five branches located throughout Rutherford County, which is adjacent to Williamson County. Although MidSouth operated in close proximity to FFN, there was no overlap of branch locations and MidSouth’s customer base complemented FFN’s with minimal overlap.

FFN’s Market

FFN operates 12 branches in Williamson and Rutherford Counties within the Nashville metropolitan area.

Corporate Information

The mailing address of FFN is 722 Columbia Avenue, Franklin, Tennessee 37064-2828.

FFN’s Year Ended December 31, 2015 Financial Highlights

On January 26, 2016, FFN announced its financial results for the quarter and year ended December 31, 2015. The financial information as of December 31, 2015 is preliminary and is subject to change and has not been audited or reviewed by FFN’s independent registered public accounting firm. This financial information incudes the following highlights as of December 31, 2015:

•	assets totaled $2.2 billion, compared to $1.4 billion at December 31, 2014, an increase of 59.8%;

•	deposits grew to $1.8 billion versus $1.2 billion at December 31, 2014, a growth rate of 54.8%;

•	total loans, including loans held for sale, totaled $1.3 billion at December 31, 2015, an increase of $512.3 million, or 63.6%, when compared with $805.7 million at December 31, 2014;

•	net income increased 91.1% to $16.1 million for the year ended December 31, 2015, up from $8.4 million for the year ended December 31, 2014;

•	net interest income increased 57.6% to $59.4 million for the year ended December 31, 2015, up from $37.7 million for the same period in 2014;

•	during the third quarter of 2015, FFN received a full payoff of a purchased credit-impaired loan relationship, which increased its net interest income and pre-tax earnings by nearly $1.2 million;

•	net interest margin for the year ended December 31, 2015 was 3.62%, a decline from 3.74% at year ended December 31, 2014, due to the growth in investment securities;

•	noninterest income for the year ended December 31, 2015 was $12.9 million, compared to $10.0 million for the year ended December 31, 2014, an increase of 29.1%. Increased mortgage loan volume and improved margins on mortgage banking accounted for $1.0 million of the increase in noninterest income when comparing the years ended December 31, 2015 and 2014. The increase in noninterest income can also be traced to fees generated by increased wealth management services; and

•	noninterest expense for the year ended December 31, 2015 was $42.1 million, a 32.8% increase over 2014 noninterest expense of $31.7 million.

Compensation of Directors and Executive Officers

FFN is providing compensation disclosure that satisfies the requirements applicable to emerging growth companies, as defined in the JOBS Act. FFN’s named executive officers for 2015, which consist of FFN’s principal executive officer and its two other most highly compensated executive officers are:

•	Richard E. Herrington, Chief Executive Officer and Chairman of the Board;

•	Sally E. Bowers, Executive Vice President, Chief Mortgage Officer; and

•	Lee M. Moss, President.

Summary Compensation Table

The table below shows the compensation for services in all capacities FFN paid to its Chief Executive Officer and its two other most highly compensated executive officers (which are referred to as named executive officers) during the years ended December 31, 2015 and 2014, except information for Mr. Moss is for 2015 only since he was not a named executive officer in 2014:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)		Total ($)
Richard E. Herrington,	2015	$373,605	$8,148	$51,456	$81,118	$59,701	(2)	$574,028
Chief Executive Officer	2014	$339,520	$7,752	$42,201	$40,255	$50,854		$480,583

Sally E. Bowers, EVP,	2015	$132,934	$5,275	$16,780	$22,438	$330,087	(3)	$507,514
Chief Mortgage Officer	2014	$131,467	$5,241	$14,837	$8,595	$267,091		$427,230

Lee M. Moss,	2015	$240,000	$6,736	$17,876	$27,596	$41,413	(4)	$333,621
President of FSB

(1)	The amounts in the Stock Awards and Option Awards columns represent grant date fair values computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (FASB ASC Topic 718). The assumptions used in determining the values of stock awards and option awards are provided in Note 12 to FFN’s Consolidated Financial Statements incorporated by reference in this proxy statement/prospectus.
(2)	For 2015 includes: a company car allowance of $11,100; country club membership dues of $13,805; spouse travel of $5,474; 401(k) company matching contributions of $10,600; life insurance premiums of $4,739; director fees of $7,000; and health insurance premiums of $6,983.
(3)	For 2015, includes: $309,509 in commissions; a company car allowance of $6,000; 401(k) company matching contributions of $7,730; life insurance premiums of $2,262; and health insurance premiums of $4,586.
(4)	For 2015, includes: $375 in commissions; a company car allowance of $10,800; country club membership dues of $5,679; spouse travel of $1,636; 401(k) company matching contributions of $9,615; life insurance premiums of $1,965; director fees of $5,000; and health insurance premiums of $6,344.

Outstanding Equity Awards at Fiscal Year-End

The following tables show the number of equity awards outstanding as of December 31, 2015 for FFN’s named executive officers.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date(2)	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Richard E. Herrington	39,375	—	—	$10.00	12/20/2017	6,772	$212,505	—	—
	3,508	—	—	10.00	02/20/2018
	22,437	—	—	11.75	06/15/2019
	4,627	—	—	10.00	07/22/2020
	9,388	2,347	—	10.50	06/02/2021
	13,090	8,727	—	12.00	06/01/2022
	4,347	6,520	—	13.00	05/31/2023
	2,326	9,302	—	13.50	04/15/2024
	1,667	3,333	—	13.50	07/31/2024
	—	500	—	20.42	04/23/2025
	—	12,223	—	20.69	04/30/2025
Sally E. Bowers	9,375	—	—	$10.00	12/20/2017	2,350	$73,743	—	—
	638	—	—	10.00	02/20/2018
	11,151	—	—	11.75	06/15/2019
	3,625	—	—	10.00	07/22/2020
	4,200	1,050	—	10.50	06/02/2021
	5,384	3,590	—	12.00	06/01/2022
	1,398	2,096	—	13.00	05/31/2023
	699	2,795	—	13.50	04/15/2024
	—	3,517	—	20.69	04/30/2025
Lee M. Moss	19,167	—	—	$8.57	07/01/2024	3,341	$104,841
	—	500	—	20.42	04/23/2025
	—	3,834	—	20.69	04/30/2025

(1)	Options vest in five equal increments beginning on the first anniversary of grant except for options expiring July 31, 2024 which vest in three equal increments.
(2)	The expiration date of each option occurs ten years after the date of grant for each option.
(3)	Restricted stock awards were granted on May 31, 2013, April 15, 2014, and April 30, 2015 as part of FSB’s equity incentive plan and vest in five equal increments over five years. Restricted stock awards granted on July 1, 2014 in connection with the MidSouth merger vest in three equal increments over three years.
(4)	Based on a share price of $31.38, the last reported sale of FFN’s common stock on December 31, 2015.

Outside Director Compensation Table for 2015

Name(1)	Fees Earned or Paid in Cash ($)	Option Awards ($)(2)(3)	All Other Compensation ($)	Total ($)
Jimmy E. Allen	$7,000	$84,690	$3,305	$94,995
Henry W. Brockman, Jr.	5,000	84,690	1,351	91,041
James W. Cross, IV	5,000	84,690	252	89,942
Dr. David H. Kemp	5,000	84,690	468	90,158
Paul M. Pratt, Jr.	5,000	84,690	252	89,942
Pamela J. Stephens	7,000	84,690	520	92,210
Melody J. Sullivan	7,000	84,690	796	92,486
Gregory E. Waldron	2,500	28,260	320	31,080
Benjamin P. Wynd	417	4,556	79	5,052

(1)	Mr. Herrington’s and Mr. Moss’s compensation are discussed above under the heading “Summary Compensation Table.”
(2)	The aggregate number of option awards outstanding at December 31, 2015, to FFN’s outside directors was as follows:

Jimmy E. Allen	19,389
Henry W. Brockman, Jr.	31,675
James W. Cross, IV	22,300
Dr. David H. Kemp	32,925
Paul M. Pratt, Jr.	32,925
Melody J. Sullivan	21,850
Pamela J. Stephens	22,300
Gregory E. Waldron	10,389
Benjamin P. Wynd	667

(3)	The amounts in the Option Awards column represent grant date fair values computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (FASB ASC Topic 718). The assumptions used in determining the values of option awards are provided in Note 12 to FFN’s Consolidated Financial Statements incorporated by reference in this proxy statement/prospectus.

Directors of FFN receive fees, payable quarterly, as follows: (i) each director receives $5,000 per year as compensation for service as a member of the Board of Directors of FFN; (ii) Audit, Corporate Governance and Personnel Committee chairpersons receive an additional $2,000 per year as compensation for serving as chairpersons of each such committee; and (iii) the Chairman of the Board receives an additional $2,000 as compensation for serving as chairman. Directors of FSB receive fees for monthly Board meetings. The Board of Directors of FFN meets at least once per year, and the Board of Directors of FSB meets monthly.

There is standard medical and disability insurance for officers and employees similar to other banking institutions in the area. FFN may enter into other incentive compensation, bonus, and/or pension plans with its officers and employees in the future as may be decided by the Board of Directors. Officers and employees will receive salaries standard in the market and industry.

An aggregate of equity incentive awards equal to up to 4,000,000 shares is reserved for stock options and restricted shares for employees and others pursuant to an Omnibus Equity Incentive Plan (see further details below). Stock options have been issued with exercise prices ranging from $8.57-$22.94 as of December 31, 2015. Options and restricted shares have been issued in the following amounts to the described groups of individuals:

1. Incorporators/Non-Employee Directors. Each of the Incorporators received options to purchase 12.5% of the number of shares that the Incorporator purchased in FFN’s initial stock offering (up to the first 50,000 shares an Incorporator purchased) at $10.00 per Share, resulting in 33,750 options issued to Incorporators. No Incorporator could receive options to purchase shares that exceed the number of shares being purchased by the Incorporator. Such options were issued to the Incorporators as a form of recognition for the risk these individuals bore and their efforts in organizing FFN. In addition, non-employee directors were issued an additional 500 options each on February 20, 2008; 3,875 options each on June 15, 2009; 450 options each on July 22, 2010; 900 options each on June 2, 2011; 2,175 options each on June 1, 2012; and 2,475 options each on May 31, 2013, for year-end compensation, 3,300 options each on June 1, 2014, 9,000 options each on April 30, 2015, 2,000 options each on July 1, 2015 and 2,000 options each (other than Mr. Wynd) on October 1, 2015. Mr. Wynd was issued 667 options on October 1, 2015.

2. Employees. As an incentive to employees of FFN or FSB, incentive awards are made available for allocation by the Board of Directors through the Omnibus Equity Incentive Plan. As of December 31, 2015, FFN has the ability to issue up to 2,345,825 additional equity incentive awards after allocating 1,312,791 options to employees/directors/Incorporators and 140,105 shares of restricted stock to employees for year-end incentive compensation. Subsequent to their respective grant dates, 34,241 shares of such restricted stock have vested.

2007 Omnibus Equity Incentive Plan

In 2007, FFN adopted the 2007 Qualified-Nonqualified Stock Option Plan. The shareholders of FFN at the annual meeting of shareholders in 2013 approved an amendment and restatement of this plan to be renamed the 2007 Omnibus Equity Incentive Plan (the “Plan”) (i) to increase the number of shares of FFN’s common stock available for issuance under the Plan from 1,000,000 to 1,500,000; and (ii) to add other forms of compensation that can be awarded under the Plan to include Stock Appreciation Rights (“SARs”), Restricted Stock, and cash awards. The shareholders of FFN at the annual meeting of shareholders in 2014 approved an amendment to the Plan to increase the number of shares of FFN’s common stock available for issuance under the Plan from 1,500,000 to 2,000,000. The shareholders of FFN at the annual meeting of shareholders in 2015 again approved an amendment to the Plan to increase the number of shares of FFN’s common stock available for issuance under the Plan from 2,000,000 to 4,000,000. FFN’s Board of Directors recommended adoption of the amendments as being necessary to attract new employees as FFN continues to grow and to have the ability to continue to reward employees with such incentive compensation, and encourage such valued employees to acquire a proprietary interest in FFN and to remain in its employ and service.

The Plan allows a committee chosen by FFN’s Board of Directors (“Committee”) to grant incentive stock options (“ISOs”) within the meaning of the Code to key employees and officers of FFN and FSB and non-qualified options (“NSOs” and, together with the ISOs, the “Options”) to non-employee directors, Incorporators, and others for the purchase of shares (“Participants”). As amended, the Plan also allows the Committee to grant awards of SARs, restricted stock, and cash to key employees and officers of FFN and FSB and to non-employee directors and Incorporators. The purpose of the Plan is to advance the interests of FFN and FSB by stimulating the efforts of key employees, directors, Incorporators, and consultants, increasing their desire to continue in their employment with or services to FFN and FSB, assisting FFN and FSB in competing effectively with other enterprises for the services of new employees and directors necessary for the continued improvement of operations, and to attract and retain the best possible personnel for service as employees, officers, directors, and consultants of FFN and FSB. Accordingly, the Plan is designed to promote the interests of FFN and FSB and its shareholders, and, by facilitating stock ownership on the part of such participants, to encourage them to acquire a proprietary interest in FFN and to remain in its employ and service.

Committee Authority

The Committee may at any time terminate, suspend, or amend the Plan, except that the Committee shall not, without the authorization of the holders of a majority of the Stock (as defined in the Plan) voted at a shareholders’ meeting duly called and held, change any provisions (other than those adjustments for changes in capitalization) that (a) result in repricing Options or otherwise increase the benefits accruing to Participants or non-employee directors, (b) increase the number of shares of common stock issuable under the Plan or (c) modify the requirements for eligibility as a Participant in the Plan. The Committee may postpone any exercise of an Option for such time as the Committee may deem necessary in order to permit FFN (i) to effect, amend, or maintain any necessary registration of the Plan or the shares issuable upon the exercise of an Option under the securities laws of any applicable jurisdiction, (ii) to permit any action to be taken in order to (A) list such stock on a stock exchange if shares are then listed on such exchange or (B) comply with restrictions or regulations incident to the maintenance of a public market for its shares, including any rules or regulations of any stock exchange on which the shares are listed, or (iii) to determine that such shares and the Plan are exempt from such registration or that no action of the kind referred to in (ii) (B) above needs to be taken; and FFN shall not be obligated by virtue of any terms and conditions of any Option Agreement (as defined in the Plan) or any provision of the Plan to recognize the exercise of an Option or to sell or issue shares in violation of the Securities Act or the law of any government having jurisdiction thereof. Any such postponement does not extend the terms of an Option and neither FFN nor its directors or officers have with respect to any shares as to which the Option shall lapse because of such postponement.

Types of Awards

Options

Options are rights to purchase a specified number of shares of common stock at a price fixed by the Committee. Each option must be represented by an award agreement that identifies the option as either an “incentive stock option” within the meaning of Section 422 of the Code or a “non-qualified option,” which does not satisfy the conditions of Section 422 of the Code. The award agreement also must specify the number of shares of common stock that may be issued upon exercise of the options and set forth the exercise price of the options. The exercise price for options that qualify as incentive stock options may not be less than 100% of the fair market value of the common stock as of the date of grant. The option exercise price may be satisfied in cash, by check, by exchanging shares of common stock owned by the Participant, delivery of a properly executed exercise notice along with sale or loan proceeds, other consideration permitted by applicable laws or by a combination of these methods. Options have a maximum term of ten years from the date of grant. The Committee has broad discretion to determine the terms and conditions upon which options may be exercised, and the Committee may determine to include additional terms in the award agreements.

Stock Appreciation Rights

SARs may be granted in connection with a previously or contemporaneously granted stock option or independently. SARs are rights to receive cash or shares of common stock, or a combination thereof, as the Committee may determine. The Committee may provide in the SAR agreement circumstances under which SARs will become immediately exercisable and may accelerate the exercisability of any SAR at any time. To date, FFN has not issued any SARs under the Plan.

SARs granted in connection with a stock option are exercisable only when and to the extent that the related stock option is exercisable and expire on the date on which the related stock option expires. If a SAR granted in connection with a stock option is exercised, the related stock option ceases to be exercisable. The amount of the payment for SARs granted in connection with stock options is equal to the excess of (i) the fair market value on the date of exercise of the SAR of the common stock covered by the surrendered portion of the related stock option over (ii) the exercise price of the stock option covered by the surrendered portion of the related stock option.

SARs granted independently of stock options are exercisable as specified in the award agreement. The amount of the payment for SARs granted independently of stock options is equal to the excess of (i) the fair market value of the common stock covered by the exercised portion of the SAR as of the date of such exercise over (ii) the fair market value of the common stock covered by the exercised portion of the SAR as of the last market trading date prior to the date on which the SAR was granted; provided, however, that the Committee may place limits on the aggregate amount that may be paid upon exercise of a SAR.

Stock Awards

Restricted Stock grants are awards of common stock subject to vesting restrictions and/or restrictions on transferability. Shares of common stock that are issued as “restricted stock” will have a legend and may not be sold, transferred, or disposed of until the restrictions have lapsed. The shares do have voting rights prior to the vesting thereof and would be entitled to receive dividends if paid by FFN prior to the vesting of the shares. The Committee has broad discretion as to the specific terms and conditions of each award, including applicable rights upon certain terminations of employment and restrictions on the transferability of stock purchased pursuant to stock purchase rights.

Cash Bonuses

Cash bonus awards entitle the grantee to cash payments based upon the achievement of employment or pre-established long-term performance factors. The Committee has discretion to determine the Participants to whom cash bonus awards are to be made, the times in which such awards are to be made, the size of such awards, and all other conditions of such awards, including any performance requirements.

Adjustments upon Change of Capitalization

Subject to any required action by FFN’s shareholders, the number of shares of common stock covered by outstanding stock options, SARs, or restricted stock, and the number of shares of common stock which have been authorized for issuance under the Plan but as to which no award has been granted or which have been returned to the Plan upon cancellation or expiration of an award, as well as the price per share of common stock covered by each such outstanding award, will be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock, or any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by FFN.

Transferability

Awards may not be sold, pledged, assigned, hypothecated, transferred (except by will or the laws of descent or distribution) or disposed without obtaining from the Committee permission to transfer such awards, which the Committee may (but need not) grant after making certain conclusions regarding the award’s transferability that are set forth in the Plan. Further, no award shall be payable to or exercisable by anyone other than the Participant to whom it was granted while the Participant is alive except in cases involving (a) permanent disability involving a mental incapacity or (b) awards that have been transferred in accordance with the Plan.

Amendment and Termination

FFN’s Board of Directors may amend, alter, suspend or terminate the Plan at any time. Any amendment to the Plan must be approved by the shareholders to the extent such approval is required by the terms of the Plan, the rules and regulations of the Securities and Exchange Commission, or the rules and regulations of the NYSE. However, no amendment, alteration, suspension or termination of the Plan may impair the rights of any Participant, unless mutually agreed in writing by the Participant and the Committee.

Federal Income Tax Consequences

The following is a summary of the material anticipated United States federal income tax consequences of the Plan to FFN and the Participants. The summary is based on current federal income tax law, which is subject to change, and does not address state, local, or foreign tax consequences or considerations.

The grant of a stock option that does not have a readily ascertainable value will not result in taxable income at the time of the grant for either FFN or the Participant. Upon exercising an incentive stock option, the Participant will have no taxable income (except that the alternative minimum tax may apply) and FFN will receive no deduction. Upon exercising a nonqualified stock option, the Participant will recognize ordinary income in the amount by which the fair market value of common stock at the time of exercise exceeds the option exercise price, and FFN will be entitled to a deduction for the same amount. The Participant’s income is subject to withholding tax as wages if the Participant is an employee.

The tax treatment of the Participant upon a disposition of shares of common stock acquired through the exercise of an option is dependent upon the length of time that the shares have been held and on whether such shares were acquired by exercising an incentive stock option or a nonqualified stock option. If an employee exercises an incentive stock option and holds the shares for at least two years from the date of grant and at least one year after exercise, then any gain or loss realized based on the exercise price of the option will be treated as long-term capital gain or loss. Shares obtained upon exercise of an incentive stock option that are sold without satisfying these holding periods will be treated as shares received from the exercise of a nonqualified stock option. Generally, upon the sale of shares obtained by exercising a nonqualified stock option, the Participant will treat the gain realized on the sale as a capital gain. Generally, there will be no tax consequence to FFN in connection with the disposition of shares of common stock acquired under a stock option, except that FFN may be entitled to a deduction in the case of a disposition of shares acquired upon exercise of an incentive stock option before the applicable holding periods have been satisfied.

The grant of a SAR will not result in taxable income to the Participant at the time of the award. Upon exercising the SAR, the Participant will recognize ordinary income in the amount by which the fair market value of the common stock or the amount of cash, as the case may be, exceeds the SAR exercise price, if any. FFN will be entitled to a deduction for the same amount. The Participant’s income is subject to withholding tax as wages if the Participant is an employee. Upon a disposition of shares of common stock acquired through the exercise of the SAR, the Participant may recognize capital gain or loss, the character of which is dependent upon the length of time that the shares have been held. Generally, there will be no tax consequences to FFN in connection with the disposition of shares of common stock acquired under a SAR.

The federal income tax consequences of awards of restricted stock will depend on the facts and circumstances of each award, and in particular, the nature of the restrictions imposed with respect to the common stock, which is the subject of the award. In general, if the common stock is subject to a substantial risk of forfeiture, i.e., limited in terms of transferability, a taxable event occurs only when the risk of forfeiture lapses. At that time, the Participant will recognize ordinary income to the extent of the excess of the fair market value of the common stock on the date the risk ceases over the amount that the Participant paid for the shares, if any, and FFN will be entitled to a deduction in the same amount. Prior to the lapse of restrictions on the restricted stock, any dividends on such shares will be paid currently and will be treated as ordinary compensation income to the

Participant, subject to withholding. Subsequent to the determination and satisfaction of the ordinary income tax consequences, any further gain or loss realized on the subsequent disposition of such stock will be a long- or short-term capital gain or loss depending upon the applicable holding period.

Alternatively, within thirty days after transfer of the restricted stock, a Participant may make an election under Section 83(b) of the Code, which would allow the Participant to include in income in the year that the restricted common stock is awarded an amount equal to the fair market value of the restricted stock on the date of such award determined as if the restricted common stock were not subject to restrictions. FFN is then entitled to a compensation-paid deduction in the same amount. The election is required to be written and delivered to both the Internal Revenue Service and FFN within that thirty-day period. The Participant is also required to confirm the election with the filing of the Participant’s federal income tax return for the year in which the award is made. Failure to satisfy either of these requirements may invalidate the intended election. In the event of a valid Section 83(b) election, the Participant will not recognize income at the time that the restrictions actually lapse. In addition, any appreciation or depreciation in the value of the stock and any dividends paid on the stock after a valid Section 83(b) election are not deductible by FFN as compensation paid. For purposes of determining the period of time that the Participant holds the restricted stock, the holding period begins on the award date when a Participant makes a Section 83(b) election. Further, any dividends received after the Section 83(b) election is made will constitute ordinary dividend income to the Participant and will not be deductible by FFN. If the restricted stock subject to the Section 83(b) election is subsequently forfeited, however, the Participant is not entitled to a deduction or tax refund.

A Participant will realize ordinary compensation income upon receipt of a cash bonus award equaling the amount of cash received. Wage withholding rules will apply. FFN will be entitled to a deduction at the time of payment in an amount equal to such income.

Award Grants

The grant of awards under the Plan is at the discretion of the Committee. The Committee has made awards of ISOs, NSOs, and restricted shares. Effective as of February 26, 2015, the aggregate number of shares of common stock reserved for equity incentive awards for employees and others pursuant to the Plan was increased from 2,000,000 to 4,000,000. Outstanding options and restricted shares were issued in the following amounts to the described groups of individuals:

2007-December 31, 2015:
Total Granted Non-employee Directors	264,398
Total Granted Employees	1,620,264
Total Forfeited or expired	(263,301)
Total Exercised or vested	(202,706)

Total outstanding equity incentive awards at 12/31/15	1,418,655

Compensation Committee Interlocks and Insider Participation

Beginning March 2015, Jimmy E. Allen, Pamela J. Stephens and Melody J. Sullivan served as members of FFN’s Compensation Committee. Prior to that date, the entire board of directors of FFN performed the functions of the Compensation Committee. None of FFN’s executive officers has ever served as a director of another entity any of whose executive officers served on FFN’s Compensation Committee.

Additional Information Concerning FFN

Information concerning directors and executive officers, principal shareholders, certain relationships and related transactions and other matters concerning FFN is included in FFN’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 11, 2015 (the “FFN Form 10-K”). Additionally, FFN’s financial statements and management’s discussion and analysis of financial condition and results of operations are included in the FFN Form 10-K and in FFN’s quarterly reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 215. These reports are incorporated by reference in this proxy statement/prospectus. See “WHERE YOU CAN FIND MORE INFORMATION” beginning on page 97. Shareholders of either FFN or Civic desiring a copy of such documents may contact FFN at the address listed on the inside front cover page, or the SEC which also maintains a web site on the Internet at www.sec.gov that contains reports that FFN files electronically with the SEC. These reports also are available at FFN’s website at www.franklinsynergybank.com. Information contained on FFN’s website, other than the documents that FFN files with the SEC that are incorporated by reference in this proxy statement/prospectus, is not incorporated by reference into this proxy statement/prospectus and, therefore, is not part of this proxy statement/prospectus.

INFORMATION ABOUT CIVIC

General

Civic is a Tennessee-chartered commercial bank organized in 2005. Civic is supervised, regulated, and examined by the FDIC and the TDFI, and its deposits are insured by the FDIC. Civic is not a member of the Federal Reserve System. As of December 31, 2015, Civic had total assets of approximately $145.0 million (including loans of approximately $85.7 million), total liabilities of approximately $124.3 million (including deposit liabilities of approximately $104.6 million), and total stockholders’ equity of approximately $20.7 million.

Civic operates out of its main office, a full-service banking facility, located at 3325 West End Avenue, Nashville, Tennessee 37203, and one full-service branch office located at 215 Centerview Drive, Suite 105, Brentwood, Tennessee 37027. Both Civic’s main office and its Brentwood branch are leased. Civic’s Brentwood branch will be closed in connection with the merger, and the operations of this branch will be consolidated into FSB’s branch office located at 134 Pewitt Drive, Suite 100, Brentwood, Tennessee 37027.

The day-to-day management of Civic rests with the bank’s officers, with oversight provided by Civic’s board of directors. As of December 31, 2015, Civic had 21 full-time equivalent employees.

Business of Civic

Civic provides a broad range of commercial and retail banking products and services to individuals, small and mid-sized businesses, professional service firms, non-profit organizations, and governmental entities. Retail banking products and services offered by Civic include checking accounts, savings accounts, individual retirement accounts, certificates of deposit, mortgage loans, home equity loans and lines of credit, automobile loans, and general secured unsecured consumer-based loans and lines of credit. Commercial banking products and services offered by Civic include checking accounts, savings accounts, business lines of credit, term loans, real estate and construction loans, equipment loans, and Small Business Administration loans. Civic also offers debit cards, ATM services, online, mobile, and telephone banking services, lockbox and remote deposit services, and treasury management services. All of Civic’s products and services are directly or indirectly related to the business of community banking, and all activity is reported as one segment of operations.

Civic’s revenues are primarily derived from interest on, and fees received in connection with, real estate and other loans, interest and dividends from investment securities, service charge income generated from demand accounts, gains on sales of residential loans, ATM fees, and other services. The principal sources of funds for Civic’s lending activities are customer deposits, loan repayments, and proceeds from investment securities. Civic’s principal expenses include interest paid on deposits and general operating and administrative expenses.

As is the case with banking institutions generally, Civic’s operations are materially and significantly influenced by general economic conditions and by related monetary and fiscal policies of financial institution regulatory agencies, including the FRB and the FDIC. Deposit flows and costs of funds are influenced by interest rates on competing investments and general market rates of interest. Lending activities are affected by the demand for financing of real estate and other types of loans, which in turn is affected by the interest rates at which such financing may be offered and other factors affecting local demand and availability of funds.

Competition

Civic’s primary banking markets consist of Williamson and Davidson Counties in Tennessee. The commercial banking environment is highly competitive, and Civic encounters strong competition both in making loans and in attracting deposits. In one or more aspects of its business, Civic competes with other commercial banks, savings and loan associations, credit unions, finance companies, mutual funds, insurance companies, brokerage and investment banking companies, and other financial intermediaries. Many of these competitors have substantially greater resources and lending limits, have more extensive and established branch networks, and offer certain products or services that Civic does not currently provide. Additionally, many of Civic’s non-bank competitors are not subject to the same extensive federal regulations that govern federally insured banks. Recent federal and state legislation has heightened the competitive environment in which financial institutions must conduct their business, and the potential for competition among financial institutions of all types has increased significantly.

Legal Proceedings

Civic is from time to time a party to or otherwise involved in legal proceedings arising in the normal course of business, such as claims to enforce liens and claims relating to the servicing or collection of real estate and other loans. As of the date of this proxy statement/prospectus, Civic is not a party to or otherwise involved in any legal proceedings that Civic’s management believes are material to Civic’s business, financial condition, or results of operations.

Board of Directors and Executive Officers

Civic’s board of directors is composed of eight individuals. Directors are elected to serve for a term of one year or until their successors are duly elected and qualified. Certain information regarding the current members of Civic’s board of directors is set forth in the table below.

Name	Position(s) with Civic	Principal Occupation
Magan B. Bhika	Director	Insurance broker
Ratilal G. Gajera, M.D.	Director	Oncologist
Tommy L. Graham	Director	Timber Land Investor
Sarah L. Meyerrose	Director; President/CEO	Banker
Anil C. Patel, M.D., MBA	Director (Chairman)	Gastroenterologist
Raman N. Patel	Director	Hotel owner, operator, and developer
Robert (Bob) Perry	Director	Retired attorney and banker
Phillip A. Wenk, D.D.S	Director	President/CEO, Delta Dental of Tennessee

Set forth in the table below is certain information regarding Civic’s current executive officers. Civic’s officers serve at the pleasure of the bank’s board of directors.

Name	Position(s) with Civic
Sarah L. Meyerrose	President and Chief Executive Officer; Director
Terry R. Howell	Chief Operating Officer
David C. Barnes	Chief Financial Officer
Richard Bobo	Chief Lending Officer

WHERE YOU CAN FIND MORE INFORMATION

FFN filed a registration statement on Form S-4 to register the issuance of FFN common stock to Civic shareholders in the merger. This proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of FFN and a proxy statement of Civic for Civic’s special meeting. As allowed by SEC rules, this proxy statement/prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

FFN is subject to the information requirements of the Exchange Act, and in accordance with the Exchange Act, FFN files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document FFN files at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. These documents also may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov). FFN’s telephone number is (615) 236-2265. FFN’s website is located at www.franklinsynergybank.com. Information contained on FFN’s website, other than the documents that FFN files with the SEC that are incorporated by reference in this proxy statement/prospectus, is not incorporated by reference into this proxy statement/prospectus and, therefore, is not part of this proxy statement/prospectus.

The SEC allows FFN to incorporate by reference the information and reports FFN files with it, which means that FFN can disclose important information to you by referring you to these documents. FFN’s SEC file number is 001-36895. The information incorporated by reference is an important part of this proxy statement/prospectus, and information that FFN files later with the SEC will automatically update and supersede the information already incorporated by reference herein. FFN is incorporating by reference the documents listed below, which FFN has already filed with the SEC, and any future filings FFN makes with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this document and prior to the date of the Civic special meeting, except as to any portion of any future report or document that is not deemed filed under such provisions:

•	FFN’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

•	FFN’s Quarterly Reports on Form 10-Q for the three months ended March 31, 2015, June 30, 2015 and September 30, 2015.

•	FFN’s Current Reports on Form 8-K filed with the SEC on January 2, 2015, February 25, 2015, March 4, 2015, May 4, 2015, June 12, 2015, July 29, 2015, August 27, 2015, September 29, 2015, October 13, 2015, December 14, 2015 and December 16, 2015.

•	The description of FFN’s common stock, no par value per share, contained in FFN’s Registration Statement on Form 8-A filed with the SEC on March 24, 2015, including any subsequent amendment or any report filed for the purpose of updating such description.

Upon request, FFN will provide, without charge, to each person to whom a copy of this proxy statement/prospectus is delivered a copy of the documents incorporated by reference into this proxy statement/prospectus. You may request a copy of these filings, and any exhibits FFN has specifically incorporated by reference as an exhibit in this proxy statement/prospectus, at no cost by writing or telephoning FFN at the following address:

Franklin Financial Network, Inc.

722 Columbia Avenue

Franklin, Tennessee 37064

(615) 236-2265

Attention: Mandy Garland, Vice President, Secretary

When deciding how to cast your vote, you should rely only on the information contained in this proxy statement/prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement/prospectus. This proxy statement/prospectus is dated                     , 2016. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than such date, and neither the mailing of the proxy statement/prospectus to shareholders nor the issuance of FFN common stock shall create any implication to the contrary.

This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this proxy statement/prospectus, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction.

LEGAL MATTERS

The validity of the shares of FFN common stock to be issued in connection with the merger will be passed upon for FFN by Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, Nashville, Tennessee. The material U.S. federal income tax consequences of the merger will also be passed upon by Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, Nashville, Tennessee.

EXPERTS

The consolidated financial statements of FFN as of December 31, 2014 and 2013 and for the years then ended have been audited by Crowe Horwath LLP, an independent registered public accounting firm, as set forth in their report appearing in our Annual Report on Form 10-K for the year ended December 31, 2014 and incorporated in this proxy statement/prospectus by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of MidSouth as of December 31, 2013 and 2012, and for each of the years in the three-year period ended December 31, 2013 incorporated in this proxy statement/prospectus by reference from FFN’s Current Report on Form 8-K filed with the SEC on December 16, 2015, have been audited by Maggart & Associates, P.C., independent auditors, as stated in their report which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

APPENDIX A

AGREEMENT AND PLAN OF REORGANIZATION AND BANK MERGER

by and between

CIVIC BANK & TRUST

and

FRANKLIN FINANCIAL NETWORK, INC. and FRANKLIN SYNERGY BANK

AGREEMENT AND PLAN OF REORGANIZATION AND BANK MERGER

THIS AGREEMENT AND PLAN OF REORGANIZATION AND BANK MERGER the “Agreement”) is made and entered into this 14th day of December, 2015, among Civic Bank & Trust, a Tennessee banking corporation (the “Bank”); Franklin Financial Network, Inc., a Tennessee corporation (“Buyer BHC”); and Franklin Synergy Bank, a Tennessee banking corporation (“Buyer Bank”).

W I T N E S S E T H:

WHEREAS, the principal and business offices of the Bank are located at 3325 West End Avenue, Nashville, Tennessee 37203; and the branch of Civic Bank & Trust is located at 215 Centerview Drive, Suite 105, Brentwood, Tennessee 37027; and

WHEREAS, the principal offices of Buyer BHC and Buyer Bank are located at 722 Columbia Avenue, Franklin, Tennessee 37064; and the branches of Franklin Synergy Bank are located at 3359 Aspen Grove Drive, Suite 100, Franklin, Tennessee 37067, 134 Pewitt Drive, Suite 100, Brentwood, Tennessee 37027, 1015 Westhaven Boulevard, Suite 150, Franklin, Tennessee 37064, 40 Moss Lane, Suite 100, Franklin, Tennessee 37064, 2035 Wall Street, Spring Hill, Tennessee 37174, 724 President Place, Smyrna, Tennessee 37167, 2415 Memorial Boulevard, Murfreesboro, Tennessee 37129, 2782 South Church Street, Murfreesboro, Tennessee 37127, and 2610 Old Fort Parkway, Murfreesboro, Tennessee 37128; and

WHEREAS, as of September 30, 2015, the authorized capital stock of the Bank consists of 10,000,000 shares of Common Stock, $1.00 par value, of which 2,625,812 shares are issued and outstanding (“Bank Common Stock”) and 1,000,000 shares of Preferred Stock, $1.00 par value, of which no shares are issued and outstanding (“Bank Preferred Stock,” and collectively with the Bank Common Stock, the “Bank Stock”); and options to purchase an additional 663,500 shares of the Bank Stock with an average exercise price of $9.33 per share and which are, or are expected to become, vested on or before the Effective Time, as defined below (the “Options”); and

WHEREAS, as of September 30, 2015, the authorized capital stock of the Buyer BHC consists of 20,000,000 shares of Common Stock, no par value, of which 10,524,630 shares are issued and outstanding (“Buyer BHC Common Stock”) (inclusive of 105,864 shares of restricted common stock of Buyer BHC that have been issued but are not vested as of the date of this Agreement) and 1,000,000 shares of Preferred Stock with terms to be designated by the directors of BHC, of which 10,000 shares of Senior Non-Cumulative Perpetual Preferred Stock, Series A, have been designated and are issued and outstanding; there are warrants to purchase an additional 26,907 shares of Buyer BHC Common Stock with an exercise price of $12.00 per share and which are currently exercisable; and there are 2,364,492 shares of Buyer BHC Common Stock reserved for the exercise of stock options, with outstanding options to purchase 1,339,271 shares of Buyer BHC Common Stock at a weighted average exercise price of $12.88 per share, restricted stock and other equity incentives under the Buyer BHC’s Omnibus Equity Incentive Plan (the “BHC Option Plan”); and

WHEREAS, for Federal income tax purposes, it is intended that the Merger, as defined below, shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended; and

WHEREAS, the respective Boards of Directors of the Bank, Buyer BHC, and Buyer Bank deem it advisable and in the best interest of the Bank, Buyer BHC, and Buyer Bank, and their respective shareholders that the Bank be merged with and into Buyer Bank (the “Merger”), and, by resolutions duly adopted, have approved and adopted this Agreement and directed that it be submitted to their respective shareholders, if required, for their approval.

NOW, THEREFORE, in consideration of the premises, mutual covenants, and agreements herein contained, and for the purpose of stating the method, terms, and conditions of the Merger provided for herein, the mode of carrying the same into effect, the manner and basis of converting and exchanging the shares of Bank Stock as hereinafter provided, and such other provisions relating to the Merger as the parties deem necessary or desirable, the parties hereto agree as follows:

1. MERGER.

(a) Subject to the satisfaction or waiver of all of the conditions to the obligations of each of the parties to this Agreement, at the Effective Time (as defined in the Articles of Merger attached as Appendix A (the “Articles”)) and pursuant to the Tennessee Business Corporation Act (“TBCA”) and Tennessee Banking Act, the Bank shall be merged with and into Buyer Bank, which latter corporation (the “Surviving Bank”) shall survive the Merger. (The term “Surviving Bank” shall have the same meaning as “resulting bank” set forth in Tenn. Code Ann. Section 45-2-1301 (7).) Upon consummation of the Merger, the separate corporate existence of the Bank shall terminate.

(b) The parties may by mutual agreement at any time change the method of effecting the combination of Buyer Bank and Bank, including without limitation the provisions of this Article 1, if and to the extent they deem such change to be desirable; provided, however, that no such change shall (i) alter or change the amount of the Purchase Price (as defined below) to be provided to holders of Bank Stock (as defined below) as provided for in this Agreement, (ii) adversely affect the tax treatment of holders of Bank Stock as a result of receiving the Purchase Price or (iii) materially impede or delay consummation of the transactions contemplated by this Agreement.

2. DESCRIPTION OF TRANSACTION.

(a) Satisfaction of Conditions to Closing. After the transactions contemplated hereby have been approved by the shareholders of Buyer BHC, Buyer Bank, and the Bank, if required, and each other condition to the obligations of the parties hereto has been satisfied or waived by the party or parties entitled to the benefits thereof, other than those conditions which are to be satisfied by delivery of documents by any party to any other party, a closing (the “Closing”) will be held on the date (the “Closing Date”) and at the time of day and place referred to in Section 12(a). At the Closing, the parties will use their respective best efforts to deliver the certificates, letters, and opinions which constitute conditions to the Merger and each party will provide the other parties with such proof or indication of satisfaction of the conditions of such parties to consummate the Merger as such other parties may reasonably require. If all conditions to the obligations of each of the parties have been satisfied or waived by the party entitled to the benefits thereof, the parties shall, at the Closing, duly execute Articles of Merger substantially in the form attached as Appendix A for filing with the Tennessee Department of Financial Institutions and the Tennessee Secretary of State, as may be appropriate, and promptly thereafter, the parties shall take all steps necessary or desirable to consummate the Merger in accordance with all applicable laws, rules, and regulations. The parties shall thereupon take such other and further actions as Buyer BHC shall reasonably direct to the extent required by law or this Agreement to consummate the transactions contemplated herein.

(b) Effective Time of the Merger. Upon the satisfaction of all conditions to closing, the Merger shall become effective on the date and at the time of filing of the Articles of Merger with the Tennessee Secretary of State or at such later date and/or time as may be agreed upon by the parties and set forth in the Articles (the “Effective Time”).

(c) Continuation of Business. Immediately following the Effective Time, the business of the Surviving Bank shall be governed and operated as follows:

(i) The Charter and Bylaws of Buyer Bank in effect immediately prior to the Effective Time shall be the Charter and Bylaws of the Surviving Bank to remain unchanged until amended as provided by law. The name of the Surviving Bank will be Franklin Synergy Bank.

(ii) Except for adding one current member of the Board of Directors of the Bank as a director of Buyer BHC and Buyer Bank, the directors and officers of Buyer BHC and Buyer Bank immediately prior to the Merger shall be the directors and officers of the Buyer BHC and Surviving Bank respectively immediately after the Merger and shall serve until their respective successors are elected and qualified or until their earlier resignation or removal from office.

(d) Shares of Buyer BHC Common Stock and Buyer Bank. Subsequent to the Effective Time of the Merger, each share of Buyer BHC Common Stock and common stock of Buyer Bank then issued and outstanding shall remain as the issued and outstanding Buyer BHC Common Stock and common stock of Buyer Bank. No Preferred Stock will be issued in connection with the Merger.

(e) Shares and Options of the Bank. Upon the terms and conditions described in this Agreement, determined as of September 30, 2015, but subject to any prior exercise of Bank Options, the shares of Bank Common Stock and Bank Options shall be converted into shares or options to purchase shares of Buyer BHC Common Stock, as applicable (also referred to as the “Purchase Price” or the “Merger Consideration”), as follows:

(i) All outstanding shares of Bank Common Stock shall be exchanged for that number of shares of Buyer BHC Common Stock with an aggregate value of $28,625,000 calculated by dividing this aggregate value by the market value per share of Buyer BHC Common Stock (determined as set forth below in subsection (iv)). The “Exchange Ratio” is determined by dividing this number of shares of Buyer BHC Common Stock (calculated as set forth in the immediately preceding sentence) by the outstanding shares of Bank Common Stock. All shares of Bank Common Stock will then be cancelled.

(ii) Each Bank Option to purchase a share of Bank Common Stock shall be converted into an option to purchase a share of Buyer BHC Common Stock multiplied by the Exchange Ratio; the exercise price will become the exercise price of such Option divided by the Exchange Ratio. All of the Bank’s Stock Options will then be cancelled. To the extent that the difference between the average exercise price of the resulting Buyer BHC Common Stock Options issued hereunder and the market value per share of the Buyer Common Stock as determined in Section 2(e)(iv) below multiplied by the total number of resulting Buyer BHC Common Stock Options issued hereunder exceeds $1,050,426.30, then such difference will be deducted from the aggregate value specified in Section 2(e)(i) above.

(iii) In lieu of the issuance of any fractional shares of Buyer BHC Common Stock, Buyer BHC shall pay to each former shareholder of Bank who would otherwise be entitled to receive such fractional share an amount in cash determined by multiplying (x) the market value per share of Buyer BHC Common Stock, by (y) the fraction of a share (rounded to the nearest thousandth when expressed in decimal form) of Buyer BHC Common Stock to which such holder would otherwise be entitled to receive pursuant to this Agreement.

(iv) The market value per share of the Buyer BHC Common Stock shall be equal to the volume weighted average closing price of Buyer BHC Common Stock for the twenty (20) consecutive trading days ending on and including the tenth trading day preceding the Effective Date. The above notwithstanding, the market value per share of Buyer BHC Common Stock used to determine the Exchange Ratio shall be no more than $29.50 per share, and no less than $26.50 per share.

(f) Stock Transfer Books. At the Effective Time of the Merger, the stock transfer books of the Bank shall be closed and no transfer of the Bank Stock shall be made thereafter.

(g) Effects of the Merger. As of the Effective Time of the Merger, and the Bank shall be merged with and into Buyer Bank which, as the Surviving Bank, shall thereupon and thereafter possess all of the assets, rights, privileges, appointments, powers, licenses, permits and franchises of the two merged companies, whether of a public or a private nature, and shall be subject to all of the liabilities, restrictions, disabilities and duties of both the Bank and Buyer Bank, and the separate existence of the Bank shall cease.

(h) Transfer of Assets. At the Effective Time, all rights, assets, licenses, permits, franchises and interests of the Bank in and to every type of property, whether real, personal, or mixed, whether tangible or intangible, and to choses in action shall be deemed to be vested in Buyer Bank as the Surviving Bank respectively by virtue of the Merger and without any deed or other instrument or act of transfer whatsoever.

(i) Assumption of Liabilities. At the Effective Time, the Surviving Bank shall become and be liable for all debts, liabilities, obligations and contracts of the Bank, whether the same shall be matured or unmatured; whether accrued, absolute, contingent or otherwise; and whether or not reflected or reserved against in the balance sheets, other financial statements, books of account or records of the Bank.

(j) Dissenting Shareholders’ Rights. Any holder of Bank Stock who shall comply strictly with the provisions of T.C.A. §48-23-101 et seq. of the Tennessee Business Corporation Act shall be entitled to dissent from the Merger and to seek those appraisal remedies afforded by the Tennessee Business Corporation Act. Such a shareholder is referred to herein as a “Dissenting Shareholder.” However, Buyer BHC and Buyer Bank shall not be obligated to consummate the Merger if shareholders owning more than 10% of the shares of Bank Stock issued and outstanding immediately prior to the Effective Time shall have perfected their dissenters’ rights in accordance with the Tennessee Business Corporation Act and the perfected status of said dissenters’ rights shall have continued to the time of Closing.

(k) Payment of Dividends after the Effective Time. Any dividend declared by the Buyer BHC for payment at or after the Effective Time shall be paid as well with respect to those whole shares of Buyer BHC Common Stock being issued to holders of Bank Stock and shall be deposited and paid in accordance with Section 11(g) and Section 11(h).

(l) Expenses. Each party to the Merger shall pay its own expenses in connection with the transactions contemplated by this Agreement. The Bank will not incur expenses related to the Merger (limited to investment banking, fairness opinion, legal, accounting and related professional services fees) (the “Transaction Expenses”) in excess of $650,000.

(m) Closing of Transfer Books. The Purchase Price issued upon the surrender of the Bank Certificates shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the Bank Stock and Bank Options theretofore represented by such Bank Certificates and Bank Options and there shall be no further registration of transfers on the stock transfer books of Buyer BHC of the Bank Stock and Bank Options.

3. REPRESENTATIONS AND WARRANTIES OF THE BANK.

Except as disclosed in the disclosure schedule (the “Schedule of Exceptions”) delivered by the Bank to Buyer BHC and Buyer Bank prior to the execution of this Agreement (which schedule sets forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in this Article 3 or to one or more of the covenants contained in Article 5 or 6, provided, however, that, notwithstanding anything in this Agreement to the contrary, (i) no such item is required to be set forth in such schedule as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed materially misleading, untrue or incorrect, and (ii) the mere inclusion of an item in such schedule as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would be reasonably likely to have a material adverse effect on the Bank), as an inducement to Buyer BHC and Buyer Bank to enter into this Agreement, the Bank represents and warrants to Buyer BHC and Buyer Bank that:

(a) Corporate Organization, Standing, and Authority of the Bank. The Bank is a Tennessee banking corporation, duly organized and validly existing under the laws of the State of Tennessee, and has all corporate powers and possess all licenses and authorizations necessary to conduct its business as presently conducted (excepting any licenses and authorizations the absence of which would not have a material adverse effect upon the financial condition or operations of the Bank). The Bank is qualified to do business in the State of Tennessee and in all other states where the nature of its operations requires it to be so qualified. The Charter and Bylaws of the Bank will not be amended hereafter, and are complete and correct as of the date hereof. The Bank has the corporate power and authority to execute and deliver this

Agreement and has the corporate power and authority to perform its obligations specified and undertaken in this Agreement. The Board of Directors of the Bank, at a lawfully convened meeting, has authorized the execution and delivery of this Agreement and Plan of Reorganization and Bank Merger by the Bank and will, subject to its fiduciary duties, recommend approval of same by the Bank’s shareholders.

(b) Binding Effect of Agreement. This Agreement constitutes the valid and binding obligation of the Bank and is enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect which affect creditors’ rights generally, and by legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable remedies which are available only in the discretion of a court).

(c) No Breach. Neither the execution and delivery of this Agreement, assuming shareholder and regulatory approval, nor the consummation of the transactions contemplated hereby will: (i) violate any provision of the Charter or Bylaws of the Bank or of any subsidiary of the Bank; (ii) violate any statute, rule, or regulation to which the Bank is subject, or any judicial or administrative decree, writ, judgment, or order in which the Bank is named or to which it is a party, (iii) violate or cause a default or termination of any rights or any obligations under any contracts or agreements; or (iv) require the consent or approval of any third party other than regulatory authorities and agencies and the shareholders.

(d) Capitalization of the Bank. The authorized capital stock and, subject to the exercise of Bank Options, rights to acquire such capital stock of the Bank consist of the Bank Common Stock, Bank Preferred Stock and Bank Options as defined in the preamble to this Agreement. All of the outstanding Bank Stock is validly issued, fully paid, and nonassessable and has not been issued in violation of any preemptive rights of any shareholder. Except as disclosed in Section 3(d) of the Schedule of Exceptions, the Bank owns all of the outstanding equity securities of each of its subsidiaries and interests free and clear of any liens, charges, or encumbrances of any nature whatsoever. Other than the Bank Options, a list of which is included in Section 3(d) of the Schedule of Exceptions, as of the date hereof, there are no outstanding securities or other obligations which are exercisable for or convertible into Bank Stock or into any other equity security of the Bank, or any of its subsidiaries, and there are no outstanding options, warrants, rights, calls or other commitments of any nature which would entitle the holder, upon exercise thereof, to be issued the Bank Stock or any other equity security of the Bank or any of its subsidiaries.

(e) Financial Statements. The Bank has delivered and, to the extent reference is made to financial statements not yet available or capable of development, will deliver to Buyer BHC and Buyer Bank true and complete copies of: (i) its audited consolidated annual financial statements and related notes thereto, for the years ended December 31, 2014, 2013, and 2012; (ii) its unaudited consolidated financial statements and related notes thereto, for the period ended September 30, 2015; and (iii) its unaudited consolidated financial statements for each of the calendar quarters in 2015 as well as for all quarters ending thereafter prior to the Effective Time. Such financial statements and the notes thereto present fairly, or will present fairly when issued, in all material respects, the consolidated financial position of the Bank at the respective dates thereof, and its consolidated results of operations and consolidated changes in financial position or cash flow, for the periods indicated, in each such case in conformity with accounting principles generally accepted in the United States of America, consistently applied subject in the case of unaudited statements to normal year-end adjustments and full footnote disclosure.

(f) Absence of Changes. Except as described in Section 3(f) of the Schedule of Exceptions or the notes to the financial statements of the Bank described in Section 3(e), since December 31, 2014: (i) the Bank and all of its subsidiaries have continued actively in the conduct of their respective businesses in the ordinary course; (ii) there has been no material adverse change in the consolidated financial condition of the Bank or any of its subsidiaries; (iii) there has been no transfer, sale, pledge or mortgage of any properties or assets of the Bank or any of its subsidiaries except in the ordinary course of business or except as previously authorized in writing by Buyer BHC and Buyer Bank; and (iv) neither the Bank nor any of its subsidiaries has incurred, assumed or guaranteed any borrowing or issued any letters of credit, except in each case in the ordinary course of business.

(g) Regulatory Filings. Except as described in Section 3(g) of the Schedule of Exceptions, as of the date of this Agreement, (i) the Bank has filed and will continue to file all required reports with applicable financial institution regulatory agencies, (ii) the Bank has not received oral or written notification from any regulatory agency that any such required filings were deficient in any material respect as to form or content, and the Bank has no knowledge of the existence of any fact or circumstance which might be expected to cause any regulatory agency to so regard such filings, and (iii) the Bank will promptly notify Buyer BHC and Buyer Bank of any oral or written notification from any regulatory agency that any required filings are deficient in any material respect as to form or content.

(h) Regulatory Compliance. Except as described in Section 3(h) to the Schedule of Exceptions, to the best of the knowledge and belief of the Bank since December 31, 2014, the Bank has been in material compliance with law and the regulations of all appropriate regulatory agencies and no reports, letters, orders or other communications have been received by the Bank from the Federal Deposit Insurance Corporation, the Tennessee Department of Financial Institutions or any other federal or state financial institution regulatory authority, or the designated representatives of any of them, which has questioned or criticized in any material respect compliance with such laws or regulations; and the Bank will take no actions which will cause the Bank not to be in compliance with the laws and regulations of any appropriate regulatory agency. The Bank will promptly notify Buyer BHC and Buyer Bank of any report, letter, order or other communication from any appropriate regulatory agency which questions or criticizes in any material respect compliance with such laws or regulations.

(i) Sole Agreement to Merge or Sell. The Bank, has not been, is not, will not become, or will not be allowed to become, a party to any merger or business combination agreement, letter of intent, agreement of sale, or other agreement obligating the Bank or any of its subsidiaries to sell or authorize the sale or transfer of the Bank Stock, or any of the Bank’s subsidiaries, or to allow the Bank or any of its subsidiaries to merge or consolidate with, or to be acquired in any other manner by, any entity or person other than Buyer BHC and Buyer Bank, except as described in Section 6(k).

(j) Litigation and Claims. Except as specifically described in its financial statements or related notes described in Section 3(e) delivered to Buyer BHC and Buyer Bank or in Section 3(j) of the Schedule of Exceptions: (i) there is no material litigation, proceeding, or governmental investigation pending or, to the knowledge of the Bank threatened against, or relating to, the Bank or any of the Bank’s subsidiaries, or to their material properties or businesses, or to the transactions contemplated by this Agreement, which would have a material impact on, or act to materially inhibit, the transactions contemplated by this Agreement; (ii) there is no reasonable basis for any such material litigation, proceeding or governmental investigation (including, without limitation, violations of federal or state banking, antitrust, environmental or securities laws, RICO laws or probate laws); and (iii) neither the Bank nor any Bank subsidiary or affiliate is a party to, or subject to the provisions of any judicial decree, judgment or order of any governmental agency the performance or enforcement of which would materially adversely affect its business or financial condition or the ability of the Bank to consummate the Merger.

(k) Tax Returns. Except for liabilities with respect to taxes, interest, and penalties thereon, to which reference is made in Section 3(k) of Schedule of Exceptions or in the Bank’s consolidated financial statements and the related notes thereto, described in Section 3(e), the provision for taxes therein is sufficient for the payment of all accrued and unpaid federal, state, county and local taxes of the Bank and its subsidiaries (including any penalties or interest payable in respect of such taxes), whether or not disputed, for the period ended December 31, 2014, and for all taxable years prior thereto, and the Bank has, or will have prior to the Effective Time, fully reserved for all taxes on gains and income of the Bank or its subsidiaries have or will have recognized from the sale of securities and assets occurring after December 31, 2014, and prior to the Effective Time of the Merger. The Bank’s federal income tax returns, its Tennessee franchise and excise tax returns, and all other tax returns required to be filed by the Bank or any Bank subsidiary have been duly filed for all years open for assessment to and including the year ended December 31, 2014, income or loss has been properly reflected therein in all material respects, and all material taxes that have become due and payable have been paid or are reflected as a liability on said financial statements.

(l) Brokers. Except as specified in Section 3(l) of the Schedule of Exceptions, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by the officers and directors of the Bank without the intervention of any broker or other person representing the Bank in such manner as to give rise to any valid claim against Buyer BHC and Buyer Bank for a finder’s fee, brokerage commission, or other similar payment.

(m) Stock Records. The stock transfer books and stock ledgers of the Bank are in good order, complete, accurate and up to date, and with all necessary signatures on the assignments of certificates representing shares previously transferred, and set forth all stock and securities issued, transferred and surrendered. Except as described in Section 3(m) of the Schedule of Exceptions, no duplicate certificate has been issued at any time, no transfer has been made without surrender of the proper certificate, duly endorsed, and all certificates so surrendered have been duly canceled.

(n) Contracts. Except as specified in Section 3(n) of the Schedule of Exceptions (and without limiting the foregoing), the Bank is not a party to any oral or written:

(i) License, franchise, agency, advertising, or brokerage agreement;

(ii) Agreement with any labor organization or other collective bargaining unit;

(iii) Agreement for the future purchase of materials, supplies, services, merchandise or equipment involving payments of more than $10,000 over its remaining term (including, without limitation, periods covered by any option to renew by either party);

(iv) Agreement for the purchase, sale, or lease of any real estate;

(v) Agreement for the sale of any of its other assets or the grant of any preferential rights to purchase any of its assets or rights, other than in the ordinary course of business;

(vi) Agreement which contains any provisions requiring the Bank to indemnify any other party thereto, other than as provided in the Bank’s Charter or Bylaws;

(vii) Joint venture agreement or other agreement involving the sharing of profits;

(viii) Agreement which restricts the Bank’s ability to do business in any particular geographic region, in any particular industry, or with any particular customer;

(ix) Agreement providing the Bank the right to use the patents, trademarks, copyrights, know how or the like of others or provide others the right to use such rights of the Bank;

(x) Any employment or consulting contract which is not by its terms terminable at will without penalty;

(xi) Any contract or arrangement for bonuses or incentive compensation, deferred compensation, supplemental retirement payments, or the like;

(xii) Any material plan, contract or arrangement providing for insurance for any officer or employee or member of his family (other than conventional life, health, accident or similar plans available to the Bank’s employees generally).

(xiii) Any other material leases, investments, contracts, and other agreements to which the Bank or any of its subsidiaries are a direct or indirect party and which cannot be terminated upon less than 30 days’ notice.

Each such agreement listed in Section 3(n) of the Schedule of Exceptions is a legal, valid and binding obligation of, and is legally enforceable against, the respective Parties thereto, and there has not occurred an event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder.

(o) Employee Plans.

(i) Section 3(o)(1) of the Schedule of Exceptions sets forth a true and complete list of all employment contracts, all pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, retainer, consulting, bonus, group insurance, incentive, welfare or any other contracts, plans or arrangements providing for employee compensation or benefits (the “Employee Plans”), and all trust agreements related thereto, to which the Bank or any subsidiary is a party or to which it contributes or by which it is bound. The only Employee Plans which would, individually or collectively, constitute an “employee pension benefit plan” as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended, (“ERISA”) are so identified in Section 3(o)(1) of the Schedule of Exceptions and are hereinafter referred to as the “Pension Plans.” No Employee Plan constitutes a “multiemployer plan” as defined in Section 413(f) of ERISA.

(ii) Each Employee Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, (the “Code”) is so qualified and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. Requests for determination letters relating to amendments required to cause such Employee Plans to be in compliance with the federal tax law were timely filed and have been received or are currently pending.

(iii) Each Employee Plan has been maintained in substantial compliance with the requirements prescribed by all statutes, orders, rules and regulations including, but not limited to, ERISA and the Code, which are applicable to such Employee Plans. No “accumulated funding deficiency” within the meaning of ERISA has been incurred with respect to any pension plan, whether or not waived. No “reportable event” [as described in Section 4043(b) of ERISA] has occurred with respect to any Employee Plan. No Employee Plan or any trust created thereunder, nor any trustee or administrator thereof, has engaged in a “prohibited transaction,” as such term is defined in Section 4975 of the Code, which could subject such Employee Plans or any of them, any such trust or any such trustee or administrator thereof, or any party dealing with such employee benefit plans or any such trust, trustee or administrator to any material tax liability or penalty on prohibited transactions imposed by such Section 4975. As of December 31, 2012, the fair market value of the assets of any Pension Plan which is subject to Title IV of ERISA (excluding for these purposes any accrued but unpaid contributions) exceeded the present value of all benefits accrued under any such Employee Plan, determined on a termination basis using the assumptions established by the Pension Benefit Guaranty Corporation as in effect on such date. The Bank has not incurred any liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any Employee Plan covered or previously covered by Title IV of ERISA.

(iv) Except as set forth in Section 3(o)(4) of the Schedule of Exceptions, there has been no amendment to, written interpretation or announcement (whether or not written) relating to, or change in employee participation or coverage under any Employee Plan which would increase materially the expense of maintaining such Employee Plan above the level of expense incurred with respect thereto for the twelve-month period ended December 31, 2014.

(p) Franchises, Patents, Trademarks, and Other Rights. The Bank has all licenses and all other material franchises, permits, licenses, patents, trademarks, and other authority as are necessary to enable it to conduct its businesses as now being conducted and as proposed to be conducted, and they are not in default under any of such franchises, permits, licenses or other authority.

(q) Contracts of the Bank in Full Force. All contracts to which the Bank or any subsidiary is a party and which are in the aggregate material to the operations or business of any of them, are in full force and effect; are not subject to defenses arising from improper performance thereof; and neither the Bank nor any other subsidiary is in default thereunder.

(r) Environmental Matters. Except as set forth in Section 3(r) of the Schedule of Exceptions:

(i) neither the Bank nor any affiliate of the Bank is using or has used any real property owned or leased by or, to the best knowledge of the Bank, pledged to the Bank as collateral on any loan (the

“Real Property”) nor is such Real Property used for the handling, treatment, storage or disposal of any Hazardous Substance (as hereinafter defined), and the Real Property is free from all contamination of any Hazardous Substance;

(ii) no release, discharge, spillage or disposal of any Hazardous Substance and no soil or water contamination by any Hazardous Substance has occurred or is occurring in or on the Real Property;

(iii) the Bank has complied with all known reporting requirements under any applicable federal, state or local environmental laws and permits, and so far as the Bank knows, there are no existing violations by the Bank, and to the best knowledge of the Bank, there are no existing violations on property pledged as collateral to the Bank of any such environmental law or permits;

(iv) there are no claims, actions, suits, proceedings or investigations related to the presence, release, discharge, spillage or disposal of any Hazardous Substance or contamination of soil or water by any Hazardous Substance pending or threatened with respect to the Real Property or otherwise against the Bank and to the best knowledge of the Bank, against the owner of any property pledged as collateral to the Bank in any court or before any state, federal or other governmental agency or private arbitration tribunal, and there is no basis for any such claim, action, suit, proceeding or investigation;

(v) there are no underground storage tanks on the Real Property.

For the purpose of this Agreement, “Hazardous Substance” shall mean any hazardous or toxic substance or wastes as those terms are defined by any applicable federal or state law or regulation including, without limitation, the Comprehensive Environmental Recovery Compensation and Liability Act, 42 U.S.C. 9601 et seq., and the Resource Conservation and Recovery Act, 42 U.S.C. 9601 et seq., and petroleum, petroleum products, and oil.

(s) Certain Interests. Except in arm’s length transactions pursuant to standard commercial terms and conditions or as set forth in Section 3(s) of the Schedule of Exceptions, no officer or director of the Bank has any material interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of the Bank. Except for the normal rights of a shareholder of the Bank, no such person is indebted to the Bank except for normal business advances; the Bank is not indebted to any such person except for amounts due under normal salary or reimbursement of ordinary business expenses or with respect to ordinary banking business (such as deposits).

(t) Personal Property. Except as disclosed on Section 3(t) of the Schedule of Exceptions, the Bank has good, valid, and marketable title to all equipment, machinery, and personal property used in its business. Such personal property is in good operating condition and repair and is suitable and adequate for the uses for which it is intended or is being used.

(u) Real Property. Section 3(u) of the Schedule of Exceptions lists and sets forth all real property in which the Bank possesses an ownership interest (other than as a creditor on collateral pledged to secure a loan made by the Bank) and lists and describes all real property leased by the Bank from others, and sets forth the owners of such properties. Except as disclosed on such Schedules:

(i) Owned Property. The Bank has title in fee simple in each property listed in Section 3(u) of the Schedule of Exceptions free and clear of any defect or encumbrance, except (i) liens imposed by law and incurred in the ordinary course of business which in the aggregate do not exceed and will not exceed $5,000; and (ii) minor easements, defects and exceptions none of which individually, or in the aggregate, materially interferes with the use of such properties for the purposes for which they are held.

(ii) Leased Property. The Bank has valid and binding leases in each property listed and (a) the Bank is current with respect to all payments due under such leases; (b) the Bank has complied in all material respect with its obligations under such leases; and (c) there are no defaults under any such leases that remain uncured and no condition exists which, with the lapse of time or giving of notice, or both, would give rise to a default under any such leases.

(iii) Status of Real Property. The Bank is entitled to use all of the real property listed in Section 3(u) of the Schedule of Exceptions for the purposes for which it is now being used by the Bank without violation of any building code, zoning, or other ordinance. The buildings, structures, fixtures and improvements on each parcel of such real property lie entirely within the boundaries of such parcel of such real property as specified in the legal description set forth in such lists, and no structures of any kind encroach on such real property. The Bank has not received any notice (oral or written) from any insurance carrier in relation to such real property which could have an adverse effect on the insurance coverage or premiums relating to such real property or improvements thereon.

(iv) Condemnation. No portion of the real property listed in Section 3(u) of the Schedule of Exceptions, or any building, structure, fixture, or improvement thereon, is the subject of, or affected by, any condemnation, taking, eminent domain or inverse condemnation proceeding currently instituted or pending, and the Bank has no knowledge that any of the foregoing are, or will be, the subject of, or affected by, any such proceeding.

(v) Access to Utilities. The Bank has not experienced any restriction in access to and from public roads and to all utilities, including water, sewer, gas, electric, telephone, drainage and other utilities used by the Bank in the operation of the business as presently conducted and there is no pending or, to the best of the Bank’s knowledge, threatened governmental action which would prohibit or interfere with such access, and, to the best of the Bank’s knowledge, no fact or condition exists which, with the mere running of time, the giving of notice, or both, would result in the termination, reduction or impairment of the furnishing of service to the real property of water, sewer, gas, electric, telephone, drainage, and other such utility services.

(v) Loan Portfolio.

(i) Except for matters disclosed in a classified loan list provided to Buyer BHC and Buyer Bank, neither the Bank, nor its subsidiaries are a party to any written or oral (i) loan agreement, note, or borrowing arrangement (including, without limitation, leases, credit enhancements, commitments, guarantees, and interest-bearing assets) (collectively, “Loans”), under the terms of which the obligor was, as of September 30, 2015, over 90 days delinquent in payment of principal or interest or in default of any other provision, or (ii) as of September 30, 2015, Loans with any director, executive officer, or five percent (5%) or greater shareholder of the Bank, or its subsidiaries, or any person, corporation or enterprise controlling, controlled by, or under common control with any of the foregoing. Section 3(v) of the Schedule of Exceptions sets forth (i) all of the Loans that, as of September 30, 2015, were classified by any bank examiner (whether regulatory or internal) as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Impaired” within the meaning of ASC 310, “Concerned Loans,” “Watch List” or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder, (ii) by category of Loan (i.e., commercial, consumer, etc.), all of the other Loans that, as of September 30, 2015, were (or should properly have been) classified as such, together with the aggregate principal amount of and accrued and unpaid interest on such Loans by category and (iii) each asset of the Bank, or its subsidiaries that, as of September 30, 2015, was (or should properly have been) classified as “Other Real Estate Owned” and the book value thereof.

(ii) Each Loan (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected and (iii) to the knowledge of the Bank is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(w) No Violations of Related Party Laws. The Bank is not in violation of any Related Party Laws. As used in this Agreement, the term “Related Party Laws” means Section 23A and 23B of the Federal Reserve

Act, and Regulation O and Regulation W as promulgated by the Federal Reserve Board, the National Banking Act, the Tennessee Banking Act, or any other comparable law, rule or regulation.

(x) Interest Rate Risk Management Instruments. Except as would not be reasonably likely to have, either individually or in the aggregate, a material adverse effect on the Bank, (a) all interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements, whether entered into for the account of the Bank, or for the account of a customer of the Bank, were entered into in the ordinary course of business and in accordance with prudent banking practice and applicable rules, regulations and policies of any regulatory authority and with counterparties believed to be financially responsible at the time, and are legal, valid and binding obligations of the Bank enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect; (b) the Bank has duly performed in all material respects all of its material obligations thereunder to the extent that such obligations to perform have accrued; and (c) there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

(y) Insurance. The Bank has in effect insurance coverage with reputable insurers or is self-insured, which in respect of amounts, premiums, types and risks insured, constitutes reasonably adequate coverage against all risks customarily insured against by banks and their subsidiaries comparable in size and operations to the Bank and its subsidiaries.

(z) Reorganization. As of the date of this Agreement, the Bank is not aware of any fact or circumstance that would reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(aa) Expenses. The Bank will properly accrue all expenses prior to the Closing Date in accordance with accounting principles generally accepted in the United States.

(bb) Effective Dates of Warranties, Representations, and Covenants. Each warranty, representation, and covenant of the Bank set forth in this Agreement shall be deemed to be made on the date hereof and at the Effective Time. All of the Schedules of Exceptions hereto will be updated as necessary to make them true and correct, in all material respects as of the Effective Time.

(cc) Undisclosed Liabilities. Except for those liabilities that are fully reflected or reserved against on the consolidated balance sheet of Bank included in the Bank’s reports of condition and income and for liabilities incurred in the ordinary course of business consistent with past practice since September 30, 2015, Bank has not incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that, either individually or in the aggregate, has had or could be expected to have, a Material Adverse Effect (as that term is defined in Section 12(m)) on Bank.

(dd) State Takeover Laws. The Board of Directors has approved the transactions contemplated by this Agreement for purposes of Sections 48-103-101 through 48-103-505 of the TBCA, if applicable to a party, such that the provisions of such sections of the TBCA will not apply to this Agreement or any of the transactions contemplated hereby or thereby.

4. REPRESENTATIONS AND WARRANTIES OF BUYER BHC AND BUYER BANK.

As an inducement to the Bank to enter into this Agreement, Buyer BHC and Buyer Bank hereby make the same representations and warranties to Bank about Buyer BHC and Buyer Bank as Bank made to Buyer BHC and Buyer Bank in Section 3 about Bank, except for Sections (i) and (n) and except that Buyer BHC is a Tennessee corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. All references to Schedule of Exceptions required in this Section 4 to disclose exceptions to the representations and warranties, similar to the manner used in Section 3, shall refer to the same Section numbers as in Section 3 except with a designation of “4(    ).”

5. MUTUAL COVENANTS.

(a) Consents and Approvals. Buyer BHC and Buyer Bank covenant with the Bank, and the Bank covenants with Buyer BHC and Buyer Bank, that prior to the Effective Time they will take such steps or cause such steps to be taken as may be reasonably necessary, and use their respective best efforts to obtain any consents, approvals, permits, or authorizations which are required to be obtained in order to complete the Merger under any applicable federal or state laws or regulations, or otherwise, and they each will perform such other acts and execute and deliver such other documents necessary to consummate the Merger as contemplated under this Agreement at the earliest practicable time and without any unnecessary delay; provided, however, that the obligation to use best efforts, whether in regard to this Section 5(a) or any other Section of this Agreement, shall not require any party to engage in any conduct which, in its, his or her reasonable judgment or in the reasonable judgment of its, his or her legal counsel, may be in violation of any applicable law, regulation, rule or regulatory guideline, or of any material contract, indenture or lease to which such party may be obligated; and provided further, that the obligations of any of the parties to use their respective best efforts shall not require such party to accept or agree to the imposition of any term or condition as a condition precedent to obtaining such required consents, approvals, permits or authorizations if such party shall reasonably deem such requirement, term or condition to be unsatisfactory or unreasonable. Buyer BHC and Buyer Bank will prepare and make, and the other parties will cooperate in the making of, all regulatory and other filings required to be made to effect the Merger. Provided, however, that nothing contained in this Agreement shall be deemed to require any party to waive any condition to its obligation to consummate the Merger.

(b) Confidentiality. All parties covenant with each other that, prior to the Effective Time, because of the confidential nature of the negotiations surrounding the Merger, without first obtaining the written consent of the others, there will be no public disclosure as to the terms and conditions of this Agreement, or the transactions reflected herein, except for such public announcements as may be jointly approved by them, such disclosures as may be required incidental to obtaining the prior approval of any regulatory agency or official or third person to the consummation of the transactions described herein, and such disclosures as may be required in order to comply with applicable federal and state laws and regulations and the orders of courts of competent jurisdiction. Except for such disclosures as counsel for the Bank or Buyer BHC and Buyer Bank deem necessary to comply with applicable federal and state securities laws, if any, all matters pertaining to the parties, their investments and operations, agreements with regulators, employees, loans, earnings and operating ratios or similar information will be held and maintained in the strictest confidence. It is intended that this Section 5(b) will continue in effect regardless of whether the Merger is consummated.

(c) Investigation; Access to Records. Buyer BHC and Buyer Bank shall have the right to conduct any reasonable investigation of the business, records or properties of the Bank and its subsidiaries’ financial and legal condition as Buyer BHC and Buyer Bank may deem necessary or advisable to familiarize itself and its advisers with such business, properties, and other matters. Bank shall have the right to conduct any reasonable investigation of the business, records or properties of the Buyer BHC and Buyer Bank and their subsidiaries’ financial and legal condition as Bank may deem necessary or advisable to familiarize itself and its advisers with such business, properties, and other matters. Any such investigation shall be conducted so as not to interfere with the business of the party being investigated. Buyer BHC and Buyer Bank and Bank shall, and shall use their best efforts to cause their accountants, counsel, and other representatives to maintain the confidentiality of all information furnished to them by the Bank and Buyer BHC and Buyer Bank hereto concerning their business, operations, and financial condition, and shall not use such information for any purpose except as necessary to effect the transactions contemplated by this Agreement. If this Agreement should be terminated prior to the Effective Time, Buyer BHC and Buyer Bank and the Bank shall, upon request, promptly return all documents, work papers and other materials (including copies made thereof) received from the other party or their representatives in connection with this Agreement or the transactions contemplated herein, and will return or destroy any such materials containing any confidential information supplied in connection therewith, and Buyer BHC and Buyer Bank and the Bank will maintain the confidentiality of all information delivered in connection with such transactions except for any such information that is readily ascertainable from public or published information or trade sources.

6. COVENANTS OF THE BANK.

The Bank covenants that, prior to the Effective Time, or the termination of this Agreement, whichever occurs first, except as Buyer BHC and Buyer Bank may otherwise consent in writing:

(a) Financial Covenants. The Bank will meet the following financial covenants (“Financial Covenants”):

(i) The total shareholders’ equity of the Bank shall be no less than 97% of the amount reflected on the Bank’s September 30, 2015, financial statements (excluding any decrease in the Bank’s accumulated other comprehensive income (AOCI) and expenses related to the Merger of $650,000 or less).

(ii) The Tier 1 Leverage Ratio of the Bank shall be no less than 97% of the amount reflected on the Bank’s September 30, 2015, financial statements.

(iii) The loan and lease loss allowance of the Bank shall be no less than 97% of the amount reflected on the Bank’s September 30, 2015, financial statements.

(iv) The Bank will not incur expenses related to the Merger (including but not limited to investment banking, fairness opinion, legal, accounting, and related fees and expenses) in excess of $650,000.

(v) No additional accrual will be required for any liabilities resulting from outstanding deferred compensation agreements as determined by Buyer BHC’s outside accountants.

(b) Charter and Bylaws. The Bank will not change, alter, amend or vote to amend its Charter or Bylaws or any of its subsidiaries’ corresponding chartering documents or bylaws.

(c) Notice of Actual or Threatened Breach. The Bank will promptly give written notice to Buyer BHC and Buyer Bank upon becoming aware of any pending or threatened occurrence of any event which would cause or constitute a breach of any of the representations, warranties or covenants made by the Bank to Buyer BHC and Buyer Bank in this Agreement, or which would materially alter or threaten consummation of the transactions contemplated herein, and will use their reasonable best efforts to prevent or to promptly remedy the same. The Bank will promptly give written notice to Buyer BHC and Buyer Bank upon becoming aware of any breach by Buyer BHC and Buyer Bank of any of its representations, warranties or covenants in this Agreement, which notice shall specify the facts constituting such breach.

(d) No Capital Changes. The Bank or any of its subsidiaries will not make any change in their authorized capital stock; issue, sell, purchase, or retire any of their capital stock; grant any option, warrant, call, or any other right to purchase or to convert any obligation into any of their capital stock; issue or sell or agree to issue or sell any other equity security or issue or sell any debt security other than: the issuance of Bank Common Stock upon the exercise of currently outstanding Bank Options, the taking of deposits and/or sale of deposit instruments, the purchase or sale of federal funds, the sale of securities under agreements to repurchase, and the sale of similar debt instruments, in each case only in the ordinary course of business.

(e) No Distributions. Prior to the Effective Time, the Bank will not declare or pay any dividend, or authorize or make any redemption or make or declare any other distribution of the Bank’s assets.

(f) Ordinary Course of Business. Except as may otherwise be required by regulatory authorities or by law, or requested and approved in writing by Buyer BHC and Buyer Bank, the Bank and its subsidiaries will carry on their respective businesses in, and only in, the usual, regular and ordinary course, and in substantially the same manner as heretofore conducted and, to the extent consistent with such businesses and with past practice, they will use their reasonable efforts to preserve intact the present business organizations of the Bank and its subsidiaries, keep available the services of the Bank’s and its subsidiaries’ present officers and employees, and preserve the Bank’s and its subsidiaries’ relationships with customers, depositors, creditors, correspondents, suppliers and others having business dealings with the Bank and/or its subsidiaries; provided, however, that this Section shall not require the Bank or any of its subsidiaries to offer special incentives to officers, employees, customers, depositors, creditors, correspondents, suppliers and others.

(g) Employee Compensation. Except as described in Article 8, the Bank and the Bank’s subsidiaries will not enter into, agree to or amend any employment contract or bonus, stock option, ESOP, profit-sharing, Pension Plan, Employee Plan, retirement, incentive or other similar arrangement, except as may be required by law or as consented to by Buyer BHC and Buyer Bank in writing.

(h) Governmental or Regulatory Filings. True and correct copies of all reports filed by the Bank from the date hereof through the Effective Time with any applicable governmental or regulatory agencies shall be delivered or transmitted to Buyer BHC and Buyer Bank contemporaneously with the filing thereof with, or transmittal for filing to, the appropriate governmental or regulatory agency.

(i) Discharge of Debt. The Bank shall not pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of (i) liabilities reflected or reserved against in, or contemplated by, the most recent financial statements (or the notes thereto) of the Bank, or (ii) liabilities incurred in the ordinary course of business consistent with past practice since the date of such financial statements.

(j) Tax Treatment. The Bank shall not take any action that (without giving effect to any action taken or agreed to be taken by Buyer BHC and Buyer Bank under this Agreement) would prevent Buyer BHC and Buyer Bank from accounting for the business combination to be effected by the Merger as a “reorganization” under Section 368(a) of the Code.

(k) Acquisition Proposals.

(i) The Bank and its subsidiaries and each of their respective affiliates, directors, officers, employees, agents and representatives (including any investment banker, financial advisor, attorney, accountant or other representative retained by the Bank or any of its subsidiaries) shall immediately cease any discussions or negotiations with any other parties that may be ongoing with respect to the possibility or consideration of any Acquisition Proposal, as defined below. From the date of this Agreement through the Effective Time, the Bank shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any of its or its subsidiaries’ directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly through another person, (x) solicit, initiate or encourage (including by way of furnishing information or assistance), or take any other action designed to facilitate or encourage any inquiries or the making of any proposal that constitutes, or is reasonably likely to lead to, any Acquisition Proposal, (y) participate in any discussions or negotiations regarding any Acquisition Proposal or (z) make or authorize any statement, recommendation or solicitation in support of any Acquisition Proposal. Any violation of the foregoing restrictions by any representative of the Bank, whether or not such representative is so authorized and whether or not such representative is purporting to act on behalf of such party or otherwise, shall be deemed to be a breach of this Agreement by the Bank.

(ii) (x) Notwithstanding the foregoing and subject to compliance with the other terms of this Section, the Board of Directors of the Bank shall be permitted, prior to its meeting of shareholders to be held pursuant to Section 6(b), to engage in discussions and negotiations with, or provide any nonpublic information or data to, any person in response to an unsolicited bona fide written Acquisition Proposal by such person made after the date of this Agreement which its Board of Directors concludes in good faith constitutes or is reasonably likely to result in a Superior Proposal, as defined below, if and only to the extent that the Board of Directors of the Bank reasonably determines in good faith (after consultation with outside legal counsel) that failure to do so would cause it to violate its fiduciary duties under applicable law and only after first entering into a confidentiality or nondisclosure agreement having provisions that are no less restrictive to such person than those contained in the nondisclosure agreement between the parties.

(y) The Bank shall notify Buyer BHC promptly (but in no event later than 24 hours) after receipt of any Acquisition Proposal, or any request for nonpublic information relating to the Bank or any of its subsidiaries by any person that informs the Bank or any of its subsidiaries that it is considering making, or has made, an Acquisition Proposal, or any inquiry from any person seeking to have discussions or negotiations with such party relating to a possible Acquisition Proposal. Such notice shall be made orally and confirmed in writing, and shall indicate the identity of the person making the Acquisition Proposal, inquiry or request and the material terms and conditions of any inquiries, proposals or offers (including a copy thereof if in writing and any related documentation or correspondence). The Bank shall also promptly, and in any event within 24 hours, notify Buyer BHC, orally and in writing, if it enters into discussions or negotiations concerning any Acquisition Proposal or provides nonpublic information or data to any person in accordance with this Section and keep Buyer BHC informed of the status and terms of any such proposals, offers, discussions or negotiations on a current basis, including by providing a copy of all material documentation or correspondence relating thereto.

(iii) The Bank agrees that it will not, and will not allow its subsidiaries, and its and their officers, directors, agents, representatives and advisors to, release any third party from, or waive any provisions of, any confidentiality or standstill agreement to which it or any of its subsidiaries is a party with respect to any Acquisition Proposal.

(iv) Subject to Section 10(e)(ii), nothing in this Section 6(k) shall (x) permit the Bank to terminate this Agreement or (y) affect any other obligation of the Bank under this Agreement. Unless this Agreement has been terminated, the Bank shall not submit to the vote of its shareholders any Acquisition Proposal other than the Merger.

(v) For purposes of this Agreement, the term “Acquisition Proposal” means any inquiry, proposal or offer, filing of any regulatory application or notice (whether in draft or final form) or disclosure of an intention to do any of the foregoing from any person relating to any (w) direct or indirect acquisition or purchase of a business that constitutes a substantial portion of the net revenues, net income or assets of the Bank or any of its subsidiaries, (x) direct or indirect acquisition or purchase of any class of equity securities representing 10% or more of the voting power of the Bank or its subsidiaries, (y) tender offer or exchange offer that if consummated would result in any person beneficially owning 10% or more of the voting power of the Bank, or (z) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Bank or any of its subsidiaries, in each case other than the transactions contemplated by this Agreement.

(vi) For purposes of this Agreement, “Superior Proposal” means a bona fide written Acquisition Proposal which the Board of Directors of the Bank concludes in good faith, after consultation with its financial advisors and legal advisors, taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal (including any break-up fees, expense reimbursement provisions and conditions to consummation), (i) is more favorable to the shareholders of the Bank from a financial point of view, than the transactions contemplated by this Agreement and (ii) is fully financed or reasonably capable of being fully financed, reasonably likely to receive all required governmental approvals on a timely basis and otherwise reasonably capable of being completed on the terms proposed; provided that, for purposes of this definition of “Superior Proposal,” the term Acquisition Proposal shall have the meaning assigned to such term in this Section except that the reference to “10% or more” in the definition of “Acquisition Proposal” shall be deemed to be a reference to “a majority” and “Acquisition Proposal” shall only be deemed to refer to a transaction involving the Bank.

7. COVENANTS OF BUYER BHC AND BUYER BANK.

Buyer BHC and Buyer Bank hereby covenant with the Bank as follows:

(a) Notice of Actual or Threatened Breach. Buyer BHC and Buyer Bank will promptly give written notice to the Bank upon becoming aware of any pending or threatened occurrence of any event which would cause or constitute a breach of any of the representations, warranties or covenants made by Buyer BHC and Buyer Bank in this Agreement, or which would threaten consummation of the transactions contemplated herein and will use its respective reasonable best efforts to prevent or promptly remedy the same. Buyer BHC and Buyer Bank will promptly give written notice to the Bank upon becoming aware of any breach by the Bank, Buyer BHC, or Buyer Bank of their representations, warranties or covenants in this Agreement, which notice shall specify the facts constituting such breach.

(b) Employee Benefits. Commencing as soon as practicable following the Effective Time, Bank employees shall participate in any employee benefit plan or program maintained or hereafter established by Buyer BHC and Buyer Bank for its employees generally on the same terms and conditions as applicable to similarly situated Buyer BHC and Buyer Bank employees. In determining service for purposes of eligibility to participate and vesting under any Buyer BHC or Buyer Bank plan, the service of former Bank employees with the Bank before the Effective Time shall be treated as service with Buyer BHC or Buyer Bank to the same extent as if the former Bank employee had been employed by Buyer BHC or Buyer Bank. The foregoing sentence shall not be interpreted to provide Bank employees with any accrued benefits under any Buyer BHC or Buyer Bank employee benefit plan.

(c) Directors’ and Officers’ Insurance. Buyer BHC shall cause the individuals serving as officers and directors of the Bank or any entity specified in the Bank Disclosure Schedule immediately prior to the Effective Time to be covered for a period of five (5) years from the Effective Time (or the period of the applicable statute of limitations, if longer) by the directors’ and officers’ liability insurance policy maintained by the Bank (provided that Buyer BHC may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than such policy) with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such.

(d) Tax Treatment. Neither Buyer BHC nor Buyer Bank shall take any action that (without giving effect to any action taken or agreed to be taken by the Bank under this Agreement) would prevent the business combination to be effected by the Merger from qualifying as a “reorganization” under Section 368(a) of the Code.

(e) Stock Quotation or Listing. Buyer BHC shall cause the shares of Buyer BHC Common Stock to be issued in connection with the Merger to be qualified for quotation or listing on the New York Stock Exchange, subject to official notice of issuance, prior to the Effective Time.

(f) Appointment of Bank Director to Buyer BHC’s and Buyer Bank’s Boards of Directors. At or promptly following the Effective Time, Buyer BHC and Buyer Bank shall take all requisite action to elect Anil Patel, M.D., or if he is unable to serve, another member of the Bank’s Board of Directors as of the date hereof designated by Buyer BHC after consultation with the Bank, to Buyer BHC’s and Buyer Bank’s Boards of Directors.

8. CONDITIONS PRECEDENT TO BUYER BHC AND BUYER BANK’S OBLIGATIONS TO CONSUMMATE THE MERGER.

Unless waived by Buyer BHC and Buyer Bank in writing, the obligations of Buyer BHC and Buyer Bank to consummate the Merger shall be subject to the prior satisfaction of the following conditions:

(a) Representations and Warranties True. The representations and warranties of the Bank set forth in Section 3(d) and Section 3(l) (in each case after giving effect to the lead-in to Section 3) shall be true and correct (other than such failures to be true and correct as are de minimis) as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier or specified date) as of the Closing Date as though made on and as of the Closing Date; the representations and warranties of the Bank set forth in Section 3(a) and Section 3(b) (in each case after giving effect to the lead-in to Section 3), shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier or specified date) as of the Closing Date as though made on and as of the Closing Date; and all other representations and warranties of the Bank set forth in this Agreement (read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties but, in each case, after giving effect to the lead-in to Section 3) shall be true and correct in all respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier or specified date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of this sentence, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, has had or would reasonably be expected to have a Material Adverse Effect on the Bank or the Surviving Bank.

(b) Covenants Observed. The covenants set forth herein to be performed by the Bank, prior to the Effective Time shall have been complied with and performed in all material respects.

(c) Corporate Action. The Board of Directors and the shareholders of the Bank shall have taken all corporate and/or other action necessary to be taken by them to approve and consummate the Merger, and shall have furnished Buyer BHC and Buyer Bank with certified copies of resolutions duly adopted by the Bank’s Boards of Directors and the Bank’s shareholders evidencing the same in substantially the form attached as Appendix B.

(d) Opinion of Bank Counsel. The Bank shall have delivered to Buyer BHC and Buyer Bank, dated as of the Closing Date, an opinion of legal counsel, in form and substance similar to Appendix C and reasonably satisfactory to Buyer BHC and Buyer Bank.

(e) Change in Control Agreements. The Bank shall have delivered to Buyer BHC and Buyer Bank, dated as of the Closing Date, a Change in Control Agreement in form and substance similar to Appendix D, and reasonably satisfactory to Buyer BHC and Buyer Bank, executed by the individuals listed on Confidential Schedule 8(e).

(f) Lock-up Agreements. The Bank shall have delivered to Buyer BHC and Buyer Bank, dated as of the Closing Date, a Lock-up Agreement in form and substance similar to Appendix E, and reasonably satisfactory to Buyer BHC and Buyer Bank, executed by the individuals listed on Confidential Schedule 8(f).

(g) Governmental Approvals. All necessary approvals and authorizations by, filing and registrations with, and notifications to, all federal and state authorities required for the consummation of the Merger and the prevention of the termination of any licenses, permits or authorizations of the Bank, or its subsidiaries, the termination of which would materially impair the conduct of their business, shall have been duly obtained or made and shall not have been canceled or rescinded and all required waiting periods shall have expired. Such approvals shall include approval and analysis of all parties’ compliance with various banking laws including Community Reinvestment Act and insider transaction rules, and with other federal laws concerning anti-trust.

(h) Absence of Certain Changes or Events.

(i) Since September 30, 2015, no event or events have occurred that have had or are reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Bank.

(ii) Since September 30, 2015, through and including the date of this Agreement, Bank and its subsidiaries have carried on their respective businesses in all material respects in the ordinary course.

(i) Form S-4 Effective. The Form S-4 (as defined in Section 11(a)) shall have become effective under the Securities Act of 1933, as amended (“Securities Act”) and no stop order suspending the effectiveness of the Form S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

(j) No Injunction or Other Legal Proscription. No injunction, restraining order, stop order, bankruptcy proceeding, receivership, or other order or action of any federal or state court or agency in the United States which specifically and materially enjoins or otherwise prevents the consummation of the

Merger in the opinion of Buyer BHC and Buyer Bank shall be in effect, and no action shall have been taken, and no statute, rule or regulation shall have been enacted, by any state or federal government or government agency which makes unlawful the consummation of the Merger.

(k) Confirmation of Representations. Buyer BHC and Buyer Bank shall have been allowed to assess the owned Real Property for purposes of confirming title to the Bank in the form of title opinions or policies and confirming the environmental hazards that might be present on any Real Property owned or leased by the Bank or used as collateral for any Loans from the Bank, including obtaining any Phase I or II surveys on such real property. The costs of any such confirmations shall be borne by Buyer BHC and Buyer Bank.

(l) Bank Financial Covenant. The Bank shall meet the Bank Financial Covenant as defined in Section 6(a) above, immediately prior to the Effective Time. In the event the Bank does not meet the Bank Financial Covenant, Buyer BHC shall have the opportunity to adjust the Purchase Price, and Bank shall have the right to terminate the Agreement pursuant to Section 10(b).

(m) Timely Completion. The Effective Time must occur on or before the date specified in Section 10(d), subject to any regulatory or court imposed delay outside the control of the parties.

(n) Opinion of Financial Advisor. Buyer BHC has received the opinion of its financial advisor, dated the date of this Agreement, to the effect that the Exchange Ratio is fair, from a financial point of view, to Buyer BHC’s shareholders.

9. CONDITIONS PRECEDENT TO THE BANK’S OBLIGATION TO CONSUMMATE THE MERGER.

Unless waived by the Bank, the obligations of the Bank to consummate the Merger shall be subject to prior satisfaction of the following conditions:

(a) Representations and Warranties True. The representations and warranties of Buyer BHC and Buyer Bank set forth in Section 4(d) and Section 4(l) (in each case after giving effect to the lead-in to Section 4) shall be true and correct (other than such failures to be true and correct as are de minimis) as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier or specified date) as of the Closing Date as though made on and as of the Closing Date; the representations and warranties of Buyer BHC and Buyer Bank set forth in Section 4(a) and Section 4(b) (in each case after giving effect to the lead-in to Section 4), shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier or specified date) as of the Closing Date as though made on and as of the Closing Date; and all other representations and warranties of Buyer BHC and Buyer Bank set forth in this Agreement (read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties but, in each case, after giving effect to the lead-in to Section 4) shall be true and correct in all respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier or specified date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of this sentence, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, has had or would reasonably be expected to have a Material Adverse Effect on Buyer BHC or Buyer Bank.

(b) Covenants Observed. The covenants set forth herein to be performed by Buyer BHC and Buyer Bank prior to the Effective Time shall have been complied with and performed in all material respects.

(c) Corporate Action. The Boards of Directors of Buyer BHC and Buyer Bank and the shareholder of Buyer Bank shall have taken all corporate action necessary to be taken by them to approve the Merger and authorize this Agreement, and Buyer BHC and Buyer Bank shall have furnished the Bank with certified copies of resolutions duly adopted by the Boards of Directors of Buyer BHC and Buyer Bank and the shareholder of Buyer Bank evidencing the same in substantially the form attached as Appendix B.

(d) Government Approvals. All necessary approvals and authorizations by, filing and registrations with, and notifications to, all federal and state authorities required for the consummation of the Merger and the prevention of the termination of any licenses, permits or authorizations of Buyer BHC and Buyer Bank, the termination of which would materially impair the conduct of their business, shall have been duly obtained or made and shall not have been canceled or rescinded and all required waiting periods shall have expired. Such approvals shall include approval and analysis of all parties’ compliance with various banking laws including Community Reinvestment Act and insider transaction rules, and with other federal laws concerning anti-trust.

(e) Absence of Certain Changes or Events.

(i) Since September 30, 2015, no event or events have occurred that have had or are reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Buyer BHC and/or Buyer Bank.

(ii) Since September 30, 2015, through and including the date of this Agreement, Buyer BHC and/or Buyer Bank and their respective subsidiaries have carried on their respective businesses in all material respects in the ordinary course.

(f) Opinion of Financial Advisor. Bank has received the opinion of its financial advisor, dated the date of this Agreement, to the effect that the Exchange Ratio is fair, from a financial point of view, to the Bank’s shareholders.

(g) Deposit of Merger Consideration. Buyer BHC has deposited the Purchase Price with the Exchange Agent as specified in Section 11(g).

(h) No Injunction or Other Legal Proscription. No injunction, restraining order, stop order, bankruptcy proceeding, receivership, or other order or action of any federal or state court or agency in the United States which specifically and materially enjoins or otherwise prevents the consummation of the Merger in the opinion of the Bank shall be in effect, and no action shall have been taken, and no statute, rule or regulation shall have been enacted, by any state or federal government or government agency which makes unlawful the consummation of the Merger.

(i) Form S-4 Effective. The Form S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

(j) Opinion of Buyer BHC and Buyer Bank Counsel. The Buyer BHC and Buyer Bank shall have delivered to Bank, dated as of the Closing Date, an opinion of legal counsel, in form and substance similar to Appendix F and reasonably satisfactory to Bank.

(k) Federal Tax Opinion. The Bank shall have received the opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C., in form and substance reasonably satisfactory to Bank and its counsel, dated as of the Closing Date, substantially to the effect that, on the basis of facts, representations and assumptions set forth in each such opinion which are consistent with the state of facts existing at the Effective Time:

(i) The Merger will constitute a reorganization under Section 368(a) of the Code, and Buyer BHC, Buyer Bank, and Bank will each be a party to the reorganization;

(ii) No gain or loss will be recognized by Buyer BHC, Buyer Bank, or Bank as a result of the Merger; and

(iii) No gain or loss will be recognized by shareholders of Bank who exchange their Bank Common Stock for the Merger Consideration pursuant to the Merger (except with respect to the Cash Consideration and cash received in lieu of a fractional share interest in Buyer BHC Common Stock).

In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of Buyer BHC, Buyer Bank, Bank and others.

(l) Timely Completion. The Effective Time must occur on or before the date specified in Section 10(d), subject to any regulatory or court imposed delay outside the control of the parties.

10. ABANDONMENT OF MERGER; IMPOSSIBILITY OF PERFORMANCE; BREACH; TERMINATION.

(a) Abandonment. Anything herein to the contrary notwithstanding, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, by mutual agreement of the Boards of Directors of the Bank and Buyer BHC and Buyer Bank. Upon such abandonment, all obligations of the parties hereunder shall terminate, except those set forth in Section 5(b) and in the last two sentences of Section 5(c), and each party shall bear its own expenses in connection with the Merger except as otherwise may be expressly provided herein.

(b) Impossibility of Performance. If the Merger is not consummated due to failure to obtain regulatory approval, or any other event or condition rendering performance of the Merger impossible, which arises or exists without the fault of any party, then this Agreement shall terminate, except that the following provisions shall survive any such termination: those set forth in Section 5(b), in the last two sentences of Section 5(c) and in Section 10(c), and each party shall bear its own expenses except as otherwise may be expressly provided herein.

(c) Breach. In the event of a material breach of any representation, warranty, agreement or covenant contained in this Agreement by a party, the other party or parties, shall, if the breaching party fails to correct same promptly after receipt of written notice thereof, and if such other party or parties, if appropriate, is not itself in material breach of any representation, warranty, agreement or covenant contained in this Agreement, be entitled to terminate this Agreement (which termination shall have the effect provided in Section 10(b) with respect to a termination under that Section); provided, however, that, notwithstanding the foregoing, no party shall have the right to terminate this Agreement pursuant to this Section 10(c) unless (i) the breach of representation or warranty, together with all other such breaches, would entitle the party receiving such representation or warranty not to consummate the transactions contemplated hereby under Section 8(b) (in the case of a breach of a representation or warranty by the Bank) or Section 9(b) (in the case of a breach of a representation or warranty by Buyer BHC or Buyer Bank) or (ii) the breach of agreement or covenant, together with all other such breaches, would entitle the party entitled to the benefit of such agreement or covenant not to consummate the transactions contemplated hereby under Section 8(a) (in the case of a breach of agreement or covenant by the Bank) or Section 9(a) (in the case of a breach of agreement or covenant by Buyer BHC or Buyer Bank). If any party willfully causes a material breach of any representation, warranty, covenant or agreement hereunder and fails promptly to correct same as soon as reasonably practicable after receipt of written notice thereof, such party shall pay the other party’s or parties’ expenses arising from the negotiation and preparation of, or preparation for, filings and solicitations with respect to, this Agreement, including accounting fees, legal fees, filing fees, travel expenses, investment banking fees, together with other damages recoverable at law or in equity.

(d) Termination. If the Merger shall not have been consummated on or before June 30, 2016, or such later date caused by regulatory, including the SEC, or court delays outside of the control of the parties or as may be agreed upon in writing by the parties, any party may, if it is not itself in breach of a representation, warranty, covenant or agreement hereunder, and if any condition to the obligation of a party to consummate the Merger is impossible to be satisfied by such date or such other date as may be agreed upon by the parties, terminate this Agreement (except those surviving provisions referred to in Section 10(b)) upon written notice to the other parties. In no event shall a party or person be entitled to the remedies provided in Section 10(c), whether termination is made pursuant to Section 10(b), 10(c), or 10(d) or otherwise, if such party or person was, at the time of termination, in material breach of any of its covenants or agreements herein.

(e) Acquisition Proposal Related to Bank.

(i) Buyer BHC may terminate this Agreement (except those surviving provisions referred to in Section 10(b)) on behalf of itself and Buyer Bank upon written notice to the Bank, if the Board of

Directors of the Bank has authorized, recommended, proposed or publicly announced its intention to authorize, recommend or propose any Acquisition Proposal, as defined above in Section 6(k), with any person other than Buyer BHC or Buyer Bank.

(ii) The Bank may terminate this Agreement (except those surviving provisions referred to in Section 10(b)) at any time prior to the approval of this Agreement by the shareholders of the Bank for the purpose of entering into a definitive agreement with respect to a Superior Proposal, provided that the Bank is not in material breach of any of its obligations under Section 6(k) of this Agreement.

(f) Termination Fee.

(i) Buyer BHC may request that the Bank shall pay Buyer BHC, by wire transfer of immediately available funds, the sum of $1,250,000 (the “Termination Fee”) if this Agreement is terminated as follows:

(x) if Buyer BHC shall terminate this Agreement pursuant to Section 10(e), then the Bank shall pay the Termination Fee on the business day following such termination;

(y) if (A) either party shall terminate this Agreement pursuant to Section 10(d) because the required Bank shareholder approval shall not have been received and (B) at any time after the date of this Agreement and at or before the date of the Bank Shareholders Meeting a bona fide Acquisition Transaction, as defined below, shall have been publicly announced or otherwise communicated to the Board of Directors of the Bank (a “Public Proposal”) that has not been withdrawn prior to such date, then the Bank shall pay one-third of the Termination Fee on the business day following such termination; and if (C) within twelve (12) months of the date of such termination of this Agreement, the Bank or any of its subsidiaries enters into any definitive Agreement with respect to, or consummates, any Acquisition Transaction, then the Bank shall pay the remaining two-thirds of the Termination Fee on the date of such execution or consummation; or

(z) if (A) either party shall terminate this Agreement pursuant to Section 10(d) or Buyer BHC shall terminate this Agreement pursuant to Section 10(c), (B) at any time after the date of this Agreement and before such termination there shall have been a Public Proposal with respect to the Bank that has not been withdrawn prior to such termination, and (C) following the occurrence of such Public Proposal, the Bank shall have intentionally breached (and not cured after notice thereof) any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach shall have materially contributed to the failure of the Effective Time to occur prior to the termination of this Agreement, then the Bank shall pay one-third of the Termination Fee on the business day following such termination; and (D) if within twelve (12) months of the date of such termination of this Agreement, the Bank or any of its subsidiaries executes any definitive agreement with respect to, or consummates, any Acquisition Transaction, then the Bank shall pay the remaining two-thirds of the Termination Fee upon the date of such execution or consummation.

(ii) If the Bank fails to pay all amounts due to Buyer BHC under this Section on the dates specified, then the Bank shall pay all costs and expenses (including legal fees and expenses) incurred by Buyer BHC in connection with any action or proceeding (including the filing of any lawsuit) taken by it to collect such unpaid amounts, together with interest on such unpaid amounts at the prime lending rate prevailing at such time, as published in the Wall Street Journal, from the date such amounts were required to be paid until the date actually received by Buyer BHC.

(iii) The parties acknowledge that the agreements contained in this Section are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty, and that, without these agreements, the parties would not have entered into this Agreement.

(iv) For purposes of this Agreement, the term “Acquisition Transaction” shall mean (i) the direct or indirect acquisition, purchase or assumption of all or a substantial portion of the assets or deposits of the Bank, (ii) the acquisition by any person of direct or indirect beneficial ownership (including by way of merger, consolidation, share exchange or otherwise) of 20% or more of the outstanding shares of voting stock of the Bank, or (iii) a merger, consolidation, business combination, liquidation, dissolution or similar transaction of or involving the Bank, other than a merger, business combination or similar transaction pursuant to which persons who are shareholders of the Bank immediately prior to such transaction own 60% or more of the voting stock of the surviving entity (or parent thereof) immediately after consummation of such transaction and, as a result of such transaction, no person or group (within the meaning of Section 13(d)(3) of the Exchange Act) holds 20% or more of the voting stock of the surviving entity (or parent thereof) immediately following consummation of such transaction.

11. REGISTRATION STATEMENT, PROXY STATEMENT AND PROSPECTUS, AND MERGER CONSIDERATION.

(a) Preparation and Filing of SEC Documents. The parties shall promptly prepare and file with the SEC a proxy statement/prospectus (the “Proxy Statement/Prospectus”) in definitive form relating to the meeting of Bank’s shareholders to be held in connection with this Agreement and the transactions contemplated hereby and a registration statement on Form S-4 (the “Form S-4”) in which the Proxy Statement will be included as a prospectus. The parties shall cooperate fully in making all commercially reasonable amendments, if any, required by the SEC. The declaration of effectiveness of the Form S-4 by the SEC shall be a condition of the Merger for all of the parties.

(b) Regulatory Matters.

(i) Bank and Buyer BHC shall promptly prepare and file with the SEC the Proxy Statement and Buyer BHC shall promptly prepare and file with the SEC the Form S-4, in which the Proxy Statement will be included as a prospectus. Each of Bank and Buyer BHC shall use their reasonable best efforts in consultation with their respective legal counsel to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing, and Bank shall thereafter mail or deliver the Proxy Statement to its shareholders. Buyer BHC shall also use its reasonable best efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement, and Bank shall furnish all information concerning Bank and the holders of Bank Capital Stock as may be reasonably requested in connection with any such action. If at any time prior to or after the Effective Time any information relating to either of the parties, or their respective affiliates, officers or directors, should be discovered by either party which should be set forth in an amendment or supplement to any of the Form S-4 or the Proxy Statement/Prospectus so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party hereto and, to the extent required by law, rules or regulations, an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and disseminated or made available on the SEC’s EDGAR database to the shareholders of Bank.

(ii) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and governmental entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including, without limitation, the Merger), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such governmental entities. Bank and Buyer BHC shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to Buyer BHC or Bank, as the case may be, and any of their respective subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any governmental entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and governmental entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

(iii) Each of Bank and Buyer BHC shall, upon request, furnish to the other all information concerning itself, its subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the Form S-4 or any other statement, filing, notice or application made by or on behalf of Bank, Buyer BHC or any of their respective subsidiaries to any governmental entity in connection with the Merger and the other transactions contemplated by this Agreement.

(iv) Each of Bank and Buyer BHC shall promptly advise the other upon receiving any communication from any governmental entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement that causes such party to believe that there is a reasonable likelihood that any required governmental or other regulatory approvals will not be obtained, that the receipt of any such approval will be materially delayed or that non-customary or burdensome conditions or post-closing requirements might be imposed on any such required governmental or other regulatory approvals.

(v) Buyer BHC and Bank shall promptly furnish each other with copies of written communications received by Buyer BHC and Bank, as the case may be, or any of their respective subsidiaries from, or delivered by any of the foregoing to, any governmental entity in respect of the transactions contemplated by this Agreement.

(c) Access to Information.

(i) Upon reasonable notice and subject to applicable laws relating to the exchange of information, each of Bank and Buyer BHC, for the purposes of verifying the representations and warranties of the other and preparing for the Merger and the other matters contemplated by this Agreement, shall, and shall cause each of their respective subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of the other party, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each of Bank and Buyer BHC shall, and shall cause their respective subsidiaries to, make available to the other party (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state banking laws (other than reports or documents which Bank or Buyer BHC, as the case may be, is not permitted to disclose under applicable law) and (ii) all other information concerning its business, properties and personnel as such party may reasonably request. Neither Bank nor Buyer BHC nor any of their respective subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of Bank’s or Buyer BHC’s, as the case may be, customers, jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

(ii) Each of Buyer BHC and Bank agrees that it will not, and will cause its representatives not to, use any information obtained pursuant to this Section (as well as any other information obtained prior to the date hereof in connection with entering into this Agreement) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, each party will keep confidential, and will cause its representative to keep confidential, all information and documents obtained pursuant to this Section (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) unless such information (i) was already known to such party, (ii) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation, (iii) is disclosed with the prior written approval of the providing party or (iv) is or becomes readily ascertainable from publicly available sources. If this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to the other party to be returned to the other party or shall promptly destroy such items and certify to such other party the destruction thereof.

(iii) No investigation by either of the parties or their respective representatives shall affect the representations and warranties of the other set forth herein.

(d) Shareholders’ Approvals. Bank shall promptly call a meeting of its shareholders (the “Bank Shareholders’ Meeting) to be held as soon as reasonably practicable after the declaration of effectiveness of the Form S-4 by the SEC for the purpose of voting upon proposals to adopt and approve this Agreement and the Merger. The Board of Directors of Bank shall use its reasonable best efforts (and subject to its fiduciary duty) to obtain from the shareholders of Bank, the vote in favor of the adoption of this Agreement required by the TBCA and the Bank’s Charter and Bylaws, to consummate the transactions contemplated hereby (“Bank Shareholder Approval”). Notwithstanding anything to the contrary herein, unless this Agreement has been terminated, this Agreement shall be submitted to the shareholders of Bank at such meeting for the purpose of obtaining the Bank Shareholder Approval and voting on the approval and adoption of this Agreement and nothing contained herein shall be deemed to relieve Bank of such obligations. By executing this Agreement, Buyer BHC is approving this Agreement and the Merger as the sole shareholder of Buyer Bank and waiving any requirement of notice ( by publication or otherwise) of, or a meeting of, the shareholder of the Buyer Bank.

(e) Information Supplied. None of the information supplied or to be supplied by a party for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement will, at the date of mailing to shareholders and at the times of the meetings of shareholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder, except that no representation or warranty is made by a party with respect to statements made or incorporated by reference therein based on information supplied by an unaffiliated party for inclusion or incorporation by reference in the Proxy Statement.

(f) Exemption from Liability Under Section 16(b). Buyer BHC and Bank agree that, in order to most effectively compensate and retain Bank Insiders (as defined below) in connection with the Merger, both prior to and after the Effective Time, it is desirable that Bank Insiders not be subject to a risk of liability under Section 16(b) of the Exchange Act to the fullest extent permitted by applicable law in connection with the conversion of shares of Bank Common Stock and Bank Stock Options into shares of Buyer BHC Common Stock in the Merger, and for that compensatory and retentive purpose agree to the provisions of this Section. Assuming that Bank delivers to Buyer BHC the Section 16 Information (as defined below) in a timely fashion, the Board of Directors of Buyer BHC, or a committee of Non-Employee Directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall adopt a resolution providing that the receipt by Bank Insiders of Buyer BHC Common Stock in exchange for shares of Bank Common Stock, and of options on Buyer BHC Common Stock upon assumption of options to purchase Bank Common Stock, in each case pursuant to the transactions contemplated by this Agreement and to the extent such securities are listed in the Section 16 Information, are intended to be exempt from liability pursuant to Section 16(b) under the Exchange Act. The term “Section 16 Information” shall mean information accurate in all material respects regarding Bank Insiders, the number of shares of Bank Common Stock held by each such Bank Insider and expected to be exchanged for Buyer BHC Common

Stock in the Merger, and the number and description of the options on Bank Common Stock held by each such Bank Insider and expected to be assumed by Buyer BHC in connection with the Merger; provided that the requirement for a description of any Bank Stock Options shall be deemed to be satisfied if copies of all Bank Stock Plans, and forms of agreements evidencing grants thereunder, under which such Bank Stock Options have been granted, have been made available to Buyer BHC. The term “Bank Insiders” shall mean those officers and directors of Bank who are subject to the reporting requirements of Section 16(a) of the Exchange Act and who are listed in the Section 16 Information.

(g) Deposit of Merger Consideration. At or immediately prior to the Effective Time, Buyer BHC shall deposit, or shall cause to be deposited, with a bank, trust company, or registered transfer agent reasonably acceptable to each of Bank and Buyer BHC (the “Exchange Agent”), for the benefit of the holders of certificates or instruments evidencing shares of or rights to obtain Bank Stock (“Certificates”), for exchange in accordance with this Section, certificates representing the shares of Buyer BHC Common Stock constituting the stock consideration (“Stock Consideration”) and cash in lieu of any fractional shares (such cash and certificates for shares of Buyer BHC Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the “Exchange Fund”), to be issued and/or paid pursuant to this Agreement in exchange for outstanding shares of Bank Stock.

(h) Delivery of Merger Consideration.

(i) As soon as practicable, the Exchange Agent shall mail to each holder of record of one or more Certificates a letter of transmittal in customary form as reasonably agreed by the parties (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon proper surrender to the Exchange Agent of a Certificate or Certificates for exchange and cancellation, together with such properly completed and duly executed letter of transmittal in such form as the Exchange Agent may reasonably require, the holder of such Certificate or Certificates shall be entitled to receive in exchange therefor, as applicable, (i) the Merger Consideration that such holder of Bank Common Stock shall have become entitled pursuant to the provisions of Article 1; and (ii) a check representing the amount of any dividends or distributions that such holder is entitled to receive pursuant to this Agreement, and the Certificate or Certificates so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any cash or on any unpaid dividends and distributions payable to holders of Certificates.

(ii) No dividends or other distributions declared with respect to Buyer BHC Common Stock shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Buyer BHC Common Stock represented thereby until the holder thereof shall surrender such Certificate in accordance with this Article 11. After the surrender of a Certificate in accordance with this Article 11, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Buyer BHC Common Stock represented by such Certificate.

(iii) If any certificate representing shares of Buyer BHC Common Stock is to be issued in a name other than that in which the Certificate or Certificates surrendered in exchange therefor is or are registered, it shall be a condition of the issuance thereof that the Certificate or Certificates so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of Buyer BHC Common Stock in any name other than that of the registered holder of the Certificate or Certificates surrendered, or required for any other reason, or shall establish to the reasonable satisfaction of the Exchange Agent that such tax has been paid or is not payable.

(iv) After the Effective Time, there shall be no transfers on the stock transfer books of Bank of the shares of Bank Common Stock that were issued and outstanding immediately prior to the Effective

Time. If, after the Effective Time, certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for the Merger Consideration.

(v) Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Buyer BHC Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to Buyer BHC Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of Buyer BHC.

(vi) Any portion of the Exchange Fund that remains unclaimed by the shareholders of Bank as of the first anniversary of the Effective Time shall be paid to Buyer BHC. Any former shareholders of Bank who have not theretofore complied with this Article 11 shall thereafter look only to Buyer BHC for payment of the Merger Consideration and any unpaid dividends and distributions on the Buyer BHC Common Stock deliverable in respect of each share of Bank Common Stock such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of Bank, Buyer BHC, the Exchange Agent or any other person shall be liable to any former holder of shares of Bank Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

(vii) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by Buyer BHC, the posting by such person of a bond in such amount as Buyer BHC may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue the Merger Consideration in exchange for such lost, stolen or destroyed Certificate.

12. GENERAL.

(a) Closing. The closing of the transactions contemplated by this Agreement shall take place at a location and on a date and at a time to be agreed upon by the parties or, if they cannot agree, on the date of which any party shall give at least five (5) days’ advance notice to the other parties following satisfaction of the conditions to consummation of the Merger that may not, as a matter of law, be waived. Notwithstanding anything herein to the contrary, no party shall be required to waive a condition that is within its power under the terms of the Agreement not to waive. Buyer BHC and Buyer Bank or the Bank may, at or prior to the Closing, delay the Closing for up to thirty (30) days by notice to the other parties specifying the delayed date of the Closing, if necessary to permit satisfaction of any condition to the obligations of the other parties that cannot be satisfied at the Closing as originally scheduled and the satisfaction of which by the delayed Closing Date is not impossible.

(b) Amendment. The parties may, by mutual agreement of the Boards of Directors of Buyer BHC and Buyer Bank and the Bank, amend, modify or supplement this Agreement or any Appendix to the Agreement in such manner as may be agreed upon by them in writing, at any time before or after approval of the Merger and the transactions contemplated thereby by the shareholders of the Bank, Buyer BHC, and Buyer Bank, provided that no such amendment, modification or supplement shall be made which reduces the Purchase Price without the further approval of the Bank shareholders. This Agreement may be amended at any time and, as amended, restated by the Chief Executive Officer of Buyer BHC and Buyer Bank and the Chief Executive Officer of the Bank, without the necessity for approval by their respective Boards of Directors or shareholders, to correct typographical errors or to change erroneous references or cross-references, or to make such other changes which are immaterial to the substance of the transactions contemplated hereby. This Agreement may not be otherwise amended except by an instrument in writing signed on behalf of all the parties hereto.

(c) Extensions and Waivers. At any time prior to the Effective Time, the parties hereto, by action taken by their respective Boards of Directors or duly authorized officers, may: (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the covenants or agreements of the other parties or with any of the conditions to the obligations of the waiving party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. No such waiver or extension shall imply any further waiver or extension.

(d) Counterparts. For the convenience of the parties and to facilitate the filing of this Agreement with regulatory authorities, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

(e) Notices. All notices, requests, consents, and other communications hereunder shall be in writing, and shall be personally delivered, delivered by facsimile, or mailed certified or registered mail, return receipt requested, postage prepaid, to the addresses indicated above in the preamble to this Agreement. Notices shall be deemed to have been received when delivered personally or faxed or, if mailed, the date of such signed receipt.

(f) Entire Agreement. This Agreement: (i) constitutes the entire Agreement between the parties hereto and supersedes all other prior agreements and undertakings, both written and oral, of the parties, or any of them, with respect to the subject matter hereof; (ii) is not intended to confer upon any other person or entity any rights or remedies hereunder; and (iii) shall not be assigned except by operation of law.

(g) Governing Law; Submission to Jurisdiction. Except where controlled by federal law, this Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the internal laws of the State of Tennessee, without reference to choice or conflict of law principles thereof. Any legal action or proceeding with respect to this Agreement against any party shall be brought only in a court of record of, or in any federal court located in Williamson County in the State of Tennessee, which shall have exclusive jurisdiction and venue for such purpose. By execution and delivery of this Agreement, the parties hereby accept for themselves, and in respect of their property, generally and unconditionally, the jurisdiction and venue of the aforesaid courts sitting in Williamson County, Tennessee, and waive any objection to the laying of venue on the grounds of forum non convenience which they may now or hereafter have to the bringing or maintaining of any such action or proceeding in such jurisdiction.

(h) Advice of Adverse Changes. Each party shall each promptly advise the other party of any change or event (i) having a Material Adverse Effect on it or (ii) which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement; provided further that a failure to comply with this section shall not constitute the failure of any condition set forth in this Agreement to be satisfied unless the underlying Material Adverse Effect or material breach would independently result in the failure of a condition set forth in this Agreement to be satisfied.

(i) Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for Sections 2(e), 2(k), 7(b), 7(c), 7(f), and 11(h) and for those other covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

(j) Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement, unless otherwise indicated. The Disclosure Schedules and each other Exhibit and Schedule shall be deemed part of this Agreement and included in any reference to this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this

Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Whenever the singular or plural forms of any word is used in this Agreement, such word shall encompass both the singular and plural form of such word.

(k) Publicity. Except as otherwise required by applicable law or the rules of the SEC, including Regulation FD, or the rules or regulations of the Federal Reserve System or the Tennessee Department of Financial Institutions, neither Bank, Buyer BHC, nor Buyer Bank shall, or shall permit any of its subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the prior consent of Buyer BHC, in the case of a proposed announcement or statement by Bank, or Bank, in the case of a proposed announcement or statement by Buyer BHC or Buyer Bank, which consents shall not be unreasonably withheld or delayed.

(l) Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided herein, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

(m) Material Adverse Effect Defined. As used in this Agreement, the term “Material Adverse Effect” means, with respect to any party to this Agreement, a material adverse effect on (i) the business, operations, results of operations, financial condition or prospects of such party and its subsidiaries taken as a whole, or (ii) the ability of a party to timely consummate the transactions contemplated hereby; provided, however, that with respect to clause (i) the following shall not be deemed to have a Material Adverse Effect: any change or event caused by or resulting from (I) changes in prevailing interest rates, currency exchange rates or other economic or monetary conditions in the United States or elsewhere, (II) changes in United States or foreign securities markets, including changes in price levels or trading volumes, (III) changes or events, after the date hereof, affecting the financial services industry generally and not specifically relating to Buyer BHC or Bank or their respective subsidiaries, as the case may be, (IV) changes, after the date hereof, in generally accepted accounting principles or regulatory accounting requirements applicable to banks or savings associations and their holding companies generally, (V) changes, after the date hereof, in laws, rules or regulations of general applicability or interpretations thereof by any governmental entity, (VI) actions or omissions of Buyer BHC and Buyer Bank on the one hand and/or the Bank on the other taken with the prior written consent of the other or required hereunder, (VII) the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or the announcement thereof, or (VIII) any outbreak of major hostilities in which the United States is involved or any act of terrorism within the United States or directed against its facilities or citizens wherever located; and provided, further, that in no event shall a change in the trading prices of a party’s capital stock, by itself, be considered material or constitute a Material Adverse Effect.

(n) Knowledge. Reference to knowledge of a party means the actual knowledge of officers above the level of Vice President.

(o) Enforceability. The parties acknowledge that, notwithstanding their belief that a contract is enforceable, enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect which affect creditors’ rights generally, and by legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable remedies which are available only in the discretion of a court.

[Signatures on immediately following page.]

IN WITNESS WHEREOF, the parties have caused this instrument to be executed and delivered as of the day and year first above written, such execution having been duly authorized by the respective Boards of Directors of Buyer BHC, Buyer Bank, and the Bank.

CIVIC BANK & TRUST		FRANKLIN FINANCIAL NETWORK, INC.

By:	/s/ Anil Patel, M.D.	By:	/s/ Richard E. Herrington
	Dr. Anil Patel, Chairman		Richard E. Herrington, President and Chief Executive Officer

FRANKLIN SYNERGY BANK

		By:	/s/ Richard E. Herrington
Richard E. Herrington, Chairman and Chief Executive Officer

APPENDIX B

CHAPTER 23 OF TITLE 48 OF THE TENNESSEE CODE ANNOTATED

DISSENTERS’ RIGHTS

PART I—RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

48-23-101. Chapter definitions. As used in this chapter, unless the context otherwise requires:

(1) “Beneficial shareholder” means the person who is a beneficial owner of shares held by a nominee as the record shareholder;

(2) “Corporation” means the issuer of the shares held by a dissenter before the corporate action, and, for purposes of §§ 48-23-203 — 48-23-302, includes the survivor of a merger or conversion or the acquiring entity in a share exchange of that issuer;

(3) “Dissenter” means a shareholder who is entitled to dissent from corporate action under § 48-23-102 and who exercises that right when and in the manner required by part 2 of this chapter;

(4) “Fair value,” with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action;

(5) “Interest” means interest from the effective date of the corporate action that gave rise to the shareholder’s right to dissent until the date of payment, at the average auction rate paid on United States treasury bills with a maturity of six (6) months (or the closest maturity thereto) as of the auction date for such treasury bills closest to such effective date;

(6) “Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation; and

(7) “Shareholder” means the record shareholder or the beneficial shareholder.

48-23-102. Right to dissent.

(a) A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder’s shares in the event of, any of the following corporate actions:

(1) Consummation of a plan of merger to which the corporation is a party:

(A) If shareholder approval is required for the merger by § 48-21-104 or the charter and the shareholder is entitled to vote on the merger if the merger is submitted to a vote at a shareholders’ meeting or the shareholder is a nonconsenting shareholder under § 48-17-104(b) who would have been entitled to vote on the merger if the merger had been submitted to a vote at a shareholders’ meeting; or

(B) If the corporation is a subsidiary that is merged with its parent under § 48-21-105;

(2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan if the plan is submitted to a vote at a shareholders’ meeting or the shareholder is a nonconsenting shareholder under § 48-17-104(b) who would have been entitled to vote on the plan if the plan had been submitted to a vote at a shareholders’ meeting;

(3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange if the sale or exchange is submitted to a vote at a shareholders’ meeting or the shareholder is a nonconsenting shareholder under § 48-17-104(b) who would have been entitled to vote on the sale or exchange if the sale or exchange had been submitted to a vote at a shareholders’ meeting, including a sale of all, or substantially all, of the property of the corporation in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one (1) year after the date of sale;

(4) An amendment of the charter that materially and adversely affects rights in respect of a dissenter’s shares because it:

(A) Alters or abolishes a preferential right of the shares;

(B) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

(C) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

(D) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

(E) Reduces the number of shares owned by the shareholder to a fraction of a share, if the fractional share is to be acquired for cash under § 48-16-104;

(5) Any corporate action taken pursuant to a shareholder vote to the extent the charter, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares;

(6) Consummation of a conversion of the corporation to another entity pursuant to chapter 21 of this title; or

(7) In accordance with and to the extent provided in § 48-28-104(b), an amendment to the charter of a corporation as described in § 48-28-104(b)(1), or consummation of a merger or plan of share exchange as described in § 48-28-104(b)(2).

(b) A shareholder entitled to dissent and obtain payment for the shareholder’s shares under this chapter may not challenge the corporate action creating the shareholder’s entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

(c) Notwithstanding subsection (a), no shareholder may dissent as to any shares of a security which, as of the date of the effectuation of the transaction which would otherwise give rise to dissenters’ rights, is listed on an exchange registered under § 6 of the Securities Exchange Act of 1934, compiled in 15 U.S.C. § 78f, as amended, or is a “national market system security,” as defined in rules promulgated pursuant to the Securities Exchange Act of 1934, compiled in 15 U.S.C. § 78a, as amended.

Section 48-23-103 Dissent by nominees and beneficial owners.

(a) A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in the record shareholder’s name only if the record shareholder dissents with respect to all shares beneficially owned by any one (1) person and notifies the corporation in writing of the name and address of each person on whose behalf the record shareholder asserts dissenters’ rights. The rights of a partial dissenter under this subsection (a) are determined as if the shares as to which the partial dissenter dissents and the partial dissenter’s other shares were registered in the names of different shareholders.

(b) A beneficial shareholder may assert dissenters’ rights as to shares of any one (1) or more classes held on the beneficial shareholder’s behalf only if the beneficial shareholder:

(1) Submits to the corporation the record shareholder’s written consent to the dissent not later than the time the beneficial shareholder asserts dissenters’ rights; and

(2) Does so with respect to all shares of the same class of which the person is the beneficial shareholder or over which the person has power to direct the vote.

PART II — PROCEDURE FOR EXERCISE OF DISSENTERS’ RIGHTS

48-23-201. Notice of dissenters’ rights. (a) Where any corporate action specified in § 48-23-102(a) is to be submitted to a vote at a shareholders’ meeting, the meeting notice (including any meeting notice required under chapters 11-27 to be provided to nonvoting shareholders) must state that the corporation has concluded that the shareholders are, are not, or may be entitled to assert dissenters’ rights under this chapter. If the corporation concludes that dissenters’ rights are or may be available, a copy of this chapter must accompany the meeting notice sent to those record shareholders entitled to exercise dissenters’ rights.

(b) In a merger pursuant to § 48-21-105, the parent corporation must notify in writing all record shareholders of the subsidiary who are entitled to assert dissenters rights that the corporate action became effective. Such notice must be sent within ten (10) days after the corporate action became effective and include the materials described in § 48-23-203.

(c) Where any corporate action specified in § 48-23-102(a) is to be approved by written consent of the shareholders pursuant to § 48-17-104(a) or § 48-17-104(b):

(1) Written notice that dissenters’ rights are, are not, or may be available must be sent to each record shareholder from whom a consent is solicited at the time consent of such shareholder is first solicited and, if the corporation has concluded that dissenters’ rights are or may be available, must be accompanied by a copy of this chapter; and

(2) Written notice that dissenters’ rights are, are not, or may be available must be delivered together with the notice to nonconsenting and nonvoting shareholders required by § 48-17-104(e) and (f), may include the materials described in § 48-23-203 and, if the corporation has concluded that dissenters’ rights are or may be available, must be accompanied by a copy of this chapter.

(d) A corporation’s failure to give notice pursuant to this section will not invalidate the corporate action.

48-23-202. Notice of intent to demand payment. (a) If a corporate action specified in § 48-23-102(a) is submitted to a vote at a shareholders’ meeting, a shareholder who wishes to assert dissenters’ rights with respect to shares for which dissenters’ rights may be asserted under this chapter:

(1) Must deliver to the corporation, before the vote is taken, written notice of the shareholder’s intent to demand payment if the proposed action is effectuated; and

(2) Must not vote, or cause or permit to be voted, any such shares in favor of the proposed action.

(b) If a corporate action specified in § 48-23-102(a) is to be approved by less than unanimous written consent, a shareholder who wishes to assert dissenters’ rights with respect to shares for which dissenters’ rights may be asserted under this chapter must not sign a consent in favor of the proposed action with respect to such shares.

(c) A shareholder who fails to satisfy the requirements of subsection (a) or subsection (b) is not entitled to payment under this chapter.

48-23-203. Dissenters’ notice. (a) If a corporate action requiring dissenters’ rights under § 48-23-102(a) becomes effective, the corporation must send a written dissenters’ notice and form required by subdivision (b)(1) to all shareholders who satisfy the requirements of § 48-23-202(a) or § 48-23-202(b). In the case of a merger under § 48-21-105, the parent must deliver a dissenters’ notice and form to all record shareholders who may be entitled to assert dissenters’ rights.

(b) The dissenters’ notice must be delivered no earlier than the date the corporate action specified in § 48-23-102(a) became effective, and no later than (10) days after such date, and must:

(1) Supply a form that:

(A) Specifies the first date of any announcement to shareholders made prior to the date the corporate action became effective of the principal terms of the proposed corporate action;

(B) If such announcement was made, requires the shareholder asserting dissenters’ rights to certify whether beneficial ownership of those shares for which dissenters’ rights are asserted was acquired before that date; and

(C) Requires the shareholder asserting dissenters’ rights to certify that such shareholder did not vote for or consent to the transaction;

(2) State:

(A) Where the form must be sent and where certificates for certificated shares must be deposited and the date by which those certificates must be deposited, which date may not be earlier than the date for receiving the required form under subdivision (b)(2)(B);

(B) A date by which the corporation must receive the form, which date may not be fewer than forty (40) nor more than sixty (60) days after the date the subsection (a) dissenters’ notice is sent, and state that the shareholder shall have waived the right to demand payment with respect to the shares unless the form is received by the corporation by such specified date;

(C) The corporation’s estimate of the fair value of shares;

(D) That, if requested in writing, the corporation will provide, to the shareholder so requesting, within ten (10) days after the date specified in subdivision (b)(2)(B) the number of shareholders who return the forms by the specified date and the total number of shares owned by them; and

(E) [Deleted by 2015 amendment]

(3) Be accompanied by a copy of this chapter if the corporation has not previously sent a copy of this chapter to the shareholder pursuant to § 48-23-201.

48-23-204. Duty to demand payment. (a) A shareholder sent a dissenters’ notice described in § 48-23-203 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenters’ notice pursuant to § 48-23-203(b)(2), and deposit the shareholder’s certificates in accordance with the terms of the notice.

(b) The shareholder who demands payment and deposits the shareholder’s share certificates under subsection (a) retains all other rights of a shareholder until these rights are cancelled or modified by the effectuation of the proposed corporate action.

(c) A shareholder who does not demand payment or deposit the shareholder’s share certificates where required, each by the date set in the dissenters’ notice, is not entitled to payment for the shareholder’s shares under this chapter.

(d) A demand for payment filed by a shareholder may not be withdrawn unless the corporation with which it was filed, or the surviving corporation, consents thereto.

Section 48-23-205 Share restrictions. (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is effectuated or the restrictions released under § 48-23-207.

(b) The person for whom dissenters’ rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the effectuation of the proposed corporate action.

Section 48-23-206 Payment. (a) Except as provided in § 48-23-208, as soon as the proposed corporate action is effectuated, or upon receipt of a payment demand, whichever is later, the corporation shall pay each dissenter who complied with § 48-23-204 the amount the corporation estimates to be the fair value of each dissenter’s shares, plus accrued interest.

(b) The payment must be accompanied by:

(1) he corporation’s balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any;

(2) A statement of the corporation’s estimate of the fair value of the shares, which estimate shall equal or exceed the corporation’s estimate given pursuant to § 48-23-203(b)(2)(C);

(3) An explanation of how the interest was calculated;

(4) A statement of the dissenter’s right to demand payment under § 48-23-209; and

(5) A copy of this chapter if the corporation has not previously sent a copy of this chapter to the shareholder pursuant to § 48-23-201 or § 48-23-203.

Section 48-23-207 Failure to take action. (a) If the corporation does not effectuate the proposed action that gave rise to the dissenters’ rights within two (2) months after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(b) If, after returning deposited certificates and releasing transfer restrictions, the corporation effectuates the proposed action, it must send a new dissenters’ notice under § 48-23-203 and repeat the payment demand procedure.

Section 48-23-208 After-acquired shares. A corporation may elect to withhold payment required by § 48-23-206 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters’ notice as the date of the first announcement to news media or to shareholders of the principal terms of the proposed corporate action.

(b) To the extent the corporation elects to withhold payment under subsection (a), after effectuating the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter’s demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter’s right to demand payment under § 48-23-209.

Section 48-23-209 Procedure if shareholder dissatisfied with payment or offer. (a) dissenter may notify the corporation in writing of the dissenter’s own estimate of the fair value of the dissenter’s shares and amount of interest due, and demand payment of the dissenter’s estimate (less any payment under § 48-23-206), or reject the corporation’s offer under § 48-23-208 and demand payment of the fair value of the dissenter’s shares and interest due, if:

(1) The dissenter believes that the amount paid under § 48-23-206 or offered under § 48-23-208 is less than the fair value of the dissenter’s shares or that the interest due is incorrectly calculated;

(2) The corporation fails to make payment under § 48-23-206 within two (2) months after the date set for demanding payment; or

(3) The corporation, having failed to effectuate the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within two (2) months after the date set for demanding payment.

(b) A dissenter waives the dissenter’s right to demand payment under this section unless the dissenter notifies the corporation of the dissenter’s demand in writing under subsection (a) within one (1) month after the corporation made or offered payment for the dissenter’s shares.

PART III — JUDICIAL APPRAISAL OF SHARES

Section 48-23-301. Court Action. (a) If a demand for payment under § 48-23-209 remains unsettled, the corporation shall commence a proceeding within two (2) months after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the two-month period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(b) The corporation shall commence the proceeding in a court of record having equity jurisdiction in the county where the corporation’s principal office (or, if none in this state, its registered office) is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

(c) The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled, parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

(d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one (1) or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

(e) Each dissenter made a party to the proceeding is entitled to judgment:

(1) For the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus accrued interest, exceeds the amount paid by the corporation; or

(2) For the fair value, plus accrued interest, of the dissenter’s after-acquired shares for which the corporation elected to withhold payment under § 48-23-208.

Section 48-23-302. Court costs and counsel fees. (a) The court in an appraisal proceeding commenced under § 48-23-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under § 48-23-209.

(b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable against:

(1) The corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of part 2 of this chapter; or

(2) Either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

<End of Appendix B.>

APPENDIX C

Professional Bank Services, Incorporated Louisville, Nashville, Orlando Consultants to the Financial Industry	The 1000 Building 6200 Dutchman’s Lane, Suite 305 Louisville, Kentucky 40205 502 451-6633 502 451-6755 (FAX) 800-523-4778 www.probank.com pbs@probank.com
ProfessionalBankServices

December 12, 2015

Board of Directors

Civic Bank & Trust

3325 West End Avenue

Nashville, Tennessee 37203

Dear Members of the Board:

You have requested our opinion as investment bankers as to the fairness, from a financial perspective, to the common shareholders of Civic Bank & Trust, Nashville, Tennessee (“Civic”) of the proposed merger of Civic with Franklin Financial Network, Inc., Franklin, Tennessee (“Franklin Financial” or “FSB”) (the “Merger”). In the proposed Merger, Civic shareholders will receive approximately 970,000 shares (subject to adjustment based on FSB’s common stock price prior to closing). The terms of the transaction are further defined in the Agreement and Plan of Reorganization and Bank Merger by and between Civic Bank & Trust and Franklin Financial Network, Inc. and Franklin Synergy Bank (the “Agreement”).

Professional Bank Services, Inc. (“PBS”) is a bank consulting firm and as part of its investment banking business is continually engaged in reviewing the fairness, from a financial perspective, of bank acquisition transactions, and in the valuation of banks and other businesses and their securities in connection with mergers, acquisitions, estate settlements and other purposes.

For purposes of this opinion, PBS performed a review and analysis of the historic performance of Civic including:

•	December 31, 2014 audited annual report of Civic.

•	December 31, 2014 and June 30, 2015 Consolidated Reports of Condition and Income (“Call Reports”) of Civic.

•	Uniform Bank Performance Report for Civic as of June 30, 2015.

•	Civic’s budget and various internal asset quality, interest rate sensitivity, liquidity, deposit and loan portfolio reports.

We have reviewed and tabulated statistical data regarding the loan portfolio, securities portfolio and other performance ratios and statistics. Financial projections prepared by Civic were analyzed as well as other financial studies, analyses and investigations as deemed relevant for the purposes of this opinion. In review of the aforementioned information, we have taken into account our assessment of general market and financial conditions, our experience in other transactions, and our knowledge of the banking industry generally.

C-1

Board of Directors/Civic Bank & Trust

December 12, 2015

PBS performed a limited due diligence review of Franklin Financial and its banking subsidiary, Franklin Synergy Bank, Franklin, Tennessee. Various documents were reviewed during the week of November 30, 2015 by PBS personnel. Over the course of this limited due diligence review PBS personnel reviewed the documents shown in Exhibit 5. The broad categories of material reviewed included the following:

•	General Corporate Matters (including Charter, Bylaws, Press Releases, Board and certain committee minutes;

•	Financial information;

•	Board Packages;

•	Loan Policy and other policies; and

•	Various loan information.

We have not compiled or audited the financial statements of Civic or Franklin Financial, nor have we independently verified any of the information reviewed; we have relied upon such information as being complete and accurate in all material respects. We have not made independent evaluation of the assets of Civic or Franklin Financial.

PBS, its officers, and its staff have no present business interest in Civic. No benefits will accrue to PBS as a result of this review, other than the professional fees previously agreed to by Civic. PBS is independent of all parties to the contemplated transaction.

Fees paid to PBS for the preparation of this review are neither dependent nor contingent upon any transaction or upon the results of the review.

Based on the foregoing and all other factors deemed relevant, it is our opinion as investment bankers, that, as of the date hereof, the consideration proposed to be received by the shareholders of Civic under the Agreement is fair and equitable from a financial perspective.

Very truly yours,

Professional Bank Services, Inc.

C-2

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

The TBCA allows a Tennessee corporation’s charter to contain a provision eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its shareholders for monetary damages for breach of the director’s fiduciary duty as a director. Under the TBCA, a Tennessee business corporation may not eliminate or limit director monetary liability for (i) breaches of the director’s duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law; or (iii) unlawful distributions. This provision also may not limit a director’s liability for violation of, or otherwise relieve a corporation or its directors from the necessity of complying with, federal or state securities laws, or affect the availability of non-monetary remedies such as injunctive relief or rescission. FFN’s charter contains a provision stating that directors shall not be personally liable for monetary damage to the corporation or its shareholders for breach of fiduciary duty as a director, except to the extent required by the TBCA in effect from time to time.

The TBCA provides that a corporation may indemnify any of its directors, officers, employees and agents against liability incurred in connection with a proceeding if (a) such person acted in good faith; (b) in the case of conduct in an official capacity with the corporation, he reasonably believed such conduct was in the corporation’s best interests; (c) in all other cases, he reasonably believed that his conduct was at least not opposed to the best interests of the corporation; and (d) in connection with any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. The TBCA also provides that in connection with any proceeding charging improper personal benefit to an officer or director, no indemnification may be made if such officer or director is adjudged liable on the basis that such personal benefit was improperly received. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director or officer of a corporation, the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. The TBCA provides that a court of competent jurisdiction, unless the corporation’s charter provides otherwise, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, notwithstanding the fact that (a) such officer or director was adjudged liable to the corporation in a proceeding by or in the right of the corporation; (b) such officer or director was adjudged liable on the basis that personal benefit was improperly received by him; or (c) such officer or director breached his duty of care to the corporation.

Under FFN’s Bylaws, any person, his heirs, executors, administrators, successors and assigns may be indemnified or reimbursed by FFN for expenses actually incurred in connection with any action, claim, suit, or proceeding to which he or they shall be made a party or potential party by reason of his being or having been a director or officer, or director of officer of another corporation in which the corporation at such time owned or may own shares of stock or of which it was or may be a creditor, which he served at the request of FFN’s board of directors; provided, however, that no person shall be so indemnified in relation to any matter in such action, claim, suit, or proceeding as to which he shall finally be adjudged to have been liable for his own negligence or misconduct in the performance of his duties to FFN.

Under FFN’s Bylaws, the foregoing right of indemnification shall not be exclusive of other rights to which such person, his heirs, executors, administrators, successors or assigns may be entitled under any law, bylaw, agreement, vote of shareholders or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of FFN pursuant to the Bylaws, or otherwise, FFN has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

FFN carries standard directors’ and officers’ liability insurance covering its directors and officers.

Item 21. Exhibits and Financial Statement Schedules

(a) Exhibits

The exhibits to this registration statement are listed in the Exhibit Index to this registration statement immediately following the signature page hereto, which Exhibit Index is hereby incorporated by reference.

Item 22. Undertakings

The undersigned registrant hereby undertakes:

(A)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(D) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (C) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(E) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(F) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(G) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Franklin, State of Tennessee on February 12, 2016.

FRANKLIN FINANCIAL NETWORK, INC.

By:	/s/ Richard E. Herrington
Name:	Richard E. Herrington
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the persons whose signature appears below appoints and constitutes Richard E. Herrington and Sally P. Kimble, or either of them, his or her true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to the within registration statement (as well as any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, together with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission and such other agencies, offices and persons as may be required by applicable law, granting unto said attorneys-in-fact and agents, or either of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard E. Herrington Richard E. Herrington	Chairman, President & CEO (Principal Executive Officer)	February 12, 2016

/s/ Sally P. Kimble Sally P. Kimble	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 12, 2016

/s/ Jimmy E. Allen Jimmy E. Allen	Director	February 12, 2016

/s/ Henry W. Brockman, Jr. Henry W. Brockman, Jr.	Director	February 12, 2016

/s/ James W. Cross, IV James W. Cross, IV	Director	February 12, 2016

/s/ David H. Kemp David H. Kemp	Director	February 12, 2016

Signature	Title	Date

/s/ Lee M. Moss Lee M. Moss	Director	February 12, 2016

/s/ Paul M. Pratt, Jr. Paul M. Pratt, Jr.	Director	February 12, 2016

/s/ Pamela J. Stephens Pamela J. Stephens	Director	February 12, 2016

/s/ Melody J. Sullivan Melody J. Sullivan	Director	February 12, 2016

/s/ Gregory E. Waldron Gregory E. Waldron	Director	February 12, 2016

/s/ Benjamin Wynd Benjamin Wynd	Director	February 12, 2016

Exhibit Index

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Reorganization and Bank Merger, dated as of December 14, 2015 among Franklin Financial Network, Inc., Franklin Synergy Bank and Civic Bank & Trust (incorporated herein by reference to Exhibit 2.1 Form 8-K filed with the Securities and Exchange Commission on December 14, 2015).*

3.1	Charter of Franklin Financial Network, Inc. (incorporated herein by reference to Exhibit 3.1 to Form S-4 (File No. 14614745) filed with the Securities and Exchange Commission on February 14, 2014).

3.2	Articles of Amendment to the Charter of Franklin Financial Network, Inc., dated November 15, 2007 (incorporated herein by reference to Exhibit 3.2 to Form S-4 (File No. 14614745) filed with the Securities and Exchange Commission on February 14, 2014).

3.3	Articles of Amendment to the Charter of Franklin Financial Network, Inc., dated June 17, 2010 (incorporated herein by reference to Exhibit 3.3 to Form S-4 (File No. 14614745) filed with the Securities and Exchange Commission on February 14, 2014).

3.4	Articles of Amendment to the Charter of Franklin Financial Network, Inc., dated September 27, 2011 (incorporated herein by reference to Exhibit 3.4 to Form S-4 (File No. 14614745) filed with the Securities and Exchange Commission on February 14, 2014).

3.5	Articles of Amendment to the Charter Designating Senior Non-Cumulative Perpetual Preferred Stock, Series A of Franklin Financial Network, Inc., dated September 27, 2011 (incorporated herein by reference to Exhibit 3.5 to Form S-4 (File No. 14614745) filed with the Securities and Exchange Commission on February 14, 2014).

3.6	Articles of Amendment to the Charter of Franklin Financial Network, Inc., dated March 10, 2015 (incorporated herein by reference to Exhibit 3.6 to Form 10-K (File No. 333-193951) filed with the Securities and Exchange Commission on March 11, 2015).

3.7	Amended and Restated Bylaws of Franklin Financial Network, Inc. (incorporated herein by reference to Exhibit 3.7 to Form 10-K (File No. 333-193951) filed with the Securities and Exchange Commission on March 11, 2015).

4.1	Specimen Stock Certificate of Franklin Financial Network, Inc. (incorporated herein by reference to Exhibit 4.1 to Form S-4 (File No. 14614745) filed with the Securities and Exchange Commission on February 14, 2014).

4.2	See Exhibits 3.1 through 3.4 and 3.6 through 3.7 for provisions of the Charter, as amended, and Amended and Restated Bylaws defining rights of holders of the Registrant’s Common Stock.

5.1**	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC regarding the validity of the securities being registered.

8.1**	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC regarding material federal income tax consequences relating to the merger.

10.1	Retail Lease Agreement, dated as of December 21, 2011 by and between Westhaven Town Center Fund I, LLC and Franklin Synergy Bank (incorporated herein by reference to Exhibit 10.1 to Form S-4 (File No. 14614745) filed with the Securities and Exchange Commission on February 14, 2014).

10.2	Triple Net Office Lease Agreement, dated as of June 12, 2012 by and between Berry Farms Real Estate Partners, LLC and Franklin Synergy Bank (incorporated herein by reference to Exhibit 10.2 to Form S-4 (File No. 14614745) filed with the Securities and Exchange Commission on February 14, 2014).

Exhibit No.	Description of Exhibit

10.3	Lease Agreement, dated as of December 12, 2012 by and between First Farmers and Merchants Bank and Franklin Synergy Bank (incorporated herein by reference to Exhibit 10.3 to Form S-4 (File No. 14614745) filed with the Securities and Exchange Commission on February 14, 2014).

10.4	Office Lease Agreement, dated as of May 11, 2007 by and between PCC Investments II, LLC and Franklin Financial Network, Inc. (Aspen Brook Village Suites 201, 202 and 203) (incorporated herein by reference to Exhibit 10.4 to Form S-4 (File No. 14614745) filed with the Securities and Exchange Commission on February 14, 2014).

10.5	Triple Net Office Lease Agreement, dated as of May 4, 2010 by and between Columbia Avenue Partners, LLC and Franklin Synergy Bank (incorporated herein by reference to Exhibit 10.5 to Form S-4 (File No. 14614745) filed with the Securities and Exchange Commission on February 14, 2014).

10.6	Lease, dated as of May 21, 2012 by and between CHHM Properties and Franklin Synergy Bank (incorporated herein by reference to Exhibit 10.6 to Form S-4 (File No. 14614745) filed with the Securities and Exchange Commission on February 14, 2014).

10.7	Lease Agreement, effective October 8, 2008 by and between UCM/ProVenture-Synergy Business Park, LLC and Franklin Synergy Bank (incorporated herein by reference to Exhibit 10.12 to Form S-4 (File No. 14614745) filed with the Securities and Exchange Commission on February 14, 2014).

10.8	Lease Amendment No. 1, dated as of June 11, 2013 by and between Mooreland Investors, LP, successor in interest to UCM/ProVenture-Synergy Business Park, LLC, and Franklin Synergy Bank (incorporated herein by reference to Exhibit 10.13 to Form S-4 (File No. 14614745) filed with the Securities and Exchange Commission on February 14, 2014).

10.9	Office Lease Agreement, dated as of May 11, 2007 by and between PCC Investments II, LLC and Franklin Financial Network, Inc. (Aspen Brook Village Suites 106, 107 and 108) (incorporated herein by reference to Exhibit 10.14 to Form S-4 (File No. 14614745) filed with the Securities and Exchange Commission on February 14, 2014).

10.10	Lease dated as of April 20, 2010 by and between Edwin B. Raskin Company, as agent for SIG, LLC, and Franklin Synergy Bank (incorporated herein by reference to Exhibit 10.15 to Form S-4 (File No. 14614745) filed with the Securities and Exchange Commission on February 14, 2014).

10.11***	Form of Franklin Financial Network, Inc.’s Organizers’ Warrant Agreement (incorporated herein by reference to Exhibit 10.16 to Form S-4 (File No. 14614745) filed with the Securities and Exchange Commission on February 14, 2014).

10.12***	Form of Franklin Financial Network, Inc. Award Agreement for Non-Qualified Stock Options (incorporated herein by reference to Exhibit 10.49 to Form S-4/A (File No. 14795094) filed with the Securities and Exchange Commission on April 29, 2014).

10.13***	Form of Franklin Financial Network, Inc. Award Agreement for Restricted Stock (incorporated herein by reference to Exhibit 10.50 to Form S-4/A (File No. 14795094) filed with the Securities and Exchange Commission on April 29, 2014).

10.14***	Form of Franklin Financial Network, Inc. Award Agreement for Incentive Stock Options (incorporated herein by reference to Exhibit 10.51 to Form S-4/A (File No. 14795094) filed with the Securities and Exchange Commission on April 29, 2014).

10.15***	Employment Agreement, dated as of January 29, 2014 by and between Franklin Synergy Bank and Richard E. Herrington (incorporated herein by reference to Exhibit 10.17 to Form S-4 (File No. 14614745) filed with the Securities and Exchange Commission on February 14, 2014).

Exhibit No.	Description of Exhibit

10.16***	Employment Agreement, dated as of January 29, 2014 by and between Franklin Synergy Bank and Kevin A. Herrington (incorporated herein by reference to Exhibit 10.18 to Form S-4 (File No. 14614745) filed with the Securities and Exchange Commission on February 14, 2014).

10.17***	Employment Agreement, dated as of January 29, 2014 by and between Franklin Synergy Bank and Sally E. Bowers (incorporated herein by reference to Exhibit 10.19 to Form S-4 (File No. 14614745) filed with the Securities and Exchange Commission on February 14, 2014).

10.18***	Employment Agreement, dated as of January 29, 2014 by and Franklin Synergy Bank and Ashley P. Hill, III (incorporated herein by reference to Exhibit 10.20 to Form S-4 (File No. 14614745) filed with the Securities and Exchange Commission on February 14, 2014).

10.19***	Employment Agreement, dated as of January 29, 2014 by and between Franklin Synergy Bank and J. Myers Jones, III (incorporated herein by reference to Exhibit 10.21 to Form S-4 (File No. 14614745) filed with the Securities and Exchange Commission on February 14, 2014).

10.20***	Employment Agreement, dated as of January 29, 2014 by and between Franklin Synergy Bank and David J. McDaniel (incorporated herein by reference to Exhibit 10.22 to Form S-4 (File No. 14614745) filed with the Securities and Exchange Commission on February 14, 2014).

10.21***	Employment Agreement dated as of January 29, 2014 by and between Franklin Synergy Bank and Sally P. Kimble (incorporated herein by reference to Exhibit 10.23 to Form S-4 (File No. 14614745) filed with the Securities and Exchange Commission on February 14, 2014).

10.22***	Confidentiality, Non-Competition Agreement and Non-Solicitation Agreement, dated as of January 29, 2014 by and between Franklin Synergy Bank and Richard E. Herrington (incorporated herein by reference to Exhibit 10.24 to Form S-4 (File No. 14614745) filed with the Securities and Exchange Commission on February 14, 2014).

10.23***	Confidentiality, Non-Competition Agreement and Non-Solicitation Agreement, dated as of January 29, 2014 by and between Franklin Synergy Bank and Kevin A. Herrington (incorporated herein by reference to Exhibit 10.25 to Form S-4 (File No. 14614745) filed with the Securities and Exchange Commission on February 14, 2014).

10.24***	Confidentiality, Non-Competition Agreement and Non-Solicitation Agreement, dated as of January 29, 2014 by and between Franklin Synergy Bank and Sally E. Bowers (incorporated herein by reference to Exhibit 10.26 to Form S-4 (File No. 14614745) filed with the Securities and Exchange Commission on February 14, 2014).

10.25***	Confidentiality, Non-Competition Agreement and Non-Solicitation Agreement, dated as of January 29, 2014 by and Franklin Synergy Bank and Ashley P. Hill, III (incorporated herein by reference to Exhibit 10.27 to Form S-4 (File No. 14614745) filed with the Securities and Exchange Commission on February 14, 2014).

10.26***	Confidentiality, Non-Competition Agreement and Non-Solicitation Agreement, dated as of January 29, 2014 by and between Franklin Synergy Bank and J. Myers Jones, III (incorporated herein by reference to Exhibit 10.28 to Form S-4 (File No. 14614745) filed with the Securities and Exchange Commission on February 14, 2014).

10.27***	Confidentiality, Non-Competition Agreement and Non-Solicitation Agreement, dated as of January 29, 2014 by and between Franklin Synergy Bank and David J. McDaniel (incorporated herein by reference to Exhibit 10.29 to Form S-4 (File No. 14614745) filed with the Securities and Exchange Commission on February 14, 2014).

10.28***	Confidentiality, Non-Competition Agreement and Non-Solicitation Agreement, dated as of January 29, 2014 by and between Franklin Synergy Bank and Sally P. Kimble (incorporated herein by reference to Exhibit 10.30 to Form S-4 (File No. 14614745) filed with the Securities and Exchange Commission on February 14, 2014).

Exhibit No.	Description of Exhibit

10.29***	Form of Lee M. Moss Employment Agreement (incorporated herein by reference to Exhibit 10.34 to Form S-4 (File No. 14614745) filed with the Securities and Exchange Commission on February 14, 2014).

10.30***	Form of Lee M. Moss Confidentiality, Non-Competition Agreement and Non-Solicitation Agreement (incorporated herein by reference to Exhibit 10.35 to Form S-4 (File No. 14614745) filed with the Securities and Exchange Commission on February 14, 2014).

10.31***	Form of Lee M. Moss Retention Agreement (incorporated herein by reference to Exhibit 10.36 to Form S-4 (File No. 14614745) filed with the Securities and Exchange Commission on February 14, 2014).

10.32***	Form of Kevin D. Busbey Employment Agreement (incorporated herein by reference to Exhibit 10.37 to Form S-4 (File No. 14614745) filed with the Securities and Exchange Commission on February 14, 2014).

10.33***	Form of Kevin D. Busbey Confidentiality, Non-Competition Agreement and Non-Solicitation Agreement (incorporated herein by reference to Exhibit 10.38 to Form S-4 (File No. 14614745) filed with the Securities and Exchange Commission on February 14, 2014).

10.34***	Form of Kevin D. Busbey Retention Agreement (incorporated herein by reference to Exhibit 10.39 to Form S-4 (File No. 14614745) filed with the Securities and Exchange Commission on February 14, 2014).

10.35***	Form of Dallas G. Caudle Employment Agreement (incorporated herein by reference to Exhibit 10.40 to Form S-4 (File No. 14614745) filed with the Securities and Exchange Commission on February 14, 2014).

10.36***	Form of Dallas G. Caudle Confidentiality, Non-Competition Agreement and Non-Solicitation Agreement (incorporated herein by reference to Exhibit 10.41 to Form S-4 (File No. 14614745) filed with the Securities and Exchange Commission on February 14, 2014).

10.37***	Form of Dallas G. Caudle Retention Agreement (incorporated herein by reference to Exhibit 10.42 to Form S-4 (File No. 14614745) filed with the Securities and Exchange Commission on February 14, 2014).

10.38***	Form of D. Edwin Jernigan, Jr. Retention Agreement (incorporated herein by reference to Exhibit 10.43 to Form S-4 (File No. 14614745) filed with the Securities and Exchange Commission on February 14, 2014).

10.39***	Form of D. Edwin Jernigan, Jr. Stock Option Award Agreement (incorporated herein by reference to Exhibit 10.44 to Form S-4 (File No. 14614745) filed with the Securities and Exchange Commission on February 14, 2014).

10.40***	Franklin Financial Network, Inc. 2007 Omnibus Equity Incentive Plan (incorporated herein by reference to Exhibit 10.1 to Form S-8 (File No. 333-207641) filed with the Securities and Exchange Commission on October 28, 2015).

10.41	Form of Split Dollar Life Insurance Agreement (incorporated herein by reference to Exhibit 10.48 to Form S-4 (File No. 14614745) filed with the Securities and Exchange Commission on February 14, 2014).

10.42	Contract for Sale of Real Estate, dated as of December 5, 2014, by and between Franklin Synergy Bank and Murfreesboro Branches, LLC (incorporated herein by reference to Exhibit 10.1 to Form 8-K (File No. 333-193951) filed with the Securities and Exchange Commission on December 11, 2014).

Exhibit No.	Description of Exhibit

10.43	Triple Net Office Lease Agreement, dated as of December 5, 2014 by and between Murfreesboro Branches, LLC and Franklin Synergy Bank (incorporated herein by reference to Exhibit 10.2 to Form 8-K (File No. 333-193951) filed with the Securities and Exchange Commission on December 11, 2014).

10.44	Triple Net Office Lease Agreement, dated as of December 5, 2014 by and between Murfreesboro Branches, LLC and Franklin Synergy Bank (incorporated herein by reference to Exhibit 10.3 to Form 8-K (File No. 333-193951) filed with the Securities and Exchange Commission on December 11, 2014).

10.45	Triple Net Office Lease Agreement, dated as of December 5, 2014 by and between Murfreesboro Branches, LLC and Franklin Synergy Bank (incorporated herein by reference to Exhibit 10.4 to Form 8-K (File No. 333-193951) filed with the Securities and Exchange Commission on December 11, 2014).

10.46	Asset Purchase and Sale Agreement, by and between BCG Consulting, LLC, Banc Compliance Group, Inc. and Franklin Financial Network, Inc. (incorporated by reference to Exhibit 10.1 to Form 8-K (File No. 333-193951) filed with the Securities and Exchange Commission on January 2, 2015).

10.47	Triple Net Office Lease Agreement, dated as of February 19, 2015, by and between Murfreesboro Branches, LLC and Franklin Synergy Bank, for the property located at 2610 Old Fort Parkway, Murfreesboro, Tennessee (incorporated herein by reference to Exhibit 10.1 to Form 8-K (File No. 333-193951) filed with the Securities and Exchange Commission on February 25, 2015).

10.48	Triple Net Office Lease Agreement, dated as of February 19, 2015, by and between Murfreesboro Branches, LLC and Franklin Synergy Bank, for the property located at 724 President Place, Smyrna, Tennessee (incorporated herein by reference to Exhibit 10.2 to Form 8-K (File No. 333-193951) filed with the Securities and Exchange Commission on February 25, 2015).

10.49	Triple Net Office Lease Agreement, dated as of February 19, 2015, by and between Murfreesboro Branches, LLC and Franklin Synergy Bank, for the property located at 2782 South Church Street, Murfreesboro, Tennessee (incorporated herein by reference to Exhibit 10.3 to Form 8-K (File No. 333-193951) filed with the Securities and Exchange Commission on February 25, 2015).

10.50	Triple Net Office Lease Agreement, by and between Columbia Avenue Partners, LLC and Franklin Synergy Bank (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on June 12, 2015).

10.51	Lease Agreement, by and between The Grandview Eight, L.L.C. and Franklin Synergy Bank (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on July 29, 2015).

10.52	Standard Form of Agreement Between Owner and Contractor, by and between Franklin Synergy Bank and Century Skanska (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on September 29, 2015).

10.53	Standard Form of Agreement Between Owner and Contractor, by and between Franklin Synergy Bank and Century Skanska (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities Exchange Commission on October 13, 2015).

10.54	Amendment to Contract (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 13, 2015).

10.55**	Form of Change of Control Agreement for Sarah Meyerrose, Richard Bobo and Terry Howell

Exhibit No.	Description of Exhibit

21.1**	Subsidiaries of the Registrant

23.1**	Consent of Crowe Horwath LLP

23.2**	Consent of Maggart & Associates, P.C.

23.3	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC (included as part of Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to this registration statement).

99.1**	Form of Civic Bank & Trust Proxy Card for Holders of Common Stock.

99.2**	Opinion of Professional Bank Services, Inc. (attached as Appendix C to the proxy statement/prospectus which is part of this registration statement).

99.3**	Consent of Professional Bank Services, Inc.

99.4**	Consent of Dr. Anil Patel to Serve as a Director

*	Schedules and other similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules and attachments upon request by the SEC.
**	Filed herewith.
***	Management compensatory plan or arrangement.